Filed Pursuant to Rule 424(b)(3)
Registration No. 333-290665
333-290665-01

BofA Finance LLC

Warrants, Series B

Fully and Unconditionally Guaranteed by Bank of America Corporation

BofA Finance LLC, a direct, wholly-owned finance subsidiary of Bank of America Corporation, may offer and sell from time to time, in one or more series, its securities referred to as Warrants, Series B, (the “Warrants”) using this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus describe general information relating to the Warrants and the manner in which they may be offered and certain terms and provisions that may apply to Warrants of a series. Specific terms and provisions of the Warrants will be determined in connection with the offer and sale thereof and will be described in a separate “pricing supplement” related to such Warrants and also may be described in one or more other applicable prospectus supplements referenced in such pricing supplement.

The Warrants will be issued under the warrant agreement described in this prospectus supplement and the accompanying prospectus. Unless otherwise specified in the applicable pricing supplement, the Warrants will be denominated, and the payment, if any, with respect to the Warrants will be made, in U.S. dollars. Bank of America will fully and unconditionally guarantee all payment obligations of BofA Finance under the Warrants as described in the accompanying prospectus.

BofA Finance may sell the Warrants to one or more of the Selling Agents for the Warrants, named or appointed under the distribution agreement relating to the Warrants, as principal for resale at varying or fixed offering prices or through the Selling Agents as agents using their best efforts on behalf of BofA Finance. BofA Finance also may sell the Warrants directly to investors. See “Supplemental Plan of Distribution (Conflicts of Interest)” herein.

BofA Finance may use this prospectus supplement and the accompanying prospectus, together with the applicable pricing supplement, in the initial sale of any Warrants. In addition, BofA Securities, Inc. (“BofAS”), or any other broker-dealer affiliates of BofA Finance, may use this prospectus supplement and the accompanying prospectus, together with the applicable pricing supplement in market-making transactions in Warrants after their initial sale. Unless BofA Finance or one of the Selling Agents informs you otherwise in the confirmation of sale, this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

Unless otherwise specified in the applicable pricing supplement, the Warrants will not be listed or quoted on any securities exchange or quotation system.

Investing in the Warrants is highly risky. See “Risk Factors” beginning on page S-11 of this prospectus supplement and “Risk Factors” beginning on page 7 of the accompanying prospectus, as well as applicable risk factors incorporated by reference in the accompanying prospectus from time to time, for a discussion of certain risks that should be considered in connection with an investment in the Warrants. Risks of investing in the Warrants of a series also may be discussed in the applicable pricing supplement.

The Warrants are unsecured and unsubordinated obligations of BofA Finance LLC and the related guarantees are unsecured and unsubordinated obligations of Bank of America Corporation. The Warrants are not savings accounts, deposits or other obligations of a bank. The Warrants are not guaranteed by Bank of America, N.A. or any other bank, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks, including possible loss of your entire investment.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of the Warrants nor passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Securities

Prospectus Supplement to Prospectus dated December 8, 2025

December 8, 2025

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We have registered the offer and sale of our securities, referred to as Warrants, Series B, and the related guarantee of our payment obligations thereunder by Bank of America, with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3, Registration No. 333-290665-01.

This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, relate to and will be used in connection with the offer and sale of the Warrants from time to time, and describe general information relating to the Warrants, the manner in which Warrants may be offered and sold and certain terms and provisions that may apply to the Warrants. This prospectus supplement supplements the description of our warrants that may be issued under the Warrant Agreement (as defined below), including the Warrants, in the accompanying prospectus. If the information in this prospectus supplement modifies, differs from or conflicts or is inconsistent with the information in the accompanying prospectus, the information in this prospectus supplement will govern and control.

In connection with each offering of Warrants, we will issue a separate “pricing supplement” that will describe specific terms and provisions of the Warrants being offered and also may describe additional information regarding the Warrants and the offering. For certain series of warrants, such supplement may be referred to as a “term sheet” rather than a pricing supplement. As used herein, with respect to any such series, the term “pricing supplement” also refers any such “term sheet.” A pricing supplement may reference other prospectus supplements that we may issue from time to time, applicable to the offering of Warrants to which the pricing supplement relates, which may be referred to as “product supplements” or “index supplements” or may be otherwise titled. Any such other supplements may contain additional terms of the offering and specific terms and provisions of the Warrants being offered, and other relevant information. Any such pricing supplement or other supplements referenced therein will be filed with the SEC pursuant to Rule 424(b) under the Securities Act. Each of these documents can be detailed and, as applicable, you should be read these documents carefully before investing in the Warrants.

Any such pricing supplement or other supplements referenced therein may add to, update, or change information in this prospectus supplement or the accompanying prospectus. In the event the information in a pricing supplement relating to a series of Warrants modifies, differs from or conflicts or is inconsistent with the information in any other supplement referenced therein or in this prospectus supplement or the accompanying prospectus, including with respect to terms and provisions of such Warrants, such pricing supplement will govern and control. In addition, in the event any information in any such other supplement modifies, differs from or conflicts or is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in such other supplement will govern and control as provided therein, unless otherwise provided in the applicable pricing supplement.

References in this prospectus supplement to “applicable pricing supplement,” in relation to a particular series of Warrants, mean the “pricing supplement” applicable to such Warrants and any other prospectus supplement referenced in such pricing supplement (other than this prospectus supplement).

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy the Warrants in any jurisdiction in which that offer or solicitation is unlawful. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Warrants may be restricted by law in some jurisdictions. If you have received this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the distribution of this prospectus supplement and the accompanying prospectus and the offering of the Warrants outside of the United States. See “Supplemental Plan of Distribution (Conflicts of Interest)—Selling Restrictions.”

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Warrants in any Member State of the European Economic Area (the “EEA”) (each, a “Relevant Member State”) will be made under an exemption under Regulation (EU) No. 2017/1129 (as amended, the “EU Prospectus Regulation”), from the requirement to publish a prospectus for offers of Warrants. Accordingly, any person making or intending to make an offer in that Relevant Member State of any Warrants which are contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the Selling Agents to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation, in each case, in relation to such offer. Neither we nor the Selling Agents have authorized, and neither we nor they authorize, the making of any offer of Warrants in circumstances in which an obligation arises for us or any Selling Agent to publish or supplement a prospectus for the purposes of the EU Prospectus Regulation in relation to such offer. Neither this prospectus supplement nor the accompanying prospectus constitutes an approved prospectus for the purposes of the EU Prospectus Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Warrants in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Warrants. Accordingly, any person making or intending to make an offer in the United Kingdom of Warrants which are the subject of this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the Selling Agents to publish a prospectus pursuant to section 85 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither we nor the Selling Agents have authorized, and neither we nor they authorize, the making of any offer of Warrants in circumstances in which an obligation arises for us or any of the Selling Agents to publish or supplement a prospectus for the purposes of the UK Prospectus Regulation in relation to such offer. Neither this prospectus supplement nor the accompanying prospectus constitutes an approved prospectus for the purposes of the UK Prospectus Regulation. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act of 2018 (as amended, the “EUWA”) and the regulations made under the EUWA.

This prospectus supplement and the accompanying prospectus are only for distribution to and directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”) and high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other person to whom it can otherwise be lawfully distributed (all such persons together being referred to as “Relevant Persons”). Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with Relevant Persons, and any person who is not a Relevant Person should not rely on them.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Warrants are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Warrants or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Warrants or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

PROHIBITION OF SALES TO UK RETAIL INVESTORS — The Warrants are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Warrants or otherwise making them available to retail investors in the UK, has been prepared and therefore offering or selling the Warrants or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notification under Section 309B(1) of the Securities and Futures Act 2001 (the “SFA”) — Unless otherwise stated in the applicable pricing supplement in respect of any Warrants, all Warrants issued or to be issued using this prospectus supplement and the accompanying prospectus are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (the “MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Neither we nor Bank of America are licensed as a bank or a credit institution in the United States or any other jurisdiction, and, under applicable U.S. laws, neither we nor Bank of America are required to be so licensed in order to issue any Warrants.

INVESTORS SHOULD NOTE THAT NEITHER BOFA FINANCE NOR BANK OF AMERICA IS LICENSED TO OPERATE AS A BANK IN ITALY.

*****************************************

Any term that is used, but not defined, in this prospectus supplement that we use and define in the accompanying prospectus has the meaning set forth in the accompanying prospectus. Capitalized or other defined terms used and defined in this prospectus supplement are sometimes defined after their first use without a reference such as “defined in this prospectus supplement.”

Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus supplement to “Bank of America” are to Bank of America Corporation, excluding any of its subsidiaries. Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus supplement to “BofA Finance,” “we,” “us,” “our,” or similar references are to BofA Finance LLC, and not to any of its affiliates, including Bank of America.

When we refer to “you” or “investors” in this prospectus supplement, we mean those who invest in the Warrants being offered by this prospectus supplement, whether they are the registered holders or indirect or beneficial owners of those Warrants. When we refer to “your Warrants” in this prospectus supplement, we mean the Warrants in which an investor will hold a direct or indirect or beneficial interest.

SUMMARY

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this prospectus supplement and the accompanying prospectus, as well as the applicable pricing supplement. None of us, Bank of America or any Selling Agent has authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the prospectus and the applicable pricing supplement. None of us, Bank of America or any Selling Agent takes any responsibility for, or can provide assurance as to the reliability of, any other information that others may give you.

General:	The Warrants will be unsecured contractual obligations of BofA Finance and will rank equally in right of payment with all of its other unsecured contractual obligations and with its unsecured and unsubordinated debt. Our payment obligations under the Warrants will be fully and unconditionally guaranteed by Bank of America. Bank of America’s guarantee of the Warrants will be its unsecured senior obligation and will rank equally in right of payment with all of its other unsecured and unsubordinated obligations from time to time outstanding. Any payment due on the Warrants is subject to the credit risk of BofA Finance LLC, as issuer of the Warrants, and the credit risk of Bank of America Corporation, as guarantor of the Warrants.

Cash Settlement:	The Warrants will be cash settled only.

Automatic Exercise:	Unless otherwise specified in the applicable pricing supplement, the Warrants will be European-style, which means that they will be automatically exercised on the Expiration Date if the conditions specified in the applicable pricing supplement for such exercise are satisfied (including, without limitation, that the Cash Settlement Amount, if any, is greater than zero). If such conditions are not satisfied, the Warrants will expire worthless. The Warrants may not be exercised by either you or us prior to the applicable Expiration Date.

Cash Settlement Amount:	The Cash Settlement Amount, if any, upon exercise of the Warrants (if the Warrants are exercised) may depend on the performance of:

•	an equity index (each, an “Index” and collectively, the “Indices”);

•	an exchange-traded funds (each, an “ETF” and collectively, the “ETFs”);

•	the common equity securities or American Depositary Receipts (“ADRs”) of a company other than us or our affiliates (each, an “Underlying Stock” and collectively, the “Underlying Stocks”);

•	any other market measure as described in the applicable pricing supplement; or

•	any combination of the foregoing,

as specified in the applicable pricing supplement.

In this prospectus supplement, we sometimes refer to the Indices, ETFs and Underlying Stocks to which your Warrants may be linked collectively as the “Underlyings” and individually as an “Underlying.” The index underlying a Fund is sometimes referred to as an “Underlying Index.” We refer to the issuer of an Underlying Stock as the “Underlying Company.”

In addition, if the Warrants are linked to a weighted basket (a “Basket”) composed of two or more Underlyings, each Index, ETF or Underlying Stock included in such Basket may be referred to as a “Basket Component.” References to “Underlying” in this prospectus supplement includes any Basket Components. The Warrants may also be linked to the worst performing or best performing of two or more Underlyings, as described in the applicable pricing supplement.

The particular payment terms of the Warrants will be set forth in the applicable pricing supplement. You should carefully read the applicable pricing supplement to understand the payment terms of the Warrants.

Types of Warrants:	We may offer “Call Warrants,” “Put Warrants” or any other type of warrant as described in the applicable pricing supplement.

•

Call Warrants will provide for a payment upon exercise if the Closing Value of the applicable Underlying(s) on the Calculation Day(s) is greater than the specified Strike Value, subject to the specific terms set forth in the applicable pricing supplement.

•

Put Warrants will provide for a payment upon exercise if the Closing Value of the applicable Underlying(s) on the Calculation Day(s) is less than the specified Strike Value, subject to the specific terms set forth in the applicable pricing supplement.

The Warrants are subject to a high risk of loss. Call Warrants will expire worthless and you will lose your entire investment if the Closing Value of the applicable Underlying(s) on the Calculation Day(s) is equal to or less than the specified Strike Value. Put Warrants will expire worthless and you will lose your entire investment if the Closing Value of the applicable Underlying(s) on the Calculation Day(s) is equal to or greater than the specified Strike Value. Even if you do receive a payment upon exercise of your Warrants, you will incur a loss on your investment in the Warrants if the value of the payment you receive is not at least equal to the Warrant Premium you pay to purchase the Warrants.

Warrant Premium:	We refer to the issue price of the Warrants as the “Warrant Premium.” The Warrant Premium will be specified in the applicable pricing supplement.

Pricing Date:	We refer to the date on which a particular issuance of Warrants is priced for initial sale to the public as the “Pricing Date.” The Pricing Date will be specified in the applicable pricing supplement.

Expiration Date:	We refer to the date on which the Warrants will expire as the “Expiration Date.” The Expiration Date will be specified in the applicable pricing supplement.

Calculation Day(s):	We refer to each date on which the value of any Underlying is to be referenced in the determination of any payment on the Warrants as a “Calculation Day.” If there is a single Calculation Day for the Warrants, references to the “Final Calculation Day” herein mean such Calculation Day.

The Calculation Day(s) will be specified in the applicable pricing supplement and will be subject to postponement in the event of Market Disruption Events or non-Trading Days (each as defined below). The applicable pricing supplement may specify that the Expiration Date is a Calculation Day.

Cash Settlement Date:	We refer to the date on which the amount payable upon exercise of the Warrants, if any, will be payable as the “Cash Settlement Date.” The Cash Settlement Date will be specified in the applicable pricing supplement.

Strike Value:	A percentage of the starting value of the Underlying(s), as specified in the applicable pricing supplement.

Closing Value:	When we refer to the “Closing Value” of an Underlying herein we mean, on any date of determination, (i) with respect to an Index, its Closing Level on that day and (ii) with respect to an ETF or an Underlying Stock, its Closing Market Price (as defined herein) on that day.

Calculation Agent:	The Calculation Agent will make all determinations associated with the Warrants. Unless otherwise set forth in the applicable pricing supplement, we will appoint our affiliate, BofAS, or one of our other affiliates, to act as Calculation Agent for the Warrants. See “Description of the Warrants—Role of the Calculation Agent.”

Selling Agents:

Unless otherwise provided, one or more of our affiliates, including BofAS, will act as our Selling Agent(s) in connection with each offering of the Warrants and will receive a commission or an underwriting discount based on the amount of Warrants sold. None of the Selling Agents is your fiduciary or advisor solely as a result of the making of any offering of the Warrants, and you should not rely upon this prospectus supplement, the applicable pricing supplement, or the accompanying prospectus as investment advice or a recommendation to purchase the Warrants.

Listing:	Unless otherwise specified in the applicable pricing supplement, the Warrants will not be listed on a securities exchange or quotation system.

ERISA Considerations:	See “ERISA Considerations” herein and beginning on page 98 of the accompanying prospectus.

Material Tax Consequences:	For a discussion of material U.S. federal income tax consequences of the ownership and disposition of the Warrants, see “U.S. Federal Income Tax Considerations.”

RISK FACTOR SUMMARY

Your investment in the Warrants will involve certain risks. Set forth below is a summary of risks associated with an investment in the Warrants that are discussed in this prospectus supplement under “Risk Factors” below.

Risks Relating to all Warrants

•	The Warrants are highly risky, and you may lose all of your investment in the Warrants.

•	The Warrants are suitable only for investors with an options-approved account.

•	The value of the Warrants will decline over time, holding other factors constant.

•	The Warrants are non-standardized options.

•	The Warrants will be automatically exercised, if at all, only on the Expiration Date.

•

The Warrants are subject to our credit risk and the credit risk of Bank of America, and any actual or perceived changes in our or Bank of America’s creditworthiness are expected to affect the value of the Warrants.

•	The Warrant Agreement is not an indenture qualified under the Trust Indenture Act, and the obligations of the warrant agent are limited.

Valuation- and Market-related Risks

•	The initial estimated value of the Warrants considers certain assumptions and variables and relies in part on certain forecasts about future events, which may prove to be incorrect.

•	The public offering price you pay for the Warrants will exceed the initial estimated value.

•	We cannot assure you that there will be a trading market for your Warrants.

•

If you attempt to sell the Warrants prior to expiration, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the Warrant Premium.

Conflict-related Risks

•	Trading and hedging activities by us, Bank of America, the Selling Agents and any of our respective affiliates may adversely affect your return on the Warrants and their market value.

•	Our trading, hedging and other business activities, and those of Bank of America, the Selling Agents or any of our respective affiliates may create conflicts of interest with you.

•	There may be potential conflicts of interest involving the Calculation Agent, which may be an affiliate of ours.

Underlying-related Risks

•	No sponsor, publisher or investment advisor of an ETF, an Index or any Underlying Index (each an “Underlying Publisher”) will have any obligations relating to the Warrants.

•	An Underlying Publisher of an Index or an Underlying Index may adjust it in a way that affects its level, and such Underlying Publisher has no obligation to consider your interests.

•	You must rely on your own evaluation of the merits of an investment linked to the applicable Underlying(s).

•	Our offering of the Warrants does not constitute a recommendation of any Underlying.

•

Our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in an Underlying and any such research, opinions or recommendations could adversely affect the value of an Underlying.

•

As a holder of the Warrants, you will have no rights to receive any shares or units of any Underlying or of the securities included in any Underlying, and you will not be entitled to receive dividends or other distributions by the issuers of those securities.

•

Unless otherwise set forth in the applicable pricing supplement, we, Bank of America Corporation and the Selling Agents do not control any company included in any Underlying, as applicable, or any Underlying Company, and have not verified any disclosure made by any Underlying Publisher or any of those companies or any Underlying Company.

•

Our business activities and those of Bank of America, the Selling Agents and any of our respective affiliates relating to the companies included in an Underlying, as applicable, or any Underlying Company may create conflicts of interest with you.

•	Exchange rate movements may adversely impact the value of the Warrants.

•

If an Underlying to which your Warrants are linked includes equity securities traded on foreign exchanges, or if shares of an Underlying Company are also listed on a foreign exchange, your return may be affected by factors affecting international securities markets.

•	The historical performance of an Underlying should not be taken as an indication of its performance during the term of the Warrants.

Additional Risks Relating to ETFs

•	There are liquidity and management risks associated with ETFs.

•	An Underlying Publisher may adjust an ETF or its Underlying Index in a way that affects its value, and it has no obligation to consider your interests.

•	The performance of an ETF may not correlate with the performance of its Underlying Index as well as the net asset value per share or unit of such ETF, especially during periods of market volatility.

•	Risks associated with the applicable Underlying Index, or underlying assets of an ETF, will affect the value of such ETF and hence the value of the Warrants.

•	If an ETF holds securities traded on foreign exchanges, time zone differences may create discrepancies between the values of those securities and the value of the Warrants.

•	The payment on the Warrants will not be adjusted for all events that could affect an ETF.

Additional Risks Relating to Underlying Stocks

•

An Underlying Company will have no obligations relating to the Warrants, and none of us, Bank of America, the Selling Agents or any of our respective affiliates will perform any due diligence procedures with respect to any Underlying Company.

•	The payment on the Warrants will not be adjusted for all corporate events that could affect an Underlying Company.

Additional Risks Relating to Underlying Stocks that Are ADRs

•	The value of an ADR may not accurately track the value of the common shares of the related Underlying Company.

•	Exchange rate movements may adversely affect the value of an Underlying Stock that is an ADR.

•	Adverse trading conditions in the applicable non-U.S. market may negatively affect the value of an Underlying Stock that is an ADR.

•	Delisting of an Underlying Stock that is an ADR may adversely affect the value of the Warrants.

Risks Relating to U.S. Tax

•	The U.S. federal income tax consequences of an investment in the Warrants are uncertain.

•	Non-U.S. investors may be subject to U.S. federal withholding tax under Section 871(m) of the Internal Revenue Code of 1986, as amended, in respect of certain Warrants.

•	Possible taxable event for U.S. federal income tax purposes.

RISK FACTORS

Your investment in the Warrants is highly risky. The risks, uncertainties and investment considerations described below do not include all risks, uncertainties and investment considerations with respect to such an investment, including those relating to a prospective investor’s particular circumstances. Your decision to purchase the Warrants should be made only after carefully considering the risks of an investment in the Warrants, including those discussed below, in the accompanying prospectus beginning on page 7, and in the applicable pricing supplement hereto relating to a particular offering of Warrants. Prospective investors should consult their own financial, legal, tax and other professional advisors as to the risks associated with an investment in the Warrants and the appropriateness of the investment for the investor. The Warrants are not an appropriate investment for you if you are not knowledgeable about significant elements of the Warrants or financial matters in general. For information regarding risks and uncertainties that may materially affect the business and results of Bank of America, please refer to the information under the caption “Item 1A. Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in the accompanying prospectus, as well as those risks and uncertainties discussed in subsequent filings of Bank of America that are incorporated by reference in the accompanying prospectus.

Risks Relating to all Warrants

The Warrants are highly risky, and you may lose all of your investment in the Warrants.

The Warrants are highly speculative leveraged investments that involve a high degree of risk. Call Warrants will expire worthless and you will lose your entire investment if the Closing Value of the applicable Underlying(s) on the Calculation Day(s) is equal to or less than the specified Strike Value. Put Warrants will expire worthless and you will lose your entire investment if the Closing Value of the applicable Underlying(s) on the Calculation Day(s) is equal to or greater than the specified Strike Value. Even if you do receive a payment upon exercise of your Warrants, you will incur a loss on your investment in the Warrants if the value of the payment you receive is not at least equal to the Warrant Premium you pay to purchase the Warrants. You should therefore be prepared to sustain a total loss of your investment in the Warrants.

The Warrants are suitable only for investors with an options-approved account.

You will not be able to purchase the Warrants unless you have an options-approved brokerage account. The Warrants involve a high degree of risk and are not appropriate for every investor. You must be able to understand and bear the risk of an investment in the Warrants, and you should be experienced with respect to options and options transactions.

The value of the Warrants will decline over time, holding other factors constant.

A portion of the value of the Warrants at any time will depend on the value of the applicable Underlying(s) at such time relative to the Strike Value. Another portion of the value of the Warrants at any time will depend on the length of time remaining until expiration and is known as the “time value” of the Warrants. After the Pricing Date, the time value generally diminishes until, at expiration, the time value of the Warrants is zero. Assuming all other factors are held constant, the risk that the Warrants will expire worthless will increase as the time remaining until expiration becomes shorter.

The Warrants are non-standardized options.

The Warrants are not standardized options of the type issued by the Options Clearing Corporation (the “OCC”), a clearing agency regulated by the SEC. The Warrants are unsecured contractual obligations of ours (guaranteed by Bank of America) and will rank equally with our other unsecured contractual obligations, and with our unsecured and unsubordinated debt. Thus, unlike purchasers of OCC standardized options, who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member’s failure, investors in the Warrants may look solely to us (and to Bank of America) for performance of our obligation to pay any amount we owe upon exercise of the Warrants. Additionally, the secondary market for the Warrants, if any exists, is not expected to be as liquid as the market for OCC standardized options and, therefore, sales of the Warrants prior to the Expiration Date may yield a sale price that is lower than the theoretical value of the Warrants based on the then-prevailing value of the applicable Underlying(s).

The Warrants will be automatically exercised, if at all, only on the Expiration Date.

Unless otherwise specified in the applicable pricing supplement, the Warrants are European-style, which means that they will be automatically exercised on the Expiration Date if the conditions specified in the applicable pricing supplement for such exercise are satisfied (including, without limitation, that the Cash Settlement Amount, if any, is greater than zero). The Warrants are not exercisable at any time prior to the Expiration Date. Accordingly, unless you sell the Warrants prior to the Expiration Date, you will not benefit from any change in the value of the applicable Underlying(s) as measured at any time prior to the Expiration Date. Further, unless otherwise specified in the applicable pricing supplement, you will have no discretion as to whether the Warrants will be automatically exercised on the Expiration Date, and you will not have the option to cancel your investment or otherwise seek a return of the purchase price.

The Warrants are subject to our credit risk and the credit risk of Bank of America, and any actual or perceived changes in our or Bank of America’s creditworthiness are expected to affect the value of the Warrants.

The Warrants will be our unsecured contractual obligations, the payment on which will be fully and unconditionally guaranteed by Bank of America. The Warrants are not guaranteed by any entity other than Bank of America. As a result, your receipt of any payment on the Warrants will be dependent upon our ability and the ability of the Bank of America to repay our respective obligations under the Warrants on the applicable Expiration Date, regardless of how the applicable Underlying(s) performs. No assurance can be given as to what our financial condition or the financial condition of Bank of America will be at any time after the Pricing Date of your Warrants. If we and Bank of America become unable to meet our respective financial obligations as they become due, you may not receive the amount, if any, payable under the terms of the Warrants.

In addition, our credit ratings and the credit ratings of Bank of America are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or Bank of America’s perceived creditworthiness and actual or anticipated decreases in our or Bank of America’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Expiration Date of your Warrants may adversely affect the market value of the Warrants. However, because your return on the Warrants depends upon factors in addition to our ability and the ability of Bank of America to pay our respective obligations, such as the value of the applicable Underlying(s), an improvement in our or Bank of America’s credit ratings will not reduce the other investment risks related to the Warrants.

The Warrant Agreement is not an indenture qualified under the Trust Indenture Act, and the obligations of the warrant agent are limited.

The Warrant Agreement pursuant to which the Warrants are issued is not an indenture qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the warrant agent is not a trustee qualified under the Trust Indenture Act. Accordingly, holders of the Warrants will not have the benefit of the protections of a trustee or the Trust Indenture Act. Under the terms of the Warrant Agreement, the warrant agent will perform only the limited ministerial functions specified therein (such as payments and record-keeping) and will not represent or act on behalf of holders in enforcing their rights against us. Unlike a trustee, the warrant agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust with respect to holders of the Warrants.

Valuation- and Market-related Risks

The initial estimated value of the Warrants considers certain assumptions and variables and relies in part on certain forecasts about future events, which may prove to be incorrect.

The initial estimated value of the Warrants, which will be set forth in the applicable pricing supplement, will be an estimate only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of Bank of America, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Warrants. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect.

The public offering price you pay for the Warrants will exceed the initial estimated value.

If you attempt to sell the Warrants prior to the Cash Settlement Date, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the value of the applicable Underlying(s) and the inclusion in the public offering price of the underwriting discount and expected hedging-related charges. These factors, together with various credit, market and economic factors over the term of the Warrants, are expected to reduce the price at which you may be able to sell the Warrants in any secondary market and will affect the value of the Warrants in complex and unpredictable ways.

The initial estimated value will not represent a minimum or maximum price at which we, Bank of America, BofAS or any of our affiliates would be willing to purchase your Warrants in any secondary market (if any exists) at any time. The value of your Warrants at any time after the applicable Pricing Date will vary based on many factors that cannot be predicted with accuracy, including the performance of the applicable Underlying(s), our and Bank of America’s creditworthiness and changes in market conditions.

We cannot assure you that there will be a trading market for your Warrants.

If a secondary market exists, we cannot predict how the Warrants will trade, or whether that market will be liquid or illiquid. The development of a trading market for the Warrants will depend on various factors, including Bank of America’s financial performance and changes in the value of the applicable Underlying(s). Even if there is a secondary market for the Warrants, it may not provide enough liquidity to allow you to trade or sell the Warrants easily or at a price advantageous to you. The number of potential buyers of your Warrants in any secondary market may be limited. There is no assurance that any party will be willing to purchase your Warrants at any price in any secondary market.

We anticipate that one or more of the Selling Agents or their affiliates will act as a market-maker for the Warrants that it offers, but none of them is required to do so and may cease to do so at any time. Any price at which a Selling Agent or its affiliates may bid for, offer, purchase or sell the Warrants may be higher or lower than the applicable public offering price, and that price may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups or other transaction costs. These bids, offers or transaction costs may adversely affect the prices, if any, at which the Warrants might otherwise trade in the market. In addition, if at any time any Selling Agent or its affiliates were to cease acting as a market-maker for any issue of the Warrants, it is likely that there would be significantly less liquidity in that secondary market. In such a case, the price at which those Warrants could be sold likely would be lower than if an active market existed.

Unless otherwise stated in the applicable pricing supplement, we will not list the Warrants on any securities exchange or quotation system. Even if an application were made to list your Warrants, we cannot assure you that the application will be approved or that your Warrants will be listed and, if listed, that they will remain listed for their entire term. The listing of the Warrants on any securities exchange or quotation system will not necessarily ensure that a trading market will develop or, if a trading market does develop, that there will be liquidity in the trading market.

If you attempt to sell the Warrants prior to expiration, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the Warrant Premium.

Unless otherwise set forth in the applicable pricing supplement, if you wish to liquidate your investment in the Warrants prior to expiration, your only option would be to sell them in the secondary market. At that time, there may be an illiquid market for your Warrants or no market at all. Even if you were able to sell your Warrants, there are many factors outside of our control that may adversely affect their market value, some of which, but not all, are stated below. The impact of any one factor may be offset or magnified by the effect of another factor. These factors may interact with each other in complex and unpredictable ways. The following paragraphs describe a specific factor’s expected impact on the market value of the Warrants, assuming all other conditions remain constant.

•

Value of the Underlying(s). We anticipate that the market value of the Warrants prior to expiration generally will depend to a significant extent on the value of the Underlying(s). In general, (i) with respect to Call Warrants, it is expected that the market value of the Call Warrants will decrease as the value of the Underlying(s) decreases, and increase as the value of the Underlying(s) increases and (ii) with respect to Put Warrants, it is expected that the market value of the Put Warrants will decrease as the value of the Underlying(s) increases, and increase as the value of the Underlying(s) decreases.

•

Volatility of the Underlying(s). Volatility is the term used to describe the size and frequency of market fluctuations. The volatility of the Underlying(s) during the term of the Warrants may vary. In general, any decrease in the expected volatility of the Underlying(s) is likely to adversely affect the value of the Warrants.

•

Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, public health, regulatory and judicial events, natural disasters, acts of terrorism or war, and related uncertainties that affect stock markets generally, may adversely affect the value of the Underlying(s) and the market value of the Warrants. If an Underlying consists of or includes one or more non-U.S. Underlying Stocks, Indices or ETFs that have returns that are calculated based upon securities traded in one or more non-U.S. markets (a

“Non-U.S. Underlying”), the value of your Warrants may also be adversely affected by similar events in the markets of the relevant foreign countries.

•

Interest Rates. We expect that changes in interest rates will affect the market value of the Warrants. Changes in U.S. interest rates may cause the market value of the Warrants to decrease. In general, we expect that the longer the amount of time that remains until expiration, the more significant the impact of these changes will be on the value of the Warrants. In the case of Non-U.S. Underlyings, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the Non-U.S. Underlying, and, thus, the market value of the Warrants may be adversely affected.

•

Dividend Yields. In general, if the cumulative dividend yields on an Underlying or the securities included in an Underlying, as applicable, increase, we anticipate that the market value of the Call Warrants will decrease. Conversely, if the cumulative dividend yields on an Underlying or the securities included in an Underlying, as applicable, decrease, we anticipate that the market value of the Put Warrants will decrease.

•

Exchange Rate Movements and Volatility. If an Underlying consists of or includes any Non-U.S. Underlyings, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have an adverse impact on the value of your Warrants, and the payment on the Warrants, if any, may depend in part on the relevant exchange rates. In addition, the correlation between the relevant exchange rate and any applicable Non-U.S. Underlying reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable Non-U.S. Underlying, and changes in these correlations may have an adverse impact on the value of your Warrants.

•

Our and Bank of America’s Financial Condition and Creditworthiness. Our and Bank of America’s perceived creditworthiness, including any increases in our respective credit spreads and any actual or anticipated decreases in our respective credit ratings, may adversely affect the market value of the Warrants. We generally expect that any actual or anticipated decreases in our respective credit ratings will affect the market value of the Warrants based on the time remaining until expiration, with a greater impact the longer the time to expiration. However, a decrease in our or Bank of America’s credit spreads or an improvement in our or Bank of America’s credit ratings will not necessarily increase the market value of the Warrants.

•

Time to Expiration. At any given time, a portion of the value of the Warrants will be attributable to time value, which is based on the amount of time then remaining to expiration. You should understand that the value of the Warrants is likely to be adversely affected solely as a result of the passage of time.

Conflict-related Risks

Trading and hedging activities by us, Bank of America, the Selling Agents and any of our respective affiliates may adversely affect your return on the Warrants and their market value.

We, Bank of America, the Selling Agents and any of our respective affiliates may buy or sell shares or units of an Underlying or the securities included in an Underlying, as applicable, or futures or options contracts or exchange-traded instruments on an Underlying or those securities, or other listed or over-the-counter derivative instruments whose value is derived from an Underlying or its respective component securities. We, Bank of America, the Selling Agents or any of our respective affiliates may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Warrants. These transactions could adversely affect the value of these securities and, in turn, the value of an Underlying in a manner that could be adverse to your investment in the Warrants. On or before the applicable Pricing Date, any purchases or sales by us, Bank of America, the Selling Agents or any of our respective affiliates or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the Warrants), may adversely affect the value of an Underlying or the securities included in an Underlying. Consequently, the values of such Underlying or the securities included in such Underlying may change subsequent to the Pricing Date of an issue of the Warrants, which may adversely affect the market value of the Warrants.

We, Bank of America, the Selling Agents or any of our respective affiliates also expect to engage in hedging activities that could adversely affect the value of an Underlying on the applicable Pricing Date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Warrants prior to expiration and may adversely affect the amounts to be paid on the Warrants.

We, Bank of America, the Selling Agents or any of our respective affiliates may purchase or otherwise acquire a long or short position in the Warrants, an Underlying or the securities included in an Underlying and may hold or resell the Warrants, an Underlying or the securities included in an Underlying. For example, the Selling Agents may enter into these transactions in connection with any market making activities in which they engage. We cannot assure you that these activities will not adversely affect the value of an Underlying, the market value of your Warrants prior to expirations or the amounts payable, if any, on the Warrants.

Our trading, hedging and other business activities, and those of Bank of America, the Selling Agents or any of our respective affiliates may create conflicts of interest with you.

We, Bank of America, the Selling Agents or any of our respective affiliates may engage in trading activities related to an Underlying and to securities included in an Underlying that are not for your account or on your behalf. We, Bank of America, the Selling Agents or any of our respective affiliates also may issue or underwrite other financial instruments with returns based upon an Underlying. These trading and other business activities may present a conflict of interest between your interest in the Warrants and the interests we, Bank of America, the Selling Agents or any of our respective affiliates may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of an Underlying or secondary trading in your Warrants, could be adverse to your interests as a beneficial owner of the Warrants.

We, Bank of America, the Selling Agents or any of our respective affiliates expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the Warrants. We, Bank of America, the Selling Agents or any of our respective affiliates also may enter into hedging transactions relating to other securities or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular issue of the Warrants. We may enter into such hedging arrangements with one or more of our affiliates or with one or more of the Selling Agents or their affiliates. Such parties may enter into additional hedging transactions with other parties relating to the Warrants and the applicable Underlying(s). This hedging activity is expected to result in a profit for those engaging in the hedging activity, which could be more or less than initially expected, but could also result in a loss. We, Bank of America, the Selling Agents or any of our respective affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the Warrants increases or decreases or whether the payment on the Warrants, if any, may be adversely affected. Any profit in connection with such hedging activities will be in addition to any other compensation that we, Bank of America, the Selling Agents or any of our respective affiliates receive for the sale of the Warrants, which creates an additional incentive to sell the Warrants to you.

There may be potential conflicts of interest involving the Calculation Agent, which may be an affiliate of ours.

We have the right to appoint and remove the Calculation Agent. One of our affiliates may be the Calculation Agent for the Warrants and, as such, will make a variety of determinations relating to the Warrants, including the amount payable on the Warrants, if any. Under some circumstances, these duties could result in a conflict of interest between our status as issuer and our affiliate’s responsibilities as Calculation Agent. These conflicts could occur, for instance, in connection with the Calculation Agent’s determination as to whether a Market Disruption Event has occurred, or in connection with judgments that the Calculation Agent would be required to make if the publication of an Index or ETF is discontinued or certain events occur with respect to any ETF or Underlying Stock. See the sections entitled “Description of the Warrants—Certain Terms for Warrants Linked to an Index—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index,” “—Certain Terms for Warrants Linked to an ETF—Market Disruption Events,” “—Anti-Dilution and Discontinuance Adjustments Relating to ETFs,” “—Certain Terms for Warrants Linked to an Underlying Stock—Market Disruption Events” and “—Anti-Dilution and Anti-Discontinuation Adjustments relating to Underlying Stocks.”

As the Calculation Agent, our affiliate will have discretion in making various determinations that affect your warrants. The exercise of this discretion by the Calculation Agent could adversely affect the value of your Warrants and may present the Calculation Agent with a conflict of interest of the kind described under “—Trading and hedging activities by us, Bank of America, the Selling Agents and any of our respective affiliates may adversely affect your return on the Warrants and their market value” and “—Our trading, hedging and other business activities, and those of Bank of America, the Selling Agents or any of our respective affiliates may create conflicts of interest with you” above. The Calculation Agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because we expect that Bank of America will control the Calculation Agent, potential conflicts of interest could arise. None of us, Bank of America or any of our affiliates will have any obligation to consider your interests as a holder of the Warrants in taking any action that might affect the value of the Warrants.

Underlying-related Risks

No sponsor, publisher or investment advisor of an ETF, an Index or any Underlying Index (each an “Underlying Publisher”) will have any obligations relating to the Warrants.

No Underlying Publisher will have any financial or legal obligation with respect to the Warrants or the amount to be paid to you, if any, including any obligation to take our needs or the needs of holders of the Warrants into consideration for any reason, including taking any actions that might adversely affect the value of an Underlying or the value of the Warrants. No Underlying Publisher will receive any of the proceeds from any offering of the Warrants, and no Underlying Publisher will be responsible for, or participate in, the offering of the Warrants. No Underlying Publisher will be responsible for, or participate in, the determination or calculation of the amount payable to holders of the Warrants.

None of us, Bank of America Corporation or any Selling Agent has made any independent investigation as to the completeness or accuracy of publicly available information regarding any

ETF, Index or Underlying Index or as to the future performance of any ETF, Index or Underlying Index. Any prospective purchaser of the Warrants should undertake such independent investigation of the companies included in an ETF, Index or Underlying Index as in its judgment is appropriate to make an informed decision with respect to an investment in the Warrants.

An Underlying Publisher of an Index or an Underlying Index may adjust it in a way that affects its level, and such Underlying Publisher has no obligation to consider your interests.

Unless otherwise specified in the applicable pricing supplement, we, Bank of America, the Selling Agents and our respective affiliates have no affiliation with any Underlying Publisher of an Index or an Underlying Index. Consequently, we have no control of the actions of any Underlying Publisher of an Index or Underlying Index. An Underlying Publisher can add, delete or substitute the components included in such Index or Underlying Index or make other methodological changes that could change its level. A new security included in an Index or Underlying Index may perform significantly better or worse than the replaced security, and the performance will impact the level of the applicable Index or Underlying Index. Additionally, an Underlying Publisher may alter, discontinue or suspend calculation or dissemination of an Index or Underlying Index. Any of these actions could adversely affect the value of your Warrants. No Underlying Publisher will have any obligation to consider your interests in calculating or revising any Index or any Underlying Index.

You must rely on your own evaluation of the merits of an investment linked to the applicable Underlying(s).

In the ordinary course of business, we, Bank of America Corporation, the Selling Agents and our respective affiliates may have expressed views on expected movements in an Underlying or the securities included in an Underlying, an Underlying Company, the applicable financial markets or other matters that may influence the value of an Underlying or the securities included in an Underlying and, therefore, the value of the Warrants, and may do so in the future. These views or reports may be communicated to our clients and clients of these entities. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to an Underlying or the securities included in an Underlying may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning an Underlying or the securities included in an Underlying from multiple sources, and you should not rely on the views expressed by our affiliates.

Our offering of the Warrants does not constitute a recommendation of any Underlying.

You should not take our offering of the Warrants as an expression of our views about how any Underlying will perform in the future or as a recommendation to invest in any Underlying, including through an investment in the Warrants. As we are part of a global financial institution, we, Bank of America and our other affiliates may, and often do, have positions (both long and short) in the Underlying(s) that may conflict with an investment in the Warrants. You should undertake an independent determination of whether an investment in the Warrants is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in an Underlying and any such research, opinions or recommendations could adversely affect the value of an Underlying.

In the ordinary course of business, our affiliates may have published research reports, expressed opinions or provided recommendations on an Underlying or the equity securities represented by the Underlying, the applicable financial markets or other matters that may influence the value of an Underlying and the value of the Warrants, and may do so in the future. These research reports, opinions or recommendations may be communicated to our clients and clients of our affiliates and may be inconsistent with purchasing or holding the Warrants. Any research reports, opinions or recommendations expressed by our affiliates may not be consistent with each other and may be modified from time to time without notice. Moreover, other professionals who deal in markets relating to an Underlying may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning an Underlying or the securities represented thereby from multiple sources, and you should not rely on the views expressed by our affiliates.

As a holder of the Warrants, you will have no rights to receive any shares or units of any Underlying or of the securities included in any Underlying, and you will not be entitled to receive dividends or other distributions by the issuers of those securities.

The Warrants are obligations of BofA Finance. They are not equity instruments, shares of stock, or securities of any other issuer, other than the related guarantees, which are the securities of Bank of America. Investing in the Warrants will not make you a holder of shares or units of an Underlying or any of the securities included in an Underlying. You will not have any voting rights, any rights to receive dividends or other distributions, any rights against an Underlying Publisher or Underlying Company or any other rights with respect to those securities. Unless otherwise set forth in the applicable pricing supplement and under the limited circumstances described below relating to the Price Multiplier (as described in “Description of the Warrants—Certain Terms for Warrants Linked to an ETF—Anti-Dilution and Discontinuance Adjustments Related to ETFs” below), the payment on the Warrants, if any, will not reflect the value of dividends paid or distributions made on shares or units an Underlying or the securities included in an Underlying or any other rights associated with those equity securities. Additionally, the values of certain Indices and ETFs reflect only the prices of the securities included in such Index or ETF and do not take into consideration the value of dividends paid on those securities. Your Warrants will be paid in cash and you have no right to receive delivery of any of these securities.

Unless otherwise set forth in the applicable pricing supplement, we, Bank of America Corporation and the Selling Agents do not control any company included in any Underlying, as applicable, or any Underlying Company, and have not verified any disclosure made by any Underlying Publisher or any of those companies or any Underlying Company.

We, Bank of America Corporation, the Selling Agents or our respective affiliates, currently, or in the future, may engage in business with Underlying Publishers or companies included in an Underlying, an Underlying Index or with any Underlying Company, and we, the Selling Agents or our respective affiliates may from time to time own securities of an ETF, of companies included in an Underlying or Underlying Index or of an Underlying Company. However, none of us, Bank of America Corporation, the Selling Agents or any of our respective affiliates have the ability to control the actions of any Underlying Publisher, any Underlying Company or any of these companies or have undertaken any independent review of, or made any due diligence inquiry with respect to, any Underlying Publisher, any Underlying Company or any of these companies, unless (and only to the extent that) our securities or the securities of the Selling Agents or our respective affiliates are included in such Underlying or Underlying Index. In addition, unless otherwise set forth in the applicable pricing supplement, none of us, Bank of America Corporation, the Selling Agents or any of our respective affiliates are responsible for the calculation of any Index, ETF or Underlying Index. Unless otherwise specified therein, any information in the applicable pricing supplement regarding an Underlying is derived from publicly available information. You should make your own investigation into the Underlying(s).

Unless otherwise set forth in the applicable pricing supplement, none of the Underlying Publishers, their affiliates, or any companies included in an Underlying, Underlying Index or any Underlying Company will be involved in any offering of the Warrants or will have any obligation of any sort with respect to the Warrants. As a result, none of those companies will have any obligation to take your interests as holders of the Warrants into consideration for any reason, including taking any corporate actions that might adversely affect the value of the securities included in an Underlying or the value of the Warrants.

Our business activities and those of Bank of America, the Selling Agents and any of our respective affiliates relating to the companies included in an Underlying, as applicable, or any Underlying Company may create conflicts of interest with you.

We, Bank of America Corporation, the Selling Agents and our respective affiliates, at the time of any offering of the Warrants or in the future, may engage in business with the companies included in an Underlying or with an Underlying Company, including making loans to or equity investments in, or providing investment banking, asset management or other services to those companies, their affiliates and their competitors.

In connection with these activities, any of these entities may receive information about those companies that we or they will not divulge to you or other third parties. We, Bank of America Corporation, the Selling Agents and our respective affiliates have published, and in the future may publish, research reports on one or more of these companies. The Selling Agents may also publish research reports relating to our or our affiliates’ securities, including the Warrants. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your Warrants. Any of these activities may adversely affect the value of an Underlying and, consequently, the market value of your Warrants. None of us, Bank of America Corporation, the Selling Agents or any of our respective affiliates makes any representation to any purchasers of the Warrants regarding any matters whatsoever relating to the issuers of the securities included in an Underlying or any Underlying Company. Any prospective purchaser of the Warrants should undertake an independent investigation of the companies included in an Underlying or any Underlying Company to a level that, in its judgment, is appropriate to make an informed decision regarding an investment in the Warrants. The composition of an Underlying does not reflect any investment recommendations from us, Bank of America Corporation, the Selling Agents or our respective affiliates.

Exchange rate movements may adversely impact the value of the Warrants.

If any securities included in an Underlying is traded in a currency other than U.S. dollars, and, for purposes of calculating the value of such Underlying, is converted into U.S. dollars, then the value of such Underlying may depend in part on the relevant exchange rates. If the value of the U.S. dollar strengthens against the currencies of those securities, the value of the applicable Underlying will be adversely affected and the value of Call Warrants may decrease. Conversely, if the value of the U.S. dollar weakens against the currencies of those securities, the value of the applicable Underlying will be positively affected and the value of Put Warrants may decrease. Accordingly, investors in the Warrants will be exposed to currency exchange rate risk with respect to each of the currencies in which these are traded. An investor’s net exposure will depend on the extent to which these currencies strengthen or weaken against the U.S. dollar. Exchange rate movements may be impacted particularly by existing and expected rates of inflation and interest rate levels; political, civil or military unrest; the balance of payments between countries; and the extent of governmental surpluses or deficits in the relevant countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries and the United States and other countries important to international trade and finance.

If an Underlying to which your Warrants are linked includes equity securities traded on foreign exchanges, or if shares of an Underlying Company are also listed on a foreign exchange, your return may be affected by factors affecting international securities markets.

The value of securities traded outside of the United States may be adversely affected by a variety of factors relating to the relevant securities markets. Factors which could affect those markets, and therefore the return on your Warrants, include:

•

Market Liquidity and Volatility. The relevant foreign securities markets may be less liquid and/or more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.

•

Political, Economic, and Other Factors. The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, public health, natural disasters, acts of terrorism or war and social factors in those regions. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could adversely affect the relevant securities markets. The relevant foreign economies may differ from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

In particular, many emerging nations are undergoing rapid change involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets, and/or nationalization of their businesses. The economic and financial data about some of these countries may be unreliable.

•

Publicly Available Information. There is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. Additionally, the accounting, auditing and financial reporting standards and requirements applicable to foreign companies may differ from those applicable to U.S. reporting companies.

In addition, under the circumstances described below in the section “Description of the Warrants—Certain Terms for Warrants Linked to an Underlying Stock—Anti-Dilution and Anti-Discontinuation Adjustments relating to Underlying Stocks,” we will have the right to substitute a different non-U.S. Underlying Stock for a non-U.S. Underlying Stock.

The historical performance of an Underlying should not be taken as an indication of its performance during the term of the Warrants.

An Underlying may perform better or worse than it has historically during the term of the Warrants. The historical performance of an Underlying, including any historical performance set forth in the applicable pricing supplement, should not be taken as an indication of its future performance.

Additional Risks Relating to ETFs

There are liquidity and management risks associated with ETFs.

Although shares or units of an ETF to which your Warrants are linked will be listed for trading on a securities exchange and a number of similar products have been traded on various securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares or units of such ETF or that there will be liquidity in the trading market.

ETFs are subject to management risk, which is the risk that the Underlying Publisher’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

An Underlying Publisher may adjust an ETF or its Underlying Index in a way that affects its value, and it has no obligation to consider your interests.

An Underlying Publisher can change the investment policies of an ETF or the policies concerning the calculation of such ETF’s net asset value, or add, delete, or substitute the underlying assets held by such ETF or the components included in its Underlying Index, as the case may be, or make other methodological changes that could change the value of such ETF or Underlying Index. Additionally, an Underlying Publisher may alter, discontinue, or suspend calculation or dissemination of the price of an ETF, the net asset value of such ETF, or the level of its Underlying Index, as the case may be. Any of these actions could adversely affect the value of your Warrants. See “Description of the Warrants—Certain Terms for Warrants Linked to an ETF—Anti-Dilution and Discontinuance Adjustments Relating to ETFs—Discontinuance of or Material Change to an ETF.” The Underlying Publishers will have no obligation to consider your interests in calculating or revising any ETF or Underlying Index.

The performance of an ETF may not correlate with the performance of its Underlying Index as well as the net asset value per share or unit of such ETF, especially during periods of market volatility.

If an ETF is designed to track the performance of an Underlying Index, the performance of such ETF and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of an ETF may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index. This could be due to, for example, an ETF not holding all or substantially all of the underlying assets included in its Underlying Index and/or holding assets that are not included in its Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by such ETF, differences in trading hours between such ETF (or the underlying assets held by such ETF) and its Underlying Index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant. In addition, because the shares or units of an ETF are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share or unit of an ETF may differ from its net asset value per share or unit; shares or units of an ETF may trade at, above, or below their net asset value per share or unit.

During periods of market volatility, securities held by an ETF may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share or unit of such ETF and the liquidity of such ETF may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares or units of an ETF. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares or units of an ETF. As a result, under these circumstances, the market value of shares of an ETF may vary substantially from the net asset value per share or unit of such ETF.

For the foregoing reasons, the performance of an ETF may not match the performance of its Underlying Index over the same period.

Risks associated with the applicable Underlying Index, or underlying assets of an ETF, will affect the value of such ETF and hence the value of the Warrants.

An ETF is a fund that may hold a variety of underlying assets, including stocks, bonds, commodities or derivative instruments, and whose performance may be designed to track the performance of an Underlying Index. While the Warrants are linked to an ETF and not to its underlying assets or Underlying Index, risks associated with its underlying assets or Underlying Index will affect the share or unit price of such ETF and hence the value of the Warrants.

If an ETF holds securities traded on foreign exchanges, time zone differences may create discrepancies between the values of those securities and the value of the Warrants.

As a result of the time zone difference, if applicable, between the cities where the underlying securities held by an ETF trade and the cities in which shares or units of such ETF are traded, there may be discrepancies between the values of the relevant securities and the trading prices of such ETF. In addition, there may be periods when the foreign exchange markets are closed for trading (for example during holidays in a country other than the United States) that may result in the values of the relevant non-U.S. securities remaining unchanged for multiple Trading Days in the locations where the Warrants (or any related ETF) trade. Conversely, there may be periods in which the foreign exchange markets are open, but the securities markets in which the Warrants (or any related ETF) trade are closed.

The payment on the Warrants will not be adjusted for all events that could affect an ETF.

The Price Multiplier and other terms of the Warrants may be adjusted for specified events affecting an ETF, as described in the section entitled “Description of the Warrants—Certain Terms for Warrants Linked to an ETF—Anti-Dilution and Discontinuance Adjustments Relating to ETFs.” However, these adjustments do not cover all events that could affect the market price of an ETF. The occurrence of any event that does not require the calculation agent to adjust the applicable Price Multiplier or other terms of the Warrants may adversely affect the Closing Market Price of any ETF and, as a result, any payment on, and the market value of the Warrants.

Additional Risks Relating to Underlying Stocks

An Underlying Company will have no obligations relating to the Warrants, and none of us, Bank of America, the Selling Agents or any of our respective affiliates will perform any due diligence procedures with respect to any Underlying Company.

An Underlying Company will not have any financial or legal obligation with respect to the Warrants or the amounts to be paid to you, including any obligation to take our interest or the interests of holders of the Warrants into consideration for any reason, including when taking any corporate actions that might adversely affect the value of an Underlying Stock or the value of the Warrants. An Underlying Company will not receive any of the proceeds from any offering of the Warrants, and will not be responsible for, or participate in, the offering of the Warrants. No Underlying Company will be responsible for, or participate in, the determination or calculation of any payment on the Warrants.

None of us, Bank of America, the Selling Agents or any of our respective affiliates will conduct any due diligence inquiry with respect to any Underlying Stock or Underlying Company in connection with an offering of the Warrants. None of us, Bank of America, the Selling Agents or any of our respective affiliates has made any independent investigation as to the completeness or accuracy of publicly available information regarding any Underlying Stock or any Underlying Company or as to the future performance of any Underlying Stock, and we Bank of America, the Selling Agents or any of our respective affiliates do not make any representation to any purchasers of the Warrants regarding any matters whatsoever relating to any Underlying Company. Any prospective purchaser of the Warrants should undertake such independent investigation of any Underlying Stock and any Underlying Company as in its judgment is appropriate to make an informed decision with respect to an investment in the Warrants.

The payment on the Warrants will not be adjusted for all corporate events that could affect an Underlying Company.

The Price Multiplier of an Underlying Stock, the amount payable on the Warrants, and other terms of the Warrants may be adjusted for the specified corporate events affecting such Underlying Stock, as described below in the section entitled “Description of the Warrants—Certain Terms for Warrants Linked to an Underlying Stock—Anti-Dilution and Anti-Discontinuation Adjustments relating to Underlying Stocks.” However, these adjustments do not cover all corporate events that could affect the market price of an Underlying Stock, such as offerings of common shares for cash or in connection with certain acquisition transactions. The occurrence of any event that does not require the Calculation Agent to adjust the applicable Price Multiplier of an Underlying Stock or other terms of the Warrants may adversely affect the Closing Market Price of such Underlying Stock in a way that adversely affects any payment on, and the market value of the Warrants.

Additional Risks Relating to Underlying Stocks that Are ADRs

The value of an ADR may not accurately track the value of the common shares of the related Underlying Company.

If an Underlying Stock is an ADR, each ADR will represent shares of the relevant Underlying Company. Generally, ADRs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the relevant Underlying Company and the holders of the ADRs. The trading patterns of the ADRs generally will reflect the characteristics and valuations of the underlying common shares; however, the value of the ADRs may not completely track the value of those shares. There are important differences between the rights of holders of ADRs and the rights of holders of the underlying common shares. In addition, trading volume and pricing on the applicable non-U.S. exchange for the underlying common equity securities of ADRs may, but will not necessarily, have similar characteristics as the ADRs. For example, certain factors may increase or decrease the public float of the ADRs and, as a result, the ADRs may have less liquidity or lower market value than the underlying common shares.

Exchange rate movements may adversely affect the value of an Underlying Stock that is an ADR.

If an Underlying Stock is an ADR, the market price of such Underlying Stock will generally track the U.S. dollar value of the market price of its underlying common shares. Therefore, if the value of the related foreign currency in which the underlying common shares are traded decreases relative to the U.S. dollar, the market price of an Underlying Stock may decrease while the market price of the underlying common shares remains stable or increases, or does not decrease to the same extent. As a result, changes in, and the volatility of, the exchange rates between the U.S.

dollar and the relevant non-U.S. currency could have an adverse impact on the value of such Underlying Stock and consequently, the value of your Warrants and the amount payable on the Warrants.

Exchange rate movements may be impacted particularly by existing and expected rates of inflation and interest rate levels; political, civil or military unrest; the balance of payments between countries; and the extent of governmental surpluses or deficits in the relevant countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries and the United Sates and other countries important to international trade and finance.

Adverse trading conditions in the applicable non-U.S. market may negatively affect the value of an Underlying Stock that is an ADR.

Holders of an Underlying Company’s ADRs may usually surrender the ADRs in order to receive and trade the underlying common shares. This provision permits investors in the ADRs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the applicable Underlying Stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the United States for the underlying common shares that is not liquid may also result in an illiquid market for the ADRs, which may adversely impact the value of such ADRs and, consequently, the value of your Warrants.

Delisting of an Underlying Stock that is an ADR may adversely affect the value of the Warrants.

If an Underlying Stock that is an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or if the ADR facility between the relevant Underlying Company and the ADR depositary is terminated for any reason, such Underlying Stock will be deemed to be the relevant Underlying Company’s common equity securities rather than the ADRs, and the Calculation Agent will determine the price of such Underlying Stock by reference to those common shares, as described in “Description of the Warrants—Certain Terms for Warrants Linked to an Underlying Stock—Anti-Dilution and Anti-Discontinuation Adjustments relating to Underlying Stocks—Delisting of ADRs or Termination of ADR Facility.” As described in that section, the Calculation Agent may replace the applicable ADR with the securities of a different issuer.

Replacing the original ADRs in such a manner may affect the value of the Warrants and adversely affect the amounts payable, if any, on the Warrants.

Risks Relating to U.S. Tax

The U.S. federal income tax consequences of an investment in the Warrants are uncertain.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Warrants, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Warrants are uncertain, and the IRS or a court might not agree with the treatment of them as described in “U.S. Federal Income Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the Warrants, the tax consequences (including, for non-U.S. investors, the U.S. federal withholding tax consequences) of ownership and disposition of the Warrants might be materially and adversely affected. In addition, Warrants linked to ETFs or certain other underlying property might be subject to the “constructive ownership” rules, in which case U.S. investors would generally be subject to adverse treatment.

As described below under “U.S. Federal Income Tax Considerations—Tax Treatment of the Warrants,” the U.S. Treasury Department (“Treasury”) and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Warrants, possibly with retroactive effect.

In addition, in 2015, Treasury and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as “reportable transactions.” Treasury and the IRS have released proposed regulations that, if finalized, would provide for rules that are substantively similar to those in the 2015 notices, except that all affected transactions would be categorized as “listed transactions” whereas certain of those transactions were categorized as “transactions of interest” by the 2015 notices. The proposed regulations apply to specified transactions in which a taxpayer or its “designee” has, and exercises, discretion to change the assets or an algorithm underlying the transaction. If we, the publisher of an Index (an “Index Publisher”) or the Calculation Agent or other person were to exercise discretion under the terms of a Warrant, or an Index underlying such a Warrant, and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant Warrants could be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to report information regarding the transaction to the IRS.

You should review carefully the section of this prospectus supplement entitled “U.S. Federal Income Tax Considerations.” You should also consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Warrants, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. investors may be subject to U.S. federal withholding tax under Section 871(m) of the Internal Revenue Code of 1986, as amended, in respect of certain Warrants.

Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to U.S. equities. This withholding regime generally applies to financial instruments that substantially replicate the economic performance of one or more underlying U.S. equities, as determined based on tests set forth in the applicable Treasury regulations.

The Section 871(m) regime requires complex calculations to be made with respect to financial instruments linked to U.S. equities, and its application to a specific issue of Warrants may be uncertain. Accordingly, even if we determine that certain Warrants are not subject to Section 871(m), the IRS could challenge our determination and assert that withholding is required in respect of those Warrants. Moreover, the application of Section 871(m) to a Warrant may be affected by a non-U.S. investor’s other transactions. Non-U.S. investors should review the discussion under “U.S. Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code.” You should also consult your tax advisor regarding the application of Section 871(m) in your particular circumstances.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

Possible taxable event for U.S. federal income tax purposes.

Certain changes affecting the Warrants could result in a taxable modification (referred to herein as a “significant modification”) of the affected Warrants for U.S. federal income tax purposes. For example, a change in the methodology by which an Underlying is calculated, a change in the components of an Underlying, a change in the timing or amount of payments on a Warrant due to a market disruption event, the designation of a successor Underlying or other similar circumstances resulting in a material change to an Underlying could result in a significant modification of the affected Warrants.

A significant modification would generally result in the affected Warrants being treated as terminated and reissued for U.S. federal income tax purposes. In that event, a U.S. investor would generally be required to recognize gain or loss (subject to possible treatment as a recapitalization or, in the case of loss, to the possible application of the wash sale rules) with respect to those Warrants. Moreover, the treatment of those Warrants after such an event could differ from their prior treatment. A changed treatment could have possible U.S. federal withholding tax consequences to non-U.S. investors in those Warrants. You should consult your tax advisor regarding the risk of such an event.

DESCRIPTION OF THE WARRANTS

This section provides a general description of the Warrants issued under our Warrants Program, Series B, and of certain terms and provisions that may be applicable to a particular issuance of Warrants. This section supplements, and should be read together with, the general description of the warrants of BofA Finance, and the terms and provisions thereof and other information with respect thereto, included in “Description of Warrants of BofA Finance LLC” in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement will govern and control.

Certain specific terms and provisions of the Warrants of a series will be described in the applicable pricing supplement for such Warrants. If the applicable pricing supplement for a particular issuance of Warrants includes terms and provisions that modify, conflict with, differ from or otherwise are inconsistent with, the applicable terms and provisions set forth below, then, regardless of whether the applicable terms and provisions set forth below are stated to apply “unless otherwise specified in the applicable pricing supplement,” such terms and provisions set forth in such applicable pricing supplement shall govern and control with respect to such Warrants, as provided therein.

General

We will issue the Warrants, up to the authorized amount, from time to time, in one or more series under a Warrant Agreement to be entered into among BofA Finance, as issuer, Bank of America, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as warrant agent (as amended or supplemented from time to time, the “Warrant Agreement”). In addition to the following summary of general terms of the Warrants and the Warrant Agreement, you should review the form of the master global warrant and the Warrant Agreement, as applicable, which have been filed with the SEC as exhibits to the registration statement of which this prospectus supplement forms a part.

The Warrant Agreement pursuant to which the Warrants are issued is not an indenture qualified under the Trust Indenture Act and the warrant agent is not a trustee qualified under the Trust Indenture Act.

The warrant agent under the Warrant Agreement will not act on behalf of holders of Warrants in relation to the Warrants. Each holder will be responsible for acting independently with respect to certain matters affecting such holder’s Warrants. The warrant agent will perform certain administrative duties for us, including the delivery of payments and notices.

The Warrant Agreement does not limit the aggregate number of Warrants that we may issue or the number of series or the aggregate number of Warrants in any particular series of Warrants. The Warrant Agreement and the Warrants also do not limit our ability to incur indebtedness or to issue other securities.

The payment upon exercise of the Warrants (if the Warrants are exercised) will depend on the performance of the applicable Underlying(s) as specified in the applicable pricing supplement.

The particular payment terms of the Warrants will be set forth in the applicable pricing supplement. You should carefully read the applicable pricing supplement to understand the payment terms of the Warrants.

We may offer Call Warrants, Put Warrants or any other type of warrant as described in the applicable pricing supplement. Call Warrants will provide for a payment upon exercise if the

Closing Value of the applicable Underlying(s) on the Calculation Day(s) is greater than the specified Strike Value, subject to the specific terms set forth in the applicable pricing supplement. Put Warrants will provide for a payment upon exercise if the Closing Value of the applicable Underlying(s) on the Calculation Day(s) is less than the specified Strike Value, subject to the specific terms set forth in the applicable pricing supplement.

The Warrants are subject to a high risk of loss. Call Warrants will expire worthless and you will lose your entire investment if the Closing Value of the applicable Underlying(s) on the Calculation Day(s) is equal to or less than the specified Strike Value. Put Warrants will expire worthless and you will lose your entire investment if the Closing Value of the applicable Underlying(s) on the Calculation Day(s) is equal to or greater than the specified Strike Value. Even if you do receive a payment upon exercise of your Warrants, you will incur a loss on your investment in the Warrants if the value of the payment you receive is not at least equal to the Warrant Premium you pay to purchase the Warrants.

The Warrants that we issue will be cash settled only. Unless otherwise specified in the applicable pricing supplement, Warrants will be denominated and payable in U.S. dollars and the Warrants will be issued in denominations of whole Warrants only, with purchase prices as indicated in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the Warrants will be European-style, which means that they will be automatically exercised on the Expiration Date if the conditions specified in the applicable pricing supplement for such exercise are satisfied (including, without limitation, that the Cash Settlement Amount, if any, is greater than zero). If such conditions are not satisfied, the Warrants will expire worthless. The Warrants may not be exercised by either you or us prior to the applicable Expiration Date.

Ranking

The Warrants will be our unsecured contractual obligations and will rank equally in right of payment with all of our other unsecured contractual obligations and with our unsecured and unsubordinated debt outstanding from time to time. Our payment obligations under the Warrants will be fully and unconditionally guaranteed by Bank of America as provided in the Warrant Agreement and described in the accompanying prospectus.

Obligations of Bank of America under its guarantee of our payment obligations under the Warrants will be unsecured and unsubordinated obligations and will rank equally in right of payment with all of its other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to its subordinated obligations. Because Bank of America is a holding company, its right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent Bank of America may itself be recognized as a creditor of that subsidiary. Accordingly, the guarantee obligations will be structurally subordinated to all existing and future liabilities of Bank of America subsidiaries, and claimants should look only to the assets of Bank of America for payments under its guarantee of the Warrants. Further, creditors of Bank of America’s subsidiaries recapitalized pursuant to Bank of America’s resolution plan generally would be entitled to payment of their claims from the assets of the subsidiaries, including Bank of America’s contributed assets. In addition, any obligations of Bank of America under its guarantee will be unsecured and, therefore, in a bankruptcy or similar proceeding, will effectively rank junior to Bank of America’s secured obligations to the extent of the value of the assets securing such obligations. For additional information, see “Risk Factors—Risks Relating to All Securities Issued by BofA Finance—BofA

Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues,” “Risk Factors—Risks Relating to All Debt Securities and Warrants—Bank of America’s obligations on its debt securities and under its guarantee of BofA Finance’s securities will be structurally subordinated to liabilities of Bank of America’s subsidiaries” and “Risk Factors—Risks Relating to All Debt Securities and Warrants—Holders of the debt securities of Bank of America and claimants under Bank of America’s guarantees of the BofA Finance securities could be at greater risk of being structurally subordinated if Bank of America sells or conveys all or substantially all of its assets to one or more of its majority-owned subsidiaries” in the accompanying prospectus.

We are a finance subsidiary of Bank of America and have no operations other than those related to the issuance, administration and repayment of our securities (including the Warrants) that are guaranteed by Bank of America. In addition, we will have no assets available for distributions to holders of the Warrants if they make claims in respect of such Warrants in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under Bank of America’s guarantee of such Warrants. Holders of our Warrants will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the Warrants, and holders of the Warrants should accordingly assume that in any bankruptcy, resolution or similar proceeding, they would not have any priority over, and should be treated equally with, the claims of all other unsecured and unsubordinated obligations of Bank of America, including claims of holders of unsecured debt securities issued by Bank of America.

Different Series of Warrants; Specific Terms and Provisions of Warrants

BofA Finance may issue the Warrants from time to time in one or more series. The applicable pricing supplement will describe specific terms and provisions of the particular series of your Warrants, and may include the following with respect thereto:

•	the specific title or designation of the Warrants;

•	the aggregate number of Warrants;

•	whether the Warrants are Call Warrants, Put Warrants or another type of warrant as described in the applicable pricing supplement;

•	the Warrant Premium;

•	the Expiration Date of the Warrants;

•	the Calculation Day(s) of the Warrants if other than the Expiration Date;

•	the Cash Settlement Date for the Warrants;

•	the Underlying(s), and the method or formula for determining the price or performance of the Underlying(s) and the Cash Settlement Amount;

•	the specified currency or currencies, if not U.S. dollars, in which the Warrants are denominated and/or payable; and/or

•	any other terms of the Warrants that are permitted under the Warrant Agreement.

The applicable pricing supplement also may describe certain other information relating to the Warrants of a series, which may include the following:

•	if the Warrants will not be represented by a master global security;

•	any applicable U.S. Federal Income Tax and or other tax consequences;

•	the identification of or method of selecting any Calculation Agents or any other agents for the Warrants not identified in this prospectus supplement; and/or

•	whether the Warrants will be listed on any securities exchange.

Certain Terms for Warrants Linked to an Index

Trading Days

A “Trading Day” with respect to an Index means a day on which (1) the applicable exchange(s), or their successors, are open for trading and (2) such Index or any Successor Index is calculated and published.

Closing Level

The “Closing Level” of an Index or any relevant Successor Index on any relevant day will equal the closing level of that Index or Successor Index, as applicable, as published on the applicable page (or any successor page) of Bloomberg Professional® service (“Bloomberg”) or any successor service, for that Index or Successor Index, as applicable. In certain circumstances, the Closing Level of an Index or any relevant Successor Index will be based on the alternative calculation of that Index or Successor Index described under “Description of the Warrants—Certain Terms for Warrants Linked to an Index—Adjustments to an Index” “—Discontinuance of an Index” or “—Consequences of a Market Disruption Event; Postponement of Relevant Dates” below.

Market Disruption Events

A “Market Disruption Event” with respect to an Index means one or more of the following events, as determined by the Calculation Agent in its sole discretion:

(A)

the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where the securities included in such Index trade, as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in 20% or more of the securities which then comprise such Index or any Successor Index; or

(B)

the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to such Index, as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to such Index, or any Successor Index, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise.

For the purpose of determining whether a Market Disruption Event has occurred with respect to an Index:

(1)

a limitation on the hours in a Trading Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to such Index, or any Successor Index, will not constitute a Market Disruption Event;

(3)

a suspension in trading in a futures or options contract on such Index, or any Successor Index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to such Index or any Successor Index;

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)

in the case of an Index with component securities listed on the New York Stock Exchange (the “NYSE”), for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the Calculation Agent, will be considered “material.”

Adjustments to an Index

After the applicable Pricing Date, an Index Publisher may make a material change in the method of calculating such Index or in another way that changes such Index such that it does not, in the opinion of the Calculation Agent, fairly represent the level of such Index had those changes or modifications not been made. In this case, the Calculation Agent may, in its sole discretion, at the close of business in New York, New York, on each date that the Closing Value is to be calculated under the terms of the applicable Warrants, determine to make adjustments to an Index. Those adjustments will be made in good faith as necessary to arrive at a calculation of a level of an Index as if those changes or modifications had not been made, and calculate the Closing Value of such Index, as so adjusted.

Discontinuance of an Index

After the applicable Pricing Date, an Index Publisher may discontinue publication of an Index to which an issue of the Warrants is linked. An Index Publisher or another entity may then publish a substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the original Index (a “Successor Index”). If this occurs, the Calculation Agent will substitute the Successor Index as calculated by the relevant Index Publisher or any other entity and calculate any levels required to determine any payment on the Warrants by reference to such Successor Index. If the Calculation Agent selects a Successor Index, the Calculation Agent will give written notice of the selection to the warrant agent, to us, to Bank of America, and to the holders of the Warrants. Under these circumstances, the calculation agent may in its sole discretion adjust any value of an Index and any Successor Index with a view to offsetting, to the extent practicable, any difference in the relative levels of such Index and such Successor Index at that time.

If an Index Publisher discontinues publication of an Index before any date on which the level of an Index must be determined, and the Calculation Agent does not select a Successor Index, then on each relevant day that the level of such Index must be determined, until the earlier to occur of:

•	the determination by the Calculation Agent as to whether the Warrants will be exercised for the Cash Settlement Amount or expire worthless; and

•	a determination by the Calculation Agent that a Successor Index is available,

the Calculation Agent will compute a substitute level for such Index in accordance with the procedures last used to calculate such Index before any discontinuance. The Calculation Agent will make available to holders of the Warrants information regarding those levels by means of Bloomberg L.P., Thomson Reuters, a website, or any other means selected by the Calculation Agent in its reasonable discretion.

If a Successor Index is selected or the Calculation Agent calculates a level as a substitute for an Index, such Successor Index or level will be used as a substitute for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

Notwithstanding these alternative arrangements, any modification or discontinuance of the publication of any Index to which your Warrants are linked may adversely affect trading in the Warrants.

Certain Terms for Warrants Linked to an ETF

Trading Days

A “Trading Day” with respect to an ETF means a day on which the securities exchange on which such ETF has its primary listing is open for trading.

Closing Market Price

The “Closing Market Price” for one share or unit of an ETF (or one unit of any other security for which a Closing Market Price must be determined) on any Trading Day means any of the following:

•

if such ETF (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The Nasdaq Stock Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Exchange Act on which such ETF (or such other security) is listed or admitted to trading;

•

if such ETF (or such other security) is not listed or admitted to trading on any national securities exchange but is included in any other U.S. national market system, the last reported sale price, regular way, of the principal trading session on that day on the U.S. national market system that is the primary market for the trading of such ETF (or such other security);

•

if such ETF (or such other security) is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such ETF (or such other security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which such ETF (or such other security) is listed or admitted to trading (converted to U.S. dollars using such exchange rate as the Calculation Agent, in its sole discretion, determines to be commercially reasonable); or

•

if the Closing Market Price cannot be determined as set forth in the prior bullets, the mean, as determined by the Calculation Agent, of the bid prices for such ETF (or such other security) obtained from as many dealers in that security (which may include us, BofAS and/or any of our respective affiliates), but not exceeding three, as will make the bid prices available to the Calculation Agent. If no such bid price can be obtained, the Closing Market Price will be determined (or, if not determinable, estimated) by the Calculation Agent in its sole discretion in a commercially reasonable manner.

Unless otherwise set forth in the applicable pricing supplement, for any applicable Trading Day under the terms of the Warrants, the value of an ETF (or one unit of any other security for which a Closing Market Price must be determined) will be determined by multiplying its Closing Market Price on that day by its “Price Multiplier.” The initial Price Multiplier of an ETF will be 1, unless otherwise set forth in the applicable pricing supplement. The Price Multiplier for an ETF will be subject to adjustment for certain events relating to such ETF as described below under “—Anti-Dilution and Discontinuance Adjustments Relating to ETFs.”

Market Disruption Events

A “Market Disruption Event” with respect to an ETF means one or more of the following events, as determined by the Calculation Agent in its sole discretion:

(A)

the suspension, absence or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares or units of such ETF (or any Successor ETF) on the primary exchange where such shares or units trade, as determined by the Calculation Agent (without taking into account any extended or after-hours trading session);

(B)

the suspension, absence or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares or units of such ETF (or any Successor ETF), as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares or units of such ETF;

(C)

the suspension, absence or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of the relevant Underlying Index (or any Successor Underlying Index) trade, as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the applicable Underlying Index or any Successor Underlying Index; or

(D)

the suspension, absence or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the relevant Underlying Index (or any Successor Underlying Index), as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the relevant Underlying Index or any Successor Underlying Index.

For the purpose of determining whether a Market Disruption Event has occurred with respect to an ETF:

(1)

a limitation on the hours in a Trading Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)

a decision to permanently discontinue trading in the shares or units of such ETF (or any Successor ETF) or the relevant futures or options contracts relating to those shares or units or such relevant Underlying Index (or any Successor Underlying Index) will not constitute a Market Disruption Event;

(3)

a suspension in trading in a futures or options contract on the shares or units of such ETF (or any Successor ETF) or the relevant Underlying Index (or any Successor Underlying Index), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to such ETF;

(4)

subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)

for the purpose of clauses (A) and (C) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the Calculation Agent, will be considered “material.”

Anti-Dilution and Discontinuance Adjustments Relating to ETFs

The Calculation Agent, in its sole discretion, may adjust the Price Multiplier of an ETF and any other terms of the Warrants if an event described below occurs after the applicable Pricing Date and on or before the final Calculation Day of the Warrants and if the Calculation Agent determines that such an event has a dilutive or concentrative effect on the theoretical value of the shares or units of such ETF (or any Successor ETF).

The Price Multiplier of an ETF resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require an adjustment of the Price Multiplier. The required adjustments specified below do not cover all events that could affect an ETF.

No adjustments to the Price Multiplier of an ETF or any other terms of the Warrants will be required other than those specified below. However, the Calculation Agent may, at its sole discretion, make additional adjustments or adjustments that differ from those described herein to the Price Multiplier of an ETF or any other terms of the Warrants to reflect changes to such ETF if the Calculation Agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate to ensure an equitable result.

The Calculation Agent will be solely responsible for the determination of any adjustments to the Price Multiplier of an ETF or any other terms of the Warrants and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments are required to be made for certain other events, such as offerings of equity securities by an ETF for cash or in connection with the occurrence of a partial tender or exchange offer for shares or units of such ETF by such ETF.

Following an event that results in an adjustment to the Price Multiplier for any ETF or any of the other terms of the Warrants, the Calculation Agent may (but is not required to) provide holders of the Warrants with information about that adjustment as it deems appropriate, depending on the nature of the adjustment. Upon written request by any holder of the Warrants, the Calculation Agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments for an ETF

The Calculation Agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier of an ETF and the other terms of the Warrants, as a result of certain events related to such ETF, which include, but are not limited to, the following:

Stock Splits and Reverse Stock Splits. If an ETF is subject to a stock split or reverse stock split, then once such split has become effective, the Price Multiplier for such ETF will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares or units that a holder of one share or unit of such ETF before the effective date of the stock split or reverse stock split would have owned immediately following the applicable effective date.

For example, a two-for-one stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of two. In contrast, a one-for-two reverse stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Stock Dividends. If an ETF is subject to (i) a stock dividend (i.e., an issuance of additional shares or units of such ETF) or (ii) a distribution of additional shares of such ETF as a result of the triggering of any provision of the organizational documents of such ETF or otherwise that is given ratably to all holders of such ETF, then, once the dividend or distribution has become effective and such ETF is trading ex-dividend, the Price Multiplier for such ETF will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of additional shares or units issued in the stock dividend with respect to one share or unit of such ETF;

provided that no adjustment will be made for a stock dividend or distribution for which the number of shares or units of such ETF paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a stock dividend of one new share or unit for each share or unit held would ordinarily change a Price Multiplier of one into a Price Multiplier of two.

Extraordinary Dividends. There will be no adjustments to the Price Multiplier of an ETF to reflect any cash dividends or cash distributions paid with respect to an ETF other than Extraordinary Dividends, as described below, and distributions described in “—Other Distributions” and “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to an ETF, a dividend or other distribution that the Calculation Agent determines, in its sole discretion, is not declared or otherwise made according to the relevant ETF’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs, the Price Multiplier for such ETF will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which is the Closing Market Price per share or unit of such ETF on the Trading Day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share or unit of such ETF on that preceding Trading Day exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

•

in the case of cash dividends or other distributions that are paid as regular dividends, the amount per share or unit of the applicable ETF of that Extraordinary Dividend minus the amount per share or unit of the immediately preceding non-Extraordinary Dividend for that share or unit; or

•	in the case of cash dividends or other distributions that are not paid as regular dividends, the amount per share or unit of the applicable ETF of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination will be conclusive. A distribution on the applicable ETF described under the sections entitled “—Other Distributions” and “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Other Distributions. If an ETF, after the applicable Pricing Date, declares or makes a distribution to all holders of the shares or units of the applicable ETF of any class of its securities (other than shares or units of the applicable ETF), evidences of its indebtedness or other non-cash assets, including, but not limited to, transferable rights and Warrants, then, in each of these cases, once the distribution has become effective and the shares or units are trading ex-dividend, the Price Multiplier for such ETF will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which will be the Closing Market Price per share or unit of the applicable ETF, and the denominator of which will be the Closing Market Price per share or unit of the applicable ETF, less the fair market value, as determined by the Calculation Agent, as of the time the adjustment is effected of the portion of the capital stock, evidences of indebtedness, rights or Warrants, or other non-cash assets so distributed or issued applicable to one share or unit of the applicable ETF.

Reorganization Events. If after the Pricing Date and on or before the final Calculation Day with respect to an ETF, such ETF (or any Successor ETF), has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange-traded fund, and such ETF (or any Successor ETF) is not the surviving entity, then, on or after the date of such event, the Calculation Agent shall, in its sole discretion, make an adjustment to the Price Multiplier for such ETF (or any Successor ETF) or any other terms of the Warrants as the Calculation Agent, in its sole discretion, determines appropriate to account for the economic effect on the Warrants of that event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to such ETF (or any Successor ETF) or to the Warrants), and determine the effective date of that adjustment. If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may deem such ETF (or any Successor ETF) to be de-listed, liquidated, discontinued, or otherwise terminated, the treatment of which is described in “—Discontinuance of or Material Change to an ETF.” For the avoidance of doubt, any adjustment will be made on or after the effective date of the reorganization event and not on the date of the announcement of a plan or intention to effect such an event.

Discontinuance of or Material Change to an ETF

If shares or units of an ETF are de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the Calculation Agent will substitute an exchange-traded fund that the Calculation Agent determines, in its sole discretion, is comparable to the discontinued ETF (that exchange-traded fund being referred to herein as a “Successor ETF”). In that event, the Calculation Agent may in its sole discretion adjust the applicable Price Multiplier with a view to offsetting, to the extent practicable, any difference in the relative prices of the original ETF and the Successor ETF at that time.

If an ETF (or a Successor ETF) is de-listed, liquidated, or otherwise terminated and the Calculation Agent determines that no adequate substitute for such ETF (or a Successor ETF) is available, then the Calculation Agent will, in its sole discretion, calculate the Closing Market Price of such ETF (or a Successor ETF) by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate such ETF (or a Successor ETF).

If a Successor ETF is selected or the Calculation Agent calculates the Closing Market Price by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the appliable ETF (or any Successor ETF), that Successor ETF or substitute computation methodology, as applicable, will be substituted for such ETF (or any Successor ETF) for all purposes of the Warrants.

If at any time:

•

the Underlying Index of an ETF (or the underlying index related to a Successor ETF) is discontinued or ceases to be published and (i) the Underlying Publisher of such Underlying Index or another entity does not publish a successor or substitute underlying index that the Calculation Agent determines, in its sole discretion, to be comparable to such Underlying Index (a “Successor Underlying Index”) or (ii) the Underlying Publisher of such ETF does not announce that such ETF will track the Successor Underlying Index; or

•

an ETF (or a Successor ETF) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of such ETF, or a material change to the relevant Underlying Index) so that such ETF does not, in the opinion of the Calculation Agent, fairly represent the price per share or unit of such ETF (or a Successor ETF) had those changes or modifications not been made;

then, from and after that time, the Calculation Agent may, in its sole discretion, determine to make those calculations and adjustments that, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a Closing Market Price of such ETF (or any Successor ETF) as if those changes or modifications had not been made. The Calculation Agent also may determine that no adjustment is required.

The Calculation Agent will be solely responsible for the method of calculating the Closing Market Price of the applicable ETF (or any Successor ETF) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of an ETF or the relevant Underlying Index may adversely affect trading in the Warrants.

Certain Terms for Warrants Linked to an Underlying Stock

Trading Days

A “Trading Day” with respect to an Underlying Stock means a day on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the NYSE, The Nasdaq Stock Market, the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

Closing Market Price

The “Closing Market Price” for one share of an Underlying Stock (or one unit of any other security for which a Closing Market Price must be determined) on any Trading Day means any of the following:

•

if such Underlying Stock (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The Nasdaq Stock Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Exchange Act, on which such Underlying Stock (or such other security) is listed or admitted to trading;

•

if such Underlying Stock (or such other security) is not listed or admitted to trading on any national securities exchange but is included in any other U.S. national market system, the last reported sale price, regular way, of the principal trading session on that day on the U.S. national market system that is the primary market for the trading of such Underlying Stock (or such other security);

•

if such Underlying Stock (or such other security) is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such Underlying Stock (or such other security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which such Underlying Stock (or such other security) is listed or admitted to trading (converted to U.S. dollars using such exchange rate as the Calculation Agent, in its sole discretion, determines to be commercially reasonable); or

•

if the Closing Market Price cannot be determined as set forth in the prior bullets, the mean, as determined by the Calculation Agent, of the bid prices for such Underlying Stock (or such other security) obtained from as many dealers in that security (which may include us, BofAS and/or any of our respective affiliates), but not exceeding three, as will make the bid prices available to the Calculation Agent. If no such bid price can be obtained, the Closing Market Price will be determined (or, if not determinable, estimated) by the Calculation Agent in its sole discretion in a commercially reasonable manner.

Unless otherwise set forth in the applicable pricing supplement, for any applicable Trading Day under the terms of the Warrants, the value of an Underlying Stock (or one unit of any other security for which a Closing Market Price must be determined) will be determined by multiplying its Closing Market Price on that day by its “Price Multiplier.” The initial Price Multiplier for an Underlying Stock will be 1, unless otherwise set forth in the applicable pricing supplement. The Price Multiplier for an Underlying Stock will be subject to adjustment for certain corporate events relating to such Underlying Stock as provided below in subject to adjustment as provided below in “—Anti-Dilution and Anti-Discontinuation Adjustments relating to Underlying Stocks.”

Market Disruption Events

A “Market Disruption Event” with respect to an Underlying Stock means one or more of the following events, as determined by the Calculation Agent in its sole discretion:

(A)

the suspension, absence or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of such Underlying Stock (or shares of any Successor Entity) on the primary exchange where such shares trade, as determined by the Calculation Agent (without taking into account any extended or after-hours trading session); or

(B)

the suspension, absence or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of such Underlying Stock (or shares of any Successor Entity), as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares of such Underlying Stock (or shares of any Successor Entity).

For the purpose of determining whether a Market Disruption Event has occurred with respect to an Underlying Stock:

(1)

a limitation on the hours in a Trading Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)

a decision to permanently discontinue trading in the shares of such Underlying Stock (or shares of any Successor Entity) or the relevant futures or options contracts relating to such shares will not constitute a Market Disruption Event;

(3)

a suspension in trading in a futures or options contract on the shares of such Underlying Stock (or shares of any Successor Entity), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to such Underlying Stock;

(4)

subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)

for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the Calculation Agent, will be considered “material.”

Anti-Dilution and Anti-Discontinuation Adjustments relating to Underlying Stocks

The Calculation Agent, in its sole discretion, may adjust the Price Multiplier of an Underlying Stock and any other terms of the Warrants, if an event described below occurs after the applicable Pricing Date and on or before the final Calculation Day and if the Calculation Agent determines that such an event has a dilutive or concentrative effect on the theoretical value of the shares of such Underlying Stock or shares of any Successor Entity.

The Price Multiplier for an Underlying Stock resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require a change of the Price Multiplier. The required adjustments specified below do not cover all events that could affect an Underlying Stock.

No adjustments to the Price Multiplier for any Underlying Stock or any other terms of the Warrants will be required other than those specified below. However, the Calculation Agent may, at its sole discretion, make additional adjustments or adjustments that differ from those described herein to the Price Multiplier or any other terms of the Warrants to reflect changes to an Underlying Stock if the Calculation Agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate to ensure an equitable result.

The Calculation Agent will be solely responsible for the determination of any adjustments to the Price Multiplier of an Underlying Stock or any other terms of the Warrants and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments are required to be made for certain other events, such as offerings of common equity securities by an Underlying Company for cash or in connection with the occurrence of a partial tender or exchange offer with respect to an Underlying Stock by such Underlying Company.

Following certain corporate events relating to an Underlying Stock, where the relevant Underlying Company is not the surviving entity, any payment you receive on the Warrants may be based on the equity securities of a successor to such Underlying Company or on any cash or other assets distributed to holders of such Underlying Stock in such corporate event.

Following an event that results in an adjustment to the Price Multiplier or any of the other terms of the Warrants, the Calculation Agent may (but is not required to) provide holders of the Warrants with information about that adjustment as it deems appropriate, depending on the nature of the adjustment. Upon written request by any holder of the Warrants, the Calculation Agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments to Underlying Stocks that Are Common Equity

The Calculation Agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier of an Underlying Stock and any other terms of the Warrants as a result of certain events related to an Underlying Stock, which include, but are not limited to, the following:

Stock Splits and Reverse Stock Splits. If an Underlying Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Price Multiplier for such Underlying Stock will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares that a holder of one share of such Underlying Stock before the effective date of the stock split or reverse stock split would have owned immediately following the applicable effective date.

For example, a two-for-one stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of two. In contrast, a one-for-two reverse stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Stock Dividends. If an Underlying Stock is subject to (i) a stock dividend (i.e., an issuance of additional shares of Underlying Stock) that is given ratably to all holders of such Underlying Stock or (ii) a distribution of additional shares of such Underlying Stock as a result of the triggering of any provision of the organizational documents of the relevant Underlying Company, then, once the dividend or distribution has become effective and such Underlying Stock is trading ex-dividend, the Price Multiplier for such Underlying Stock will be adjusted on the first business day on which transactions in shares of such Underlying Stock trade on the relevant exchange without the right to receive an applicable dividend or other distribution (the “Ex-Dividend Date”) such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of additional shares issued in the stock dividend with respect to one share of such Underlying Stock;

provided that no adjustment will be made for a stock dividend or distribution for which the number of shares of such Underlying Stock paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a stock dividend of one new share for each share held would ordinarily change a Price Multiplier of one into a Price Multiplier of two.

Extraordinary Dividends. There will be no adjustments to the Price Multiplier of an Underlying Stock to reflect any cash dividends or cash distributions paid with respect to an Underlying Stock other than Extraordinary Dividends, as described below, and distributions described in “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to an Underlying Stock, a dividend or other distribution that the Calculation Agent determines, in its sole discretion, is not declared or otherwise made according to such Underlying Company’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs, the Price Multiplier will be adjusted on the Ex-Dividend Date such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which is the Closing Market Price per share of such Underlying Stock on the Trading Day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share of such Underlying Stock on that preceding Trading Day exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

•

in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of the applicable Underlying Stock of that Extraordinary Dividend minus the amount per share of the immediately preceding non- Extraordinary Dividend for that share; or

•	in the case of cash dividends or other distributions that are not paid as regular dividends, the amount per share of the applicable Underlying Stock of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination will be conclusive. A distribution on an Underlying Stock described in the section “—Issuance of Transferable Rights or Warrants” below or in clause (a), (d) or (e) of the section entitled “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Issuance of Transferable Rights or Warrants. If an Underlying Company issues transferable rights or warrants to all holders of record of an Underlying Stock to subscribe for or purchase such Underlying Stock, including new or existing rights to purchase such Underlying Stock under a shareholder rights plan or arrangement, then the Price Multiplier of such Underlying Stock will be adjusted on the Trading Day immediately following the issuance of those transferable rights or warrants so that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of shares of such Underlying Stock that can be purchased with the cash value of those warrants or rights distributed on one share of such Underlying Stock.

The number of shares that can be purchased will be based on the Closing Market Price of such Underlying Stock on the date the new Price Multiplier is determined. The cash value of those warrants or rights, if the warrants or rights are traded on a registered national securities exchange, will equal the closing price of that warrant or right. If the warrants or rights are not traded on a registered national securities exchange, the cash value will be determined by the Calculation Agent and will equal the average of the bid prices obtained from three dealers at 3:00 p.m., New York time, on the date the new Price Multiplier is determined, provided that if only two of those bid prices are available, then the cash value of those warrants or rights will equal the average of those bids and if only one of those bids is available, then the cash value of those warrants or rights will equal that bid.

Reorganization Events

If, with respect to an Underlying Stock and its related Underlying Company, after the Pricing Date and on or prior to the final Calculation Day:

(a)	there occurs any reclassification or change of such Underlying Stock, including, without limitation, as a result of the issuance of tracking stock by such Underlying Company;

(b)

such Underlying Company, or any surviving entity or subsequent surviving entity of such Underlying Company (a “Successor Entity”), has been subject to a merger, combination, or consolidation and is not the surviving entity;

(c)	any statutory exchange of securities of such Underlying Company or any applicable Successor Entity with another corporation occurs, other than under clause (b) above;

(d)	such Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency, or other similar law;

(e)

such Underlying Company issues to all of its shareholders securities of an issuer other than such Underlying Company, including equity securities of an affiliate of such Underlying Company, other than in a transaction described in clauses (b), (c), or (d) above;

(f)	a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such Underlying Company;

(g)

there occurs any reclassification or change of such Underlying Stock that results in a transfer or an irrevocable commitment to transfer all such outstanding shares of such Underlying Stock to another entity or person;

(h)

such Underlying Company or any applicable Successor Entity is the surviving entity of a merger, combination, or consolidation, that results in such outstanding Underlying Stock (other than Underlying Stock owned or controlled by the other party to such transaction) immediately prior to such event collectively representing less than 50% of the outstanding Underlying Stock immediately following such event; or

(i)

such Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act (an event in clauses (a) through (i), a “Reorganization Event”), then, on or after the effective date of the Reorganization Event, the Calculation Agent shall, in its sole discretion, make an adjustment to the Price Multiplier of such Underlying Stock or any other terms of the Warrants as the Calculation Agent, in its sole discretion, determines appropriate to account for the economic effect on the Warrants of that Reorganization Event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to such Underlying Stock or to the Warrants), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Reorganization Event by an options exchange to options on the relevant Underlying Stock traded on that options exchange, and determine the effective date of that adjustment. For the avoidance of doubt, any adjustment will be made on or after the effective date of the Reorganization Event and not on the date of the announcement of a plan or intention to effect such an event.

Anti-Dilution Adjustments to Underlying Stocks that Are ADRs

For purposes of the anti-dilution adjustments set forth above, if an Underlying Stock is an ADR (an “Underlying ADR”), the Calculation Agent will consider the effect of any of the relevant events on such Underlying ADR, and adjustments will be made as if such Underlying ADR was common equity as described above. For example, if the stock represented by an Underlying ADR is subject to a two-for-one stock split, and assuming an initial Price Multiplier of 1, the Price Multiplier for such Underlying ADR would be adjusted so that it equals two. Unless otherwise specified in the applicable pricing supplement, with respect to Warrants linked to an Underlying ADR (or directly to the common equity issued by a non-U.S. Underlying Company), the term “dividend” means the dividends paid to holders of the Underlying ADR (or the Underlying Stock issued by the applicable non-U.S. Underlying Company), and such dividends may reflect the netting of any applicable foreign withholding or similar taxes that may be due on dividends paid to a U.S. person.

The Calculation Agent may determine not to make an adjustment with respect to an Underlying ADR if:

(A)

holders of such Underlying ADR are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth above if the Warrants had been linked directly to the common shares of the applicable Underlying Company represented by such Underlying ADR; or

(B)

to the extent that the Calculation Agent determines that the applicable Underlying Company or the depositary for such Underlying ADRs has adjusted the number of common shares of such Underlying Company represented by each share of such Underlying ADR, so that the market price of such Underlying ADR would not be affected by the corporate event.

If the applicable Underlying Company or the depositary for the Underlying ADRs, in the absence of any of the events described above, elects to adjust the number of common shares of the Underlying Company represented by each share of such Underlying ADR, then the Calculation Agent may make the appropriate anti-dilution adjustments to reflect such change. The depositary for an Underlying ADR may also make adjustments in respect of such Underlying ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depositary, the Calculation Agent may adjust the Price Multiplier of an Underlying ADR or other terms of the Warrants as the Calculation Agent determines commercially reasonable to account for that event.

Alternative Anti-Dilution and Reorganization Adjustments

The Calculation Agent may elect at its discretion to not make any of the adjustments to the Price Multiplier of an Underlying Stock or to the other terms of the Warrants, including the method of determining any payment on the Warrants, described in this section, but may instead make adjustments, in its discretion, to the Price Multiplier of an Underlying Stock or any other terms of the Warrants that will reflect the adjustments to the extent practicable made by the OCC on options contracts on an Underlying Stock or any successor common stock. For example, if an Underlying Stock is subject to a two-for-one stock split, and the OCC adjusts the strike prices of the options contract on such Underlying Stock by dividing the strike price by two, then the Calculation Agent may also elect to divide any applicable “starting value” of such Underlying Stock by two. In this case, the Price Multiplier will remain one. This adjustment would have the same economic effect on holders of the Warrants as if the Price Multiplier had been adjusted.

Delisting of ADRs or Termination of ADR Facility

If an Underlying ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or if the ADR facility between the applicable Underlying Company and the applicable ADR depositary is terminated for any reason, then, on and after the date that such Underlying ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “Termination Date”), the applicable Underlying Stock will be deemed to be the applicable Underlying Company’s common equity securities rather than such Underlying ADR. The Calculation Agent will determine the price of the applicable Underlying Stock by reference to those common shares. Under such circumstances, the Calculation Agent may modify any terms of the Warrants as it deems necessary, in its sole discretion, to ensure an equitable result. On and after the Termination Date, for all purposes, the Closing Market Price of the applicable Underlying Company’s common shares on their primary exchange will be converted to U.S. dollars using such exchange rate as the Calculation Agent, in its sole discretion, determines to be commercially reasonable. Alternatively, the Calculation Agent may elect to replace such Underlying ADR with the securities of a Successor Foreign Underlying Stock, as described in the following section.

Delisting of an Underlying Stock or Nationalization of an Underlying Company

If a non-U.S. equity security serving as an Underlying Stock with a relevant exchange located outside the United States (an “Original Foreign Underlying Stock”) is no longer listed or admitted to trading on a securities exchange (a “Delisting Event”), or if the issuer of an Original Foreign Underlying Stock is nationalized (a “Nationalization Event”), the Calculation Agent, in its sole discretion may either:

(a)

select a Successor Foreign Underlying Stock (as defined below) to that non-U.S. equity security after the close of the principal trading session on the Trading Day immediately prior to the effective date of the Delisting Event or Nationalization Event, as applicable (the effective date of the Delisting Event or Nationalization Event, as applicable, the “Change Date”), in accordance with the provisions of this section (each successor stock as so selected, a “Successor Foreign Underlying Stock” and each issuer of that Successor Foreign Underlying Stock, a “Successor Foreign Underlying Stock Issuer”); or

(b)

on and after the Change Date, (i) deem the closing price and, if applicable, the trading price of that Original Foreign Underlying Stock on each day to be the closing price of that Original Foreign Underlying Stock on the Trading Day immediately prior to the Change Date and (ii) deem the Price Multiplier of that Original Foreign Underlying Stock on each day to be the Price Multiplier of that Original Foreign Underlying Stock on the Trading Day immediately prior to the Change Date.

Upon the selection of any Successor Foreign Underlying Stock by the Calculation Agent as described above, then on and after the Change Date:

(a)

references in this prospectus supplement or the applicable pricing supplement to the applicable “Underlying Stock” will no longer refer to the Original Foreign Underlying Stock and will be deemed instead to refer to that Successor Foreign Underlying Stock for all purposes;

(b)

references in this prospectus supplement or the applicable pricing supplement to “issuer” (the Underlying Company) of the Original Foreign Underlying Stock will be deemed to be to the applicable Successor Foreign Underlying Stock Issuer for all purposes;

(c)	the relevant starting value or similar price for that Successor Foreign Underlying Stock will be determined by the Calculation Agent in a manner that it determines to be commercially reasonable; and

(d)

the Price Multiplier for that Successor Foreign Underlying Stock will be an amount as determined by the Calculation Agent in good faith as of the Change Date, taking into account, among other things, the closing price of the Original Foreign Underlying Stock on the Trading Day immediately preceding the Change Date, subject to adjustment for certain corporate events related to that Successor Foreign Underlying Stock described in “—Anti-Dilution Adjustments to Underlying Stocks that Are Common Equity.”

The “Successor Foreign Underlying Stock” with respect to an Underlying Stock will be the common stock of a company organized in, or with its principal executive office located in, the country in which the issuer of the Original Foreign Underlying Stock is organized or has its principal executive office, selected by the Calculation Agent from among the common stocks of three companies then listed on a non-U.S. securities exchange that are not the Original Foreign Underlying Stock, with the three largest market capitalizations within the same industry as the issuer of the Original Foreign Underlying Stock that also have an equity security that is listed and traded on a national securities exchange in the United States or the primary non-U.S. securities exchange or market for the Original Foreign Underlying Stock that, in the sole discretion of the Calculation Agent, is the most comparable to the Original Foreign Underlying Stock (prior to the Change Date), taking into account factors such as the Calculation Agent deems relevant, including, without limitation, dividend history and stock price volatility; provided, however, that a Successor Foreign Underlying Stock will not be any stock that is subject to a trading restriction under the trading restriction policies of BofA Finance, Bank of America or any of their affiliates that would materially limit the ability of BofA Finance or any of its affiliates to hedge the Warrants with respect to that stock.

The Calculation Agent will provide information as to any Successor Foreign Underlying Stock upon written request by any holder of the Warrants.

Consequences of a Market Disruption Event; Postponement of Relevant Dates

Events Relating to the Pricing Date. If, with respect to an Index or ETF, (i) a Market Disruption Event with respect to such Index or ETF occurs on the Pricing Date or (ii) the Pricing Date is determined by the Calculation Agent not to be a Trading Day for such Index or ETF by reason of an extraordinary event, occurrence, declaration or otherwise, the Closing Value of such Index or ETF for the Pricing Date will be its Closing Value on the first Trading Day following the Pricing Date on which no Market Disruption Event occurs with respect to such Index or ETF; provided that the Closing Value will be determined (or, if not determinable, estimated) by the Calculation Agent in a manner which the Calculation Agent considers commercially reasonable under the circumstances on a date no later than the second scheduled Trading Day following the Pricing Date, regardless of the occurrence of a Market Disruption Event or non-Trading Day on that day.

For the avoidance of doubt, if your Warrants are linked to more than one Index or ETF, the occurrence of a Market Disruption Event or non-Trading Day with respect to an Index or ETF on the Pricing Date as described above will not affect the determination of the Closing Value of any other Index or ETF that is not so affected.

Events Relating to Calculation Days. If, with respect to an Underlying, (i) a Market Disruption Event with respect to such Underlying occurs on a scheduled Calculation Day or (ii) any scheduled Calculation Day is determined by the Calculation Agent not to be a Trading Day for such Underlying by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “Non-Calculation Day”), the Calculation Agent will determine the Closing Value of such Underlying for that day as follows:

•

The Closing Value for the applicable Non-Calculation Day will be the Closing Value of such Underlying on the next applicable scheduled Calculation Day that is not a Non-Calculation Day. For example, if there are five scheduled Calculation Days for your Warrants, and if the first and second scheduled Calculation Days are Non-Calculation Days and the third scheduled Calculation Day is not a Non-Calculation Day, then the Closing Value of such Underlying on the third scheduled Calculation Day will also be the Closing Value for such Underlying on the first and second scheduled Calculation Days.

•

If no further scheduled Calculation Days occur after a Non-Calculation Day, or if every scheduled Calculation Day is a Non-Calculation Day (for example, if there is only one scheduled Calculation Day), then the Closing Value of such Underlying for that Non-Calculation Day (or for all the scheduled Calculation Days, if applicable) will be its Closing Value on the first Trading Day following the final scheduled Calculation Day on which no Market Disruption Event occurs with respect to such Underlying; provided that the Closing Value will be determined (or, if not determinable, estimated) by the Calculation Agent in a manner which the Calculation Agent considers commercially reasonable under the circumstances on a date no later than the scheduled Trading Day immediately preceding the Cash Settlement Date, regardless of the occurrence of a Market Disruption Event or non-Trading Day on that day.

For the avoidance of doubt, if your Warrants are linked to more than one Underlying, the occurrence of a Market Disruption Event or Non-Calculation Day with respect to an Underlying as described above will not affect the determination of the Closing Value of any other Underlying that is not so affected.

The Underlying

The applicable pricing supplement will set forth information as to the specific Underlying(s), including information as to the historical values of the Underlying(s). However, historical values of the Underlying(s) are not indicative of their future performance or the performance of your Warrants.

An investment in the Warrants does not entitle you to any ownership interest in or any other rights with respect to an Underlying or any of its respective underlying assets, including any voting rights, dividends paid, or other distributions made, or any other rights with respect to an Underlying or its respective underlying assets.

Any information regarding any Underlying will be derived from publicly available documents, without independent verification. Any Underlying Stock, including an ADR, or ETF will be registered under the Exchange Act. Information provided to or filed with the SEC by any Underlying Company can be located through the SEC’s website, www .sec.gov. None of us, Bank of America, the Selling Agents or any of our respective affiliates will have independently verified the accuracy or completeness of any of the information or reports of an Underlying Company.

The selection of an Underlying is not a recommendation to buy or sell such Underlying. None of us, Bank of America Corporation, the Selling Agents or any of our respective affiliates makes any representation to any purchaser of the Warrants as to the performance of any Underlying.

Role of the Calculation Agent

The Calculation Agent has the sole discretion to make all determinations regarding the Warrants as described in this prospectus supplement, including determinations regarding the Cash Settlement Amount (if any), any values of any Underlying necessary to determine any payment on the Warrants, the Price Multiplier, any Market Disruption Events, a Successor Index, a Successor ETF, a Successor Underlying Stock, Trading Days, business days, Calculation Days, Non-Calculation Days, and determinations relating to changes to any Index, ETF, Underlying Index or Underlying Stock, as described above. Absent manifest error, all determinations of the Calculation Agent will be conclusive for all purposes and final and binding on you, Bank of America and us, without any liability on the part of the Calculation Agent.

We expect to appoint BofAS or one of our other affiliates as the Calculation Agent for each issue of the Warrants. However, we may change the Calculation Agent at any time without notifying you. The identity of the Calculation Agent will be set forth in the applicable pricing supplement.

Events of Default and Acceleration

Unless we specify otherwise in the applicable pricing supplement, the Warrants will not provide for any events of default. Acceleration of the Warrants will not be permitted for any reason, including upon the occurrence of any event of bankruptcy or insolvency or resolution proceedings relating to BofA Finance and/or Bank of America.

Listing

Unless otherwise specified in the applicable pricing supplement, the Warrants will not be listed on a securities exchange or quotation system.

Paying Agent, Security Registrar and Transfer Agent

We have appointed the warrant agent, acting through its corporate trust office, to act initially as our paying agent, security registrar and transfer agent, pursuant to the Warrant Agreement. The warrant agent’s corporate trust office currently is located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256.

We may add, replace or terminate paying agents, security registrars and/or transfer agents in accordance with the Warrant Agreement, in each case without your consent and without notifying you of such change. In addition, we may decide to act as our own paying agent with respect to some or all of the Warrants, and the paying agent may resign, in each case without your consent and without notifying you of such event.

Payments on the Warrants

Unless we specify otherwise in the applicable pricing supplement, the Cash Settlement Amount (if any) will be made on the Cash Settlement Date specified in the applicable pricing supplement, and will be paid to the holder of the Warrant at the time of payment by the paying agent.

If the scheduled Cash Settlement Date is not a business day, the payment, if any, required to be made on the Warrants on such Cash Settlement Date will be made on the next succeeding business day, with the same force and effect as if it had been made on the originally scheduled Cash Settlement Date, that is, with no additional amount accruing or payable as a result of the delay. Unless we specify otherwise in the applicable pricing supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the applicable Warrant, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Unless we specify otherwise in the applicable pricing supplement, the Warrants will be denominated, and the payment, if any, with respect to the Warrants will be made, in U.S. dollars. We will make payments on Warrants in book-entry only form in accordance with arrangements then in place between the paying agent and the depositary or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the accompanying prospectus under the heading “Registration and Settlement.” Indirect owners should contact their banks or brokers for information on how they will receive payments on their Warrants.

We will pay any amounts payable on the applicable Cash Settlement Date, for a Warrant in definitive form by wire transfer of immediately available funds to the registered holders of the Warrant at the time of payment.

If any of the Warrants are denominated, or if any amount payable on any of the Warrants is payable, in a foreign currency, the specified currency, as well as any provisions and procedures relating to payments, additional investment considerations, risk factors, restrictions, tax consequences, specific terms and other information relating to that series of Warrants and the specified currency will be described in the applicable pricing supplement.

Bank of America Guarantee

Our payment obligations under the Warrants are fully and unconditionally guaranteed by Bank of America as described in the accompanying prospectus. If, for any reason, we do not make any required payment on any of the Warrants when due, Bank of America will make such payment, on demand, at the same place and in the same manner that applies to payments made by us under the Warrant Agreement. See “Description of Warrants of BofA Finance LLC—Bank of America Guarantee” in the accompanying prospectus.

Other Provisions

Any provisions with respect to the calculation or determination of the amount payable, if any, on the Warrants or any other related matters for a particular series of Warrants, may be modified as described in the applicable pricing supplement.

Form, Denomination, Registration and Exchange of Warrants

Global Warrants

Unless we specify otherwise in the applicable pricing supplement, we will issue Warrants in book-entry only form. This means that we will not issue certificated Warrants in non-global or definitive form registered in the name of each beneficial owner. Instead, unless otherwise specified in the applicable pricing supplement, the Warrants will be in the form of a master global warrant, registered and held in the name of and deposited with or on behalf of DTC or its nominee.

Accordingly, DTC or its nominee will be the registered holder of all the Warrants represented by the master global warrant. Those who own beneficial interests in a Warrant represented by the master global warrant will do so through participants in DTC’s book-entry system, and the rights of these indirect owners will be governed solely by the applicable procedures of DTC and its participants. We describe the procedures applicable to book-entry only Warrants under the heading “Registration and Settlement” in the accompanying prospectus. For more information about book-entry only Warrants and the procedures for registration, settlement and exchange of book-entry only Warrants, see “Description of Warrants of BofA Finance LLC—Form and Denomination of Warrants” and “Registration and Settlement” in the accompanying prospectus.

Unless specified otherwise in the applicable pricing supplement, Warrants will be represented by a kind of global warrant that we refer to as a “master global warrant.” This kind of global warrant represents multiple series of Warrants that have different terms and provisions and are issued at different times. Warrants represented by a master global warrant will be registered in the name of a nominee of DTC and deposited with or on behalf of DTC as depositary. The warrant agent will identify each Warrant evidenced by a master global warrant on a schedule to the master global warrant. The security registrar will maintain records of each series of outstanding Warrants represented by a master global warrant. Warrants represented by a master global warrant may be exchanged by us at any time upon our request to the security registrar for one or more other Warrants in global form, as described in the master global warrant.

If we specify in the applicable pricing supplement that your Warrants will not be represented by a master global warrant, your Warrants will be represented by a non-master global warrant. Generally, all Warrants represented by the same non-master global warrant will have the same terms.

Definitive Warrants

We do not expect to issue Warrants in definitive form except in exchange for registered global Warrants in the limited circumstances described in the Warrant Agreement. If we ever issue Warrants in definitive form, unless we specify otherwise in the applicable pricing supplement, those Warrants will be in registered form, and the exchange, registration, transfer, replacement or cancellation of those Warrants will be governed by the Warrant Agreement and the procedures described under “Description of Warrants of BofA Finance LLC—Exchange, Registration and Transfer” in the accompanying prospectus.

ERISA CONSIDERATIONS

The Warrants may not be acquired or held by, or with the assets of, any employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any individual retirement account or plan subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended, or any entity whose underlying assets include “plan assets” within the meaning of Section 3(42) of ERISA by reason of any such employee benefit plan, account or plan’s investment therein.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the Warrants. Except where stated otherwise, this discussion generally assumes that you purchase a Warrant for cash in the initial offering at the “Issue Price,” which is the first price at which a substantial amount of the issue of Warrants is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Code. Purchasers of Warrants at another time or price may have different consequences from those described below, and therefore such purchasers should consult their tax advisors regarding the U.S. federal income tax consequences to them of the ownership and disposition of the Warrants. Subject to any additional discussion in the applicable pricing supplement, it is expected, and, except where stated otherwise, the discussion below assumes that the Issue Price of a Warrant will be equal to its Warrant Premium. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a bank or other financial institution;

•	an insurance company;

•	a real estate investment trust or “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the Warrants;

•	a person holding a Warrant as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a Warrant;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the Warrant, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the Warrant or a partner in such a partnership, you should consult your tax advisor as to the particular U.S. federal income tax consequences of holding and disposing of the Warrants to you.

We will not attempt to ascertain whether any issuer of any Underlying Stock, any ETF or any component of an Index or Basket, to which the Warrants relate (collectively, the “Underlying Issuers”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any Underlying Issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder, upon a sale, exchange, retirement or other taxable disposition (each, a “taxable disposition”) of the Warrants. In particular, adverse U.S. federal income tax consequences may apply to you if you are a Non-U.S. Holder and an Underlying Issuer were treated as a USRPHC if the Warrants are considered to be

“regularly traded” on an “established securities market” within the meaning of applicable Treasury Regulations, which may include any Warrants that are regularly quoted by brokers or dealers who hold themselves out to buy or sell interests in the Warrants at the quoted price. If you are a U.S. Holder and you own or are deemed to own an equity interest in a PFIC for any taxable year, you would generally be required to file IRS Form 8621 with your annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the SEC or another governmental authority by each Underlying Issuer and consult your tax advisor regarding the possible consequences to you if any Underlying Issuer is or becomes a USRPHC or PFIC.

This discussion is based on the Code, final, temporary and proposed Treasury regulations, rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as of the date of this prospectus supplement, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local, non-U.S. or other tax laws, estate or gift tax laws, or the potential application of any alternative minimum tax or the Medicare tax on net investment income. You should consult your tax advisor about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the Warrants) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Unless otherwise indicated in the applicable pricing supplement, this discussion applies only to Warrants that are denominated and settled exclusively in U.S. dollars.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal income tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant Warrants.

Tax Treatment of the Warrants

Unless otherwise stated in the applicable pricing supplement, we intend to treat the Warrants for U.S. federal income tax purposes as prepaid forward contracts or options. However, there are no statutory, judicial or administrative authorities that directly address the U.S. federal income tax treatment of the Warrants. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment of the Warrants as prepaid financial contracts and the consequences described below.

Alternative U.S. federal income tax treatments of the Warrants are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the Warrants. For example, the IRS could treat the Warrants as debt instruments issued by us. Under this treatment, as well as other potential alternative characterizations of the Warrants, you might be required to recognize taxable income at a time earlier than that described herein and/or recognize ordinary income or short-term capital gain rather than long-term capital gain. For Non-U.S. Holders, an alternative treatment of a Warrant could cause payments on the Warrant to be subject to U.S. federal withholding tax as well as different information reporting requirements.

Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Warrants, possibly with retroactive effect.

Moreover, certain changes affecting the Warrants could result in the Warrants being treated as retired and reissued for U.S. federal income tax purposes, as discussed below under “— Possible Taxable Event.” The treatment of the Warrants after such an event could differ from their prior treatment.

Except where stated otherwise, the following discussions generally assume that the treatment of the Warrants is respected and that no deemed retirement and reissuance of the Warrants has occurred. You should consult your tax advisor regarding the risk that an alternative U.S. federal income tax treatment could apply to the Warrants.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a Warrant that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Taxable Disposition

A U.S. Holder should not be required to recognize income over the term of the Warrants prior to expiration, other than pursuant to an earlier taxable disposition of the Warrants.

However, if the payment at expiration becomes fixed (or subject to a fixed minimum amount that is approximately equal to or greater than the Issue Price) prior to expiration, the consequences are not entirely clear. A Warrant might be treated as terminated and reissued for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain (if any) in respect of the Warrant. In addition, the timing and character of income you recognize in respect of the reissued Warrant after that time could also be affected. You should consult your tax advisor regarding the treatment of the Warrants in such an event.

Taxable Disposition of a Warrant

Upon a taxable disposition of a Warrant, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the Warrant. Your tax basis in a Warrant should generally equal the amount you paid to acquire it. Subject to the discussions below under “—Possible Application of Section 1260 of the Code,” “—Possible Higher Tax on Warrants Linked to ‘Collectibles,’” and “—Possible Application of Section 1258 of the Code,” this gain or loss should generally be long-term capital gain or loss if at the time of the taxable disposition you have held the Warrant for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

Possible Application of Section 1260 of the Code

If a Warrant is linked to an Underlying consisting of, or that includes, an interest in one of a specified list of entities, including an exchange-traded fund or other regulated investment company, a real estate investment trust, partnership or PFIC (a “Section 1260 Underlying Equity”), depending upon the specific terms of the Warrant it is possible that an investment in the Warrant will be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your Warrant would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” In the case of certain Warrants, the amount of “net underlying long-term capital gain” may be unclear. Unless otherwise established by clear and convincing evidence, the amount of net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your Warrants, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. In addition, as discussed below under “—Possible Higher Tax on Warrants Linked to ‘Collectibles,’” if the Warrants are linked to an ownership interest in collectibles or an entity that holds collectibles, long-term capital gain that you would otherwise recognize in respect of your Warrants up to the amount of the net underlying long-term capital gain could, if you are an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. Unless otherwise indicated in the applicable pricing supplement, due to the lack of governing authority under Section 1260, we do not expect that our counsel will be able to opine as to whether or how these rules will apply to the Warrants.

Because the determination of whether an Underlying is or includes an interest in a Section 1260 Underlying Equity generally depends on the Underlying Issuer’s status for U.S. federal income tax purposes (e.g., as a PFIC), it may not be readily apparent whether an Underlying is or includes an interest in a Section 1260 Underlying Equity. Moreover, an Underlying that is an Index may include equities of a category that is subject to Section 1260 as well as other equity securities, in which case the potential application of Section 1260 to the relevant Warrant may be unclear. We do not undertake to ascertain whether any specific equity security (including an equity security in an Index) is a Section 1260 Underlying Equity. Accordingly, you should consult your tax advisor about the risk that Section 1260 will apply to the Warrants.

Possible Higher Tax on Warrants Linked to “Collectibles”

Under current law, long-term capital gain recognized on a sale of “collectibles” (which includes, among others, metals) or an ownership interest in certain entities that hold collectibles is generally taxed at the maximum 28% rate applicable to collectibles. It is possible that long-term capital gain from a taxable disposition of certain Warrants linked to an Underlying that is or includes an interest in a collectible or is one of certain entities holding collectibles would be subject to the rate applicable to collectibles, instead of the lower long-term capital gain rate. You should consult your tax advisor regarding an investment in a Warrant linked to a collectible or to an entity holding collectibles.

Possible Application of Section 1258 of the Code

It is possible that an investment in the Warrants could be treated as a “conversion transaction” under Section 1258 of the Code. A conversion transaction is a transaction marketed or sold as producing capital gains and from which substantially all of the taxpayer’s expected return is attributable to the time value of the taxpayer’s net investment. If an investment in the Warrants were treated as a conversion transaction, the gain from the disposition of the Warrants would be treated as ordinary income to the extent of the “applicable imputed income amount.” The applicable imputed income amount is an amount equal to the amount of interest that would have accrued on the taxpayer’s net investment in the conversion transaction (i.e., the amount paid by you to acquire the Warrants) for the period ending on the date of disposition (including a deemed sale described below under “—Possible Taxable Event”) at a rate equal to 120% of the applicable federal rate. You should consult your tax advisor regarding the possible application of Section 1258 of the Code to the Warrants.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a Warrant that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are a beneficial owner of a Warrant who is (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a Warrant, you should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Warrants.

As discussed below under “—Possible Taxable Event,” under certain circumstances, the Warrants could be subject to a “significant modification” and therefore deemed to be terminated and reissued for U.S. federal income tax purposes. In that event, depending on the facts and the time of the deemed reissuance, the reissued Warrants might be treated in a manner different from their original treatment for U.S. federal income tax purposes. As a result, you might be subject to U.S. federal withholding tax in respect of the reissued Warrants, or might be required to provide certification of your status as a non-U.S. person in order to avoid being subject to withholding. You should consult your tax advisor regarding the consequences of a significant modification of the Warrants.

The discussion below generally assumes that income and gain on the Warrants are not effectively connected with your conduct of a trade or business within the United States, except as discussed under “—Effectively Connected Income” below.

Subject to the discussions below under “—Dividend Equivalents under Section 871(m) of the Code,” “—FIRPTA” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a taxable disposition of a Warrant, assuming that you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a U.S. person.

Dividend Equivalents under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (collectively, “Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to non-U.S. persons with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as exchange-traded funds that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, the applicable Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2027, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•

For financial instruments issued in 2027 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

“Delta” for this purpose is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the Warrant, i.e., when all material terms have been agreed on, and (ii) the issuance of the Warrant. However, if the time of pricing is more than 14 calendar days before the issuance of the Warrant, the calculation date is the date of the issuance of the Warrant. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the Warrant. As a result, you should acquire such a Warrant only if you are willing to accept the risk that the Warrant is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a Warrant are subject to a significant modification (for example, upon an event discussed below under “—Possible Taxable Event”), the Warrant generally will be treated as reissued for this purpose and could become a Specified ELI at the time of the significant modification, depending on the application of the test in effect at that time to the Warrant. If, pursuant to the terms of a Warrant, an Underlying Security is added to (or substituted into) the composition of an Underlying after the issuance of the Warrant, whether or not resulting in a significant modification, we may determine that the Warrant is subject to withholding under Section 871(m) at that later time. Accordingly, prospective investors should acquire such a Warrant with the understanding that withholding may apply to payments thereon.

If a Warrant is a Specified ELI, withholding in respect of dividend equivalents will, depending on the issuer or applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the Warrant or upon the date of expiration, lapse or other disposition of the Warrant by you, or possibly upon certain other events. Depending on the circumstances, we or the applicable withholding agent may withhold the required amounts from payments on the Warrant from proceeds of the retirement or other disposition of the Warrant or from your other cash or property held by us or the withholding agent. If withholding applies, you should expect that we or the withholding agent will withhold at the applicable statutory rate.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a simple contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a complex contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for Specified ELIs issued prior to 2027 that have a delta of one will be calculated in the same manner as (i) above, using a delta of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the

Underlying Security. If the dividend equivalent amount is based on an estimated dividend, we will provide the information on how to obtain the estimated amounts in the applicable pricing supplement for the Warrants.

Depending on the terms of a Warrant and whether or not it is issued prior to 2027, the applicable pricing supplement may contain additional information relevant to Section 871(m), such as whether the Warrant references a Qualified Index or Qualified Index Security; whether it is a simple contract; the delta and the number of shares multiplied by delta (for a simple contract); whether the “substantial equivalence test” is met and the initial hedge (for a complex contract); and whether the changes to the composition of the Underlying could possibly result in payments on the Warrant becoming subject to withholding under Section 871(m).

You should consult your tax advisor regarding the potential application of Section 871(m) to a particular Warrant and, if withholding applies, whether you are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, it may not be possible for you to obtain the documentation necessary to support a refund claim under an applicable treaty. Our determination is binding on you and on withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to Warrants linked to U.S. equities and their application to a specific issue of Warrants may be uncertain. Accordingly, even if we determine that certain Warrants are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those Warrants. Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying Security, you could be subject to U.S. federal withholding tax or income tax liability under Section 871(m) even if the Warrants are not Specified ELIs subject to Section 871(m) as a general matter. You should consult your tax advisor regarding the application of Section 871(m) in your particular circumstances.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to investments in United States real property interests (each, a “USRPI”), including certain interests in USRPHCs. As discussed above, we will not attempt to ascertain whether any Underlying Issuer should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If an Underlying Issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, an affected Warrant could be treated as a USRPI, in which case any gain from the disposition of the Warrant would generally be subject to U.S. federal income tax and would be required to be reported by you on a U.S. federal income tax return, generally in the same manner as if you were a U.S. Holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition. Absent an applicable exception, a person required to perform such withholding may be required to treat a Warrant as a USRPI in certain circumstances, even if it is not known whether the Warrant references a USRPHC.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a Warrant that is not regularly traded on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the Underlying Issuer’s regularly traded class of interests as specified in the applicable Treasury regulations. In the case of Warrants that are regularly traded, a holding of 5% or less of the outstanding Warrants of that class or series generally should not be subject to the FIRPTA rules. However, if you are a non-US Holder and own more than 5% of the outstanding Warrants of a class or series that references a USRPHC, and the Warrants are considered regularly traded, it is possible that any gain from the disposition of a Warrant may be subject to U.S. federal income tax (although it generally would not be subject to withholding). A Warrant may be considered regularly traded on an established securities market if it is regularly quoted by brokers or dealers who hold themselves out to buy or sell interests in the Warrant at the quoted price. Certain attribution and aggregation rules apply, and you are urged to consult your tax advisor regarding whether your ownership interest in the Warrants will be subject to an exemption from the FIRPTA rules in light of your circumstances, including any other interest you might have in an Underlying Issuer.

Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income or gain from the Warrants is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. You would be required to provide an IRS Form W-8ECI to the applicable withholding agent to establish an exemption from withholding for amounts, otherwise subject to withholding, paid on a Warrant. If this paragraph applies to you, you should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of the Warrant, including the possible imposition of a 30% (or lower treaty rate) branch profits tax if you are a corporation.

Possible Taxable Event

A change to an Underlying could result in a significant modification of the affected Warrants. A change in the methodology by which an Underlying is calculated, a change in the components of an Underlying, a change in the timing or amount of payments on a Warrant due to a market disruption event, the designation of a successor Underlying, or other similar circumstances resulting in a material change to an Underlying could also result in a significant modification of the affected Warrants. In particular, the modification of an Underlying as the result of the active management of an underlying Index or underlying Basket could result in a significant modification of an affected Warrant. Additionally, in certain circumstances where our obligations under the Warrants are assumed by another entity, such substitution could result in a significant modification of the affected Warrants.

A significant modification would generally result in the Warrants being treated as terminated and reissued for U.S. federal income tax purposes. In that event, if you are a U.S. Holder, you might be required to recognize gain or loss (subject to possible recapitalization treatment or, in the case of loss, the possible application of the wash sale rules) with respect to the Warrants, and your holding period for your Warrants could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued Warrants could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the Warrants after the significant modification. In addition, a significant modification could result in adverse U.S. federal withholding tax consequences to a Non-U.S. Holder.

You should consult your tax advisor regarding the consequences of a significant modification of the Warrants. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the Warrants.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code. Reportable transactions include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level.

In 2015, Treasury and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as reportable transactions. Treasury and the IRS have recently released proposed regulations that, if finalized, would provide for rules that are substantively similar to those in the 2015 notices, except that all affected transactions would be categorized as “listed transactions” whereas certain of those transactions were categorized as “transactions of interest” by the 2015 notices. The proposed regulations apply to specified transactions in which a taxpayer or its “designee” has, and exercises, discretion to change the assets or an algorithm underlying the transaction. If we, an index sponsor or calculation agent or other person were to exercise discretion under the terms of a Warrant, or an Index underlying a Warrant, and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant Warrants could be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to report information regarding the transaction to the IRS. You should consult your tax advisor regarding these rules.

Information Reporting and Backup Withholding

Payments on the Warrants, as well as the proceeds of a taxable disposition (including retirement) of the Warrants may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to payments of U.S.-source “fixed or determinable annual or periodical” (FDAP) income, which includes, among other things, interest and certain dividend equivalents (as defined above) under Section 871(m). While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of financial instruments that provide for U.S.-source interest or certain dividend equivalents, Treasury has indicated in subsequent proposed regulations its intent to eliminate this requirement. Treasury has stated in the preamble to the proposed regulations that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding Warrants through a non-U.S. intermediary, you should consult your tax advisor regarding the potential application of FATCA to the Warrants, including the availability of certain refunds or credits.

Notwithstanding anything to the contrary herein or in the applicable pricing supplement, we will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

BofA Finance is offering the Warrants for sale on a continuing basis through the Selling Agents. The Selling Agents may act either on a principal basis or on an agency basis. We may offer the Warrants at varying prices relating to prevailing market prices at the time of resale, as determined by the Selling Agents, or, if so specified in the applicable pricing supplement, for resale at a fixed public offering price. The applicable pricing supplement will set forth the initial price for the Warrants, or whether they will be sold at varying prices.

If BofA Finance sells Warrants on an agency basis, it will pay a commission to the Selling Agent to be negotiated at the time of sale. The commission will be determined at the time of sale and will be specified in the applicable pricing supplement. Each Selling Agent will use its reasonable best efforts when we request it to solicit purchases of the Warrants as our agent.

Unless otherwise agreed and specified in the applicable pricing supplement, if Warrants are sold to a Selling Agent acting as principal, for its own account, or for resale to one or more investors or other purchasers, including other broker-dealers, then any Warrants so sold will be purchased by that Selling Agent at a price equal to 100% of the Warrant Premium less a commission that will be a percentage of the Warrant Premium determined as described above. Warrants sold in this manner may be resold by the Selling Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or the Warrants may be resold to other dealers for resale to investors. The Selling Agents may allow any portion of the discount received in connection with the purchase from us to the dealers, but the discount allowed to any dealer will not be in excess of the discount to be received by the Selling Agent from us. After the initial public offering of Warrants, the Selling Agent may change the public offering price or the discount allowed to dealers.

BofA Finance also may sell Warrants directly to investors, without the involvement of any Selling Agent. In this case, we would not be obligated to pay any commission or discount in connection with the sale, and we would receive 100% of the Warrant Premium so sold, unless otherwise specified in the applicable pricing supplement.

BofA Finance will name any Selling Agents or other persons through which it sells any Warrants, as well as any commissions or discounts payable to those Selling Agents or other persons, in the applicable pricing supplement. As of the date of this prospectus supplement, our Selling Agent is BofAS. BofA Finance and Bank of America will enter into a distribution agreement with BofAS and any other Selling Agent that describes the offering of Warrants by them as agent and as principal. A form of distribution agreement has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part. BofA Finance also may accept offers to purchase Warrants through additional Selling Agents on substantially the same terms and conditions, including commissions, as would apply to purchases through BofAS under the distribution agreement. Any agreements that we enter into with any selling agent will contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the U.S. Federal Reserve Bank, the FDIC and the OCC and other applicable law.

BofA Finance has the right to withdraw, cancel, or modify the offer made by this prospectus supplement without notice. BofA Finance will have the sole right to accept offers to purchase Warrants, and, in its absolute discretion, may reject any proposed purchase of Warrants in whole or in part. Each Selling Agent will have the right, in its reasonable discretion, to reject in whole or in part any proposed purchase of Warrants through that selling agent.

Unless otherwise specified in the applicable pricing supplement, the obligations of the Selling Agents under the distribution agreement, including any agreement to purchase Warrants, will be several and not joint. With respect to any offering of Warrants, the Selling Agents will offer the Warrants subject to prior sale, when, as and if issued and accepted by them, subject to the satisfaction of conditions described in the distribution agreement and any other agreement between us and the Selling Agents, including any terms agreement.

Any Selling Agent participating in the distribution of the Warrants may be considered to be an underwriter, as that term is defined in the Securities Act. We and Bank of America have agreed to indemnify each Selling Agent and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Selling Agents may be required to make. We and Bank of America also have agreed to reimburse the Selling Agents for certain expenses.

The Warrants will not have an established trading market when issued, and we do not intend to list the Warrants on any securities exchange, unless otherwise specified in the applicable pricing supplement. Any Selling Agent may purchase and sell Warrants in the secondary market from time to time. However, no Selling Agent is obligated to do so, and any Selling Agent may discontinue making a market in the Warrants at any time without notice. There is no assurance that there will be a secondary market for any of the Warrants.

To facilitate offerings of the Warrants by a Selling Agent that purchases Warrants as principal, and in accordance with industry practice, Selling Agents may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Warrants. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate-covering transactions, and imposing penalty bids to reclaim selling concessions allowed to a member of the syndicate or to a dealer, as follows:

•	An overallotment in connection with an offering creates a short position in the offered securities for the selling agent’s own account.

•	A Selling Agent may place a stabilizing bid to purchase a Warrants for the purpose of pegging, fixing, or maintaining the price of that Warrant.

•

Selling Agents may engage in syndicate-covering transactions to cover overallotments or to stabilize the price of the Warrants by bidding for, and purchasing, the Warrants or any other securities in the open market in order to reduce a short position created in connection with the offering.

•

The Selling Agent that serves as syndicate manager may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate-covering transactions, in stabilization transactions, or otherwise.

In connection with any offering of the Warrants, we may appoint a “stabilizing manager,” in which case the stabilizing manager will be identified in the applicable pricing supplement. The stabilizing manager (or persons acting on its behalf), if any, may over allot Warrants or effect transactions with a view to supporting the market price of the applicable Warrants during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization action may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the applicable series of Warrants is made and, if begun, may be ended at any time, but it must end no later than 30 days after the date on which we receive the proceeds of the applicable offering of Warrants, or no later than 60 days after the date of allotment of the applicable series of Warrants, whichever is the earlier. Any stabilization action or over allotment must be conducted by the stabilizing manager (or persons acting on its behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the stabilizing manager (or persons acting on its behalf) and, if applicable, on the applicable securities exchange on which the applicable series of Warrants are listed (if any).

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The Selling Agents are not required to engage in these activities, and may end any of these activities at any time. The stabilizing manager (if any) may conduct these activities in the over-the-counter market or otherwise. If the stabilizing manager (if any) commences any of these transactions, it may discontinue them at any time.

BofAS, a Selling Agent and one of our affiliates, is a broker-dealer and member of the Financial Industry Regulatory Authority, Inc., or “FINRA.” Each initial offering and any remarketing of Warrants involving any of our broker-dealer affiliates, including BofAS, will be conducted in compliance with the requirements of FINRA Rule 5121 (“Rule 5121”) regarding a FINRA member firm’s offer and sale of securities of an affiliate. None of our broker-dealer affiliates that is a FINRA member will execute a transaction in the Warrants in a discretionary account without specific prior written approval of the customer. For more information, see “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest” in the accompanying prospectus.

In addition, FINRA Rule 5121 may require, among other things, that a “qualified independent underwriter” (as defined in Rule 5121) participate in the preparation of the applicable pricing supplement and exercise the usual standards of “due diligence” with respect thereto. The qualified independent underwriter participating in any particular offering will be named in the applicable pricing supplement.

Following the initial distribution of any Warrants, our broker-dealer affiliates, including BofAS, may buy and sell the Warrants in market-making transactions as part of their business as a broker-dealer. This prospectus supplement and any applicable pricing supplement may be used by one or more of our affiliates in connection with offers and sales related to market-making transactions in the Warrants. In a market-making transaction, such affiliate may resell the Warrants it acquires from other holders, after the original offering and sale of the Warrants, including by making short sales of the Warrants and may cover such short positions by borrowing the Warrants from us, our affiliates or others, or by purchasing the Warrants from us, our affiliates or others subject to an obligation to repurchase such Warrants at a later date. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal.

Warrants sold in market-making transactions include Warrants issued after the date of this prospectus supplement as well as previously-issued securities. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless BofA Finance or one of its Selling Agents informs you in the confirmation of sale that Warrants are being purchased in an original offering and sale, you may assume that you are purchasing the Warrants in a market-making transaction.

BofAS and other Selling Agents that BofA Finance may name in the future, or their affiliates, have engaged, and may in the future engage, in investment banking, commercial banking, and financial advisory transactions with BofA Finance and its affiliates. These transactions are in the ordinary course of business for the Selling Agents and BofA Finance and its respective affiliates. In these transactions, the Selling Agents or their affiliates receive customary fees and expenses.

In the applicable pricing supplement, BofA Finance will specify the settlement period for the offered Warrants. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle the next business day, unless the parties to a trade expressly agree otherwise. Accordingly, if BofA Finance specifies a longer settlement cycle in the applicable pricing supplement for an offering of Warrants, purchasers who wish to trade those Warrants on any date prior to one business day before delivery of the Warrants will be required to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Selling Restrictions

General. Each of the Selling Agents, severally and not jointly, has represented and agreed, and each further Selling Agent appointed in connection with the Warrants will be required to represent and agree, that it has not and will not offer, sell, or deliver any Warrant, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus, or any other offering material relating to any of the Warrants, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the distribution agreement.

Argentina. We have not made, and will not make, any application to obtain an authorization from the Comisión Nacional de Valores (the “CNV”) for the public offering of the Warrants in Argentina. The CNV has not approved the Warrants, the offering, this prospectus supplement or the accompanying prospectus, or any other document relating to the offering or issuance of the Warrants, nor has it reviewed or issued any opinion on the information contained in this prospectus supplement or the accompanying prospectus, or any other document relating to the offering or issuance of the Warrants, or on the accuracy of any accounting, financial or economic data or any other information included in this prospectus supplement or the accompanying prospectus or any other document relating to the offering or issuance of the Warrants, the truthfulness and accuracy of which is the sole responsibility of us and other persons involved in the preparation thereof. Neither we nor the offering are subject to the CNV general and periodical reporting and audit regimes. The Selling Agents have represented and agreed, and each further Selling Agent appointed in connection with the Warrants will be required to represent and agree, that it has not offered or sold, and will not offer or sell, any of the Warrants in Argentina, except in transactions that will not constitute a public offering of the Warrants within the meaning of Sections 2 and 83 of Argentine Capital Markets Law No. 26,831, as amended, supplemented or otherwise modified, including as a private placement under the terms of section III of Rule 1016/2024 of the CNV.

Austria. Any person who is in, or comes into, possession of this prospectus supplement and the accompanying prospectus understands and acknowledges that no action has been or will be taken which would allow a public offering (öffentliches Angebot) of the Warrants in Austria unless it is in compliance with the relevant provisions of the Austrian Capital Market Act (Kapitalmarktgesetz) and the Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (“EU Prospectus Regulation”). The Warrants are being sold in Austria exclusively to qualified investors within the meaning of section 1 paragraph 1 subparagraph 6 Austrian Capital Market Act or Article 2 lit. e) of the EU Prospectus Regulation (“qualified investors”) in reliance on the prospectus exemption set forth under the Austrian Capital Market

Act or the EU Prospectus Regulation, and in accordance with Austrian securities, tax, and other applicable laws and regulations. In particular, no prospectus within the meaning of the Austrian Capital Market Act or the EU Prospectus Regulation has been, or will be published for the sale of the Warrants in Austria. Accordingly, the Warrants may not be offered, sold, or delivered to any person who is not a qualified investor and this prospectus supplement, the accompanying prospectus and any other offering material is directed only at qualified investors and may not be distributed or made available to any other person in Austria. Any person who is not a qualified investor must not act or rely on this private offering memorandum or any of its contents. Any investment or investment activity to which this private offering memorandum relates is available only to qualified investors and will be engaged in only with qualified investors. We are a U.S. bank holding company and a financial holding company. We are not a bank under the Austrian Banking Act (Bankwesengesetz) and is not EU passported to perform banking business in Austria.

Bahamas. This prospectus supplement and the accompanying prospectus have not been registered with the Securities Commission of The Bahamas. No offer or solicitation of any of our securities can be made in The Bahamas. Any purchase of securities must be made in compliance with the Exchange Control Regulations of The Bahamas. We are not registered or licensed in The Bahamas and do not carry on and are not authorized by the laws of The Bahamas to carry on banking, securities or any other business in or from The Bahamas.

Bermuda. The Warrants being offered hereby are being offered on a private basis to investors. This prospectus supplement and the accompanying prospectus are not subject to, and have not received approval from, either the Bermuda Monetary Authority or the Bermuda Registrar of Companies and no statement to the contrary, explicit or implicit, is authorized to be made in this regard. The Warrants may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda and the Investment Funds Act 2006 of Bermuda which regulate the sale or promotion of fund interests or securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Brazil. The information contained in this prospectus supplement or in the accompanying prospectus does not constitute an offering subject to registration, solicitation for an offer subject to registration, or intermediation of securities in the Federative Republic of Brazil and no registration or filing with respect to any securities or financial products described in this prospectus supplement or in the accompanying prospectus has been made with the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários, the “CVM”). Unless a specific exemption applies, no public offer of securities or financial products described in this prospectus supplement or in the accompanying prospectus should be made in Brazil without the applicable registration at the CVM.

Canada. Each Selling Agent has represented and agreed, and each further Selling Agent appointed in connection with the Warrants will be required to represent and agree, that in connection with the distribution of the Warrants it will sell the Warrants from outside Canada solely to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Cayman Islands. The Warrants may not be offered to the public in the Cayman Islands. The Warrants have not been and will not be registered or judged upon or approved by any authority in the Cayman Islands and there exists no investor protection fund available to any investor in the Warrants.

Chile. The Warrants have not been registered with the Comisión para el Mercado Financiero in Chile and may not be offered or sold publicly in Chile.

The People’s Republic of China. The Warrants may not be offered or sold directly or indirectly in the People’s Republic of China (“PRC”) (for such purposes, not including Hong Kong, Macau and Taiwan). This prospectus supplement and the accompanying prospectus, and any other offering materials relating to the Warrants, have not been filed with or approved by the PRC authorities, and are not offers of securities (whether initial public offering or private placement) within the meaning of the PRC Securities Law or other pertinent laws and regulations of the People’s Republic of China. No person is authorized to and no person may forward or deliver this prospectus supplement and the accompanying prospectus, or any other offering materials relating to the Warrants, to the general public or unspecified recipients in the People’s Republic of China. There is no open market in the People’s Republic of China for the Warrants, and the Warrants may not be sold, transferred, offered for sale, pledged or encumbered in the People’s Republic of China unless permitted by the People’s Republic of China laws and regulations. Neither this prospectus supplement and the accompanying prospectus nor any other offering materials contained or incorporated by reference herein relating to the Warrants constitutes an offer to sell or the solicitation of an offer to buy any securities in the PRC.

The Warrants may only be invested by PRC investors that are authorized to engage in the investment in the Warrants of the type being offered or sold. PRC investors are responsible for informing themselves about and observing all legal and regulatory restrictions, obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, any which may be required from the People’s Bank of China, the State Administration of Foreign Exchange, the China Securities Regulatory Commission, the National Financial Regulatory Administration and other relevant regulatory bodies or successors of the aforementioned regulatory bodies, and complying with all relevant PRC regulations, including, but not limited to, all relevant foreign exchange regulations and/or overseas investment regulations.

The issuer, the guarantor (if applicable), and the Selling Agents may not verify the investor or account that is located outside the PRC on whose behalf all documents are executed, and the issuer, the guarantor (if applicable), and the Selling Agents will only rely on the offshore status of such investor or account.

Colombia. The issuance of the Warrants, as well as trading and payments in respect of the Warrants, will occur outside Colombia.

This prospectus supplement and the accompanying prospectus are for the sole and exclusive use of the client acting on its own behalf and/or on behalf of any independent patrimony it administers by virtue of the law, and cannot be understood as being addressed to, or be used by, any different third party.

The Warrants have not and will not be offered in Colombia through a public offering pursuant to Colombian laws and regulations and neither will be registered in the Colombian National Registry of Securities and Issuers or on the Colombian Stock Exchange or in a securities negotiation and registry system.

The client acknowledges the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment made in connection with the Warrants and represents that it is the sole party liable for full compliance with any such laws and regulations.

The investment in the Warrants is a permitted investment for the client under its corporate bylaws and/or particular applicable investment regime.

Costa Rica. The Warrants are not registered on Costa Rican stock market and are not supervised by local authorities such as SUGEVAL.

Denmark. Each Selling Agent has represented and agreed that it has not offered or sold and will not offer, sell or deliver any of the Warrants directly or indirectly in Denmark by way of a public offering, unless in compliance with, as applicable, the EU Prospectus Regulation, the Danish Consolidated Act no. 2014 of 1 November 2021 on Capital Markets, as amended, and Executive Orders issued thereunder and in compliance with Executive Order No. 191 of 31 January 2022 on Investor Protection, as amended, supplemented or replaced from time to time.

Dominican Republic. NOTICE TO DOMINICAN REPUBLIC RESIDENTS – The offer of the Warrants is not made in the Dominican Republic nor specifically directed to Dominican residents. We have not requested authorization to perform a public offering of Warrants in the Dominican Republic, either before the Superintendence of Securities Market of the Dominican Republic (Superintendencia del Mercado de Valores de la República Dominincana) or any other governmental or private institution. The Warrants are not registered in the Securities Market Registry of the Dominican Republic (Registro del Mercado de Valores de la República Dominicana). However, pursuant to the provisions of the Securities Market Law No. 249-17 (Ley del Mercado de Valores núm. 249-17) dated December 19, 2017, and its supplemental regulations —in particular, the provisions of the Regulation on Public Offers adopted through Resolution of the National Council of the Securities Market on October 28, 2019 (R-CNMV-2019-24-MV), the offer of the Warrants could be deemed to qualify as a public offer of securities in the Dominican Republic. Thus, the offering or sale of the Warrants in the Dominican Republic, through any means of communication, may require approval by the Superintendence of the Securities Market of the Dominican Republic and/or the Monetary Board, as well as compliance with certain other legal requirements. Hence, no party acting in any capacity is allowed to conduct offers that could be deemed to qualify as a public offer of securities in the Dominican Republic or execute sales of the Warrants in the Dominican Republic or specifically directed to Dominican residents.

By its purchase of the Warrants, the investor acknowledges and agrees that it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments presenting an investment decision like that involved in the purchase of the Warrants; it understands and reads the English language; and it waives to the fullest extent permitted by law any Spanish or other translation of documents relating to, in connection with or arising out of the Warrants. Con la adquisición de notas, el inversionista reconoce y conviene que tiene conocimiento, sofisticación y experiencia tomando, y tiene las condiciones para tomar, decisiones relacionadas con inversiones que requieren una decisión de inversión como la envuelta en la compra de Instrumentos Financieros; que entiende y puede leer el idioma inglés; y, que renuncia en el sentido más amplio permitido por ley a la traducción al idioma español de cualesquiera documentos relativos a, en conexión con o que surjan de las notas.

Dubai International Finance Centre (“DIFC”). This prospectus supplement and the accompanying prospectus relates to Warrants which are not subject to any form of regulation or approval by the Dubai Financial Services Authority (the “DFSA”).

This prospectus supplement and the accompanying prospectus are intended for distribution only to Professional Clients (as defined by the DFSA) who are not natural persons. It must not be delivered to, or relied on by, any other person.

The DFSA has no responsibility for reviewing or verifying any prospectus supplement and the accompanying prospectus or other documents in connection with this offering. Accordingly, the

DFSA has not approved this prospectus supplement and the accompanying prospectus or any other associated documents nor taken any steps to verify the information set out in this prospectus supplement and the accompanying prospectus, and has no responsibility for it.

The Warrants to which this prospectus supplement and the accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Warrants should conduct their own due diligence on the Warrants.

If a holder of any Warrants does not understand the contents of this prospectus supplement and the accompanying prospectus it should consult an authorized financial adviser.

In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Warrants may not be offered or sold directly or indirectly to the public in the DIFC.

El Salvador. The recipient of any information and/or documentation relating to the Warrants acknowledges and declares that the same has been provided upon the recipient’s direct and express request and instructions, and on a private placement basis.

The Warrants have not been registered with the Salvadoran Superintendence of the Financial System nor the Salvadoran Stock Exchange, and therefore may not be offered or sold publicly in El Salvador. Each Selling Agent represents, Warrants and undertakes that it has not offered or sold, and will not offer or sell, any Warrants in El Salvador by any means, and also, no action has been or will be taken in El Salvador that would permit or induce a public offering or sale of the Warrants directly or through any third party. Each Selling Agent recognizes that the solicitation and reception of public funds from within El Salvador, with or without publicity, in a habitual manner and under any modality is prohibited by Salvadoran law, unless this activity is carried out by an entity duly authorized by the Salvadoran regulator.

Finland. The Warrants may not be sold in Finland in circumstances which constitute a public offer under the Finnish Securities Market Act (746/2012, as amended) and Prospectus Regulation (2017/1129/EU, as amended). This prospectus supplement and the accompanying prospectus have neither been filed with nor approved by the Finnish Financial Supervisory Authority and does not constitute a prospectus under the Prospectus Regulation (2017/1129/EU, as amended) or the Finnish Securities Market Act (746/2012, as amended).

Prohibition of Sales to EEA Retail Investors. Each Selling Agent has represented and agreed, and each further Selling Agent appointed in connection with the Warrants will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Warrants which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in relation thereto to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU on markets in financial instruments (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”); and

(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Warrants to be offered so as to enable an investor to decide to purchase or subscribe the Warrants.

France. This prospectus supplement and the accompanying prospectus have not been approved by the Autorité des marchés financiers (“AMF”). Each of the Selling Agents has represented and agreed, and each further Selling Agent appointed in connection with the Warrants will be required to represent and agree, that it has only made and will only make an offer of the Warrants in France only in circumstances that do not constitute an offer to the public exempted from the obligation to publish a prospectus pursuant to Articles L.411-2 and L.411-2-1 of the French Code Monétaire et Financier (“CMF”) and more particularly to (a) qualified investors (investisseurs qualifiés) within the meaning of Article 2(e) of Regulation of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (the “EU Prospectus Regulation”), and/or (b) a restricted circle of investors (cercle restreint d’investisseurs), other than qualified investors, acting for their own account, in accordance with Articles L.411-2 1 and D.411- 4 of the CMF and/or (c) investors who acquire Warrants for a total consideration of at least EUR 100,000 (or its equivalent in another currency) per investor, for each separate offer in accordance with Article L. 411-2-1 2 of the CMF and Article 211-2 II of the Règlement général of the AMF (“RG AMF”) and/or (d) Warrants whose nominal amount or equivalent amounts is at least EUR 100,000 (or its equivalent in another currency) in accordance with Article L. 411-2-1 3° of the CMF and Article 211-2 III of the RG AMF.

The direct or indirect resale of the Warrants to the public in France may be made only as provided by and in accordance with Articles L.411-2 and L.411-2-1 of the CMF and the EU Prospectus Regulation.

Greece. The offer of the securities contemplated in this prospectus supplement and the accompanying prospectus have not been approved by the Greek authorities, including the Hellenic Capital Markets Commission. The offer is addressed to a limited number of or qualified investors in Greece and is not addressed to the public.

We are not a bank/credit institution within the meaning of Greek Law 4261/2014.

Guatemala. The Warrants are not registered for public offering in Guatemala, will not be registered for public offering in Guatemala, and are being offered and sold in compliance with the rules of Private Offers established under article 3 item 2 of the Securities and Commodities Market Law of Guatemala, Decree 34-96 and its reforms of the Congress of Guatemala.

Guernsey. This prospectus supplement and the accompanying prospectus may only be made available in or from within the Bailiwick and any offer of Warrants referred to in this prospectus supplement and the accompanying prospectus are only being, and may only be, made in or from within the Bailiwick of Guernsey:

(a)	by persons licensed to do so under the Protection of Investors (Bailiwick of Guernsey) Law, 2020 (as amended) (the POI Law); or

(b)

by non-Guernsey bodies who (a) carry on such promotion in a manner in which they are permitted to carry on promotion in or from within, and under the law of certain designated jurisdictions which, in the opinion of GFSC, afford adequate protection to investors and (b) meet the criteria specified in section 29(c) of the POI Law; or

(c)

to persons licensed under the POI Law, the Banking Supervision (Bailiwick of Guernsey) Law, 1994, the Insurance Business (Bailiwick of Guernsey) Law, 2002, the Insurance Managers and Insurance Intermediaries (Bailiwick of Guernsey) Law, 2021 (as amended) or the Regulation of Fiduciaries, Administration Businesses and Company Directors, etc. (Bailiwick of Guernsey) Law, 2000 by non-Guernsey bodies who (a) carry on such promotion in a manner in which they are permitted to carry on promotion in or from within, and under the law of certain designated jurisdictions which, in the opinion of GFSC, afford adequate protection to investors and (b) meet the criteria specified in section 29(cc) of the POI Law; or

(d)	as otherwise permitted by the GFSC.

Any offer of Warrants referred to in this prospectus supplement and the accompanying prospectus and this prospectus supplement and the accompanying prospectus are not available in or from with the Bailiwick of Guernsey other than in accordance with the above paragraphs (a) to (d) and must not be relied upon by any person unless made or received in accordance with such paragraphs.

Honduras. The Warrants being offered/sold are issued by us and are not subject to the laws of Honduras nor regulated by the Comisión Nacional de Bancos y Seguros (“CNBS”), therefore, if any claim should arise regarding the Warrants, their sale and/or distribution, the investor will not have any protection by the CNBS and will have to elevate any claim to the corresponding authority outside of Honduras.

Hong Kong. In relation to each tranche of Warrants that we issue, each Selling Agent has represented and agreed, and each further Selling Agent appointed in connection with the Warrants will be required to represent and agree, that:

(a)

it has not offered or sold and will not offer or sell in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document, any Warrants except for Warrants which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) other than (i) to “professional investors” as defined in the SFO and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation, or document relating to the Warrants, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Israel. This prospectus supplement and the accompanying prospectus are intended solely for investors listed in the First Supplement of the Israeli Securities Law of 1968, as amended. A prospectus has not been prepared or filed, and will not be prepared or filed, in Israel relating to the Warrants offered hereunder. The Warrants cannot be resold in Israel other than to investors listed in the First Supplement of the Israeli Securities Law of 1968, as amended. Subject to any applicable law, the Warrants offered hereunder may not be offered or sold to more than thirty-five offerees, in the aggregate, who are resident in the State of Israel, and who are not listed in the First Supplement of the Israeli Securities Law of 1968, as amended.

No action will be taken in Israel that would permit an offering of the Warrants or the distribution of any offering document or any other material to the public in Israel. In particular, any such offering document or other material has not been reviewed or approved by the Israel Securities Authority. Any material provided to an offeree in Israel may not be reproduced or used for any other purpose, nor be furnished to any other person other than those to whom copies have been provided directly by us or the Selling Agents. Any such material shall not be transferred to any other party without our prior written consent or the prior written consent of the Selling Agent(s).

Nothing in this prospectus supplement, the accompanying prospectus or any other offering document/marketing material or other material relating to the Warrants, should be considered as the rendering of a recommendation or advice, including investment advice or investment marketing under the Law For Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management, 1995, to purchase the Warrants. We or the Selling Agents do not recommend, advise or express any opinion with respect to the Warrants which are the subject matter of any such materials provided to an offeree, not with respect to the advisability of investing in the Warrants, nor with respect to the advisability of investment in any party affiliated thereto.

The purchase of any Warrant will be based on an investor’s own understanding, for the investor’s own benefit and for the investor’s own account and not with the aim or intention of distributing or offering to other parties. In purchasing the Warrants, each investor declares that it has the knowledge, expertise and experience in financial and business matters so as to be capable of evaluating the risks and merits of an investment in the Warrants, without relying on any of the materials provided.

Italy. The offering of the Warrants has not been registered with CONSOB–Commissione Nazionale per le Società e la Borsa (the Italian Companies and Exchange Commission) pursuant to Italian securities legislation and, accordingly, no such Warrants may be offered, sold or delivered, nor may copies of this prospectus supplement or the accompanying prospectus or of any other document relating to the Warrants be distributed in the Republic of Italy except:

(a)

to qualified investors (investitori qualificati), as defined in Article 34-ter, first paragraph, letter b), of CONSOB Regulation No. 11971 of May 14, 1999, as amended (“CONSOB Regulation No. 11971”), pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Financial Services Act”); or

(b)

in other circumstances which are exempted from the rules on offerings of securities to the public (pursuant to Article 100 of the Italian Financial Services Act and Article 34-ter, first paragraph, of CONSOB Regulation No. 11971.

Any offer, sale or delivery of the Warrants or distribution of copies of this prospectus supplement and the accompanying prospectus or any other document relating to such Warrants in the Republic of Italy under (a) or (b) above must be:

(i)

made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Italian Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Consolidated Banking Act”), and CONSOB Regulation No. 20307 of February 15, 2018 (as amended from time to time);

(ii)

in compliance with Article 129 of Consolidated Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may require us or any entity offering the Warrants to provide data and information on the issue or the offer of the Warrants in the Republic of Italy; and

(iii)	in compliance with any other applicable laws and regulations, as well as with any regulations or requirements imposed by CONSOB, the Bank of Italy or other Italian authority.

Please note that in accordance with Article 100-bis of the Italian Financial Services Act, concerning the circulation of financial products, where no exemption from the rules on offerings of securities to the public applies under (a) and (b) above, the subsequent distribution of the Warrants on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Italian Financial Services Act and CONSOB Regulation No. 11971. Furthermore, Article 100-bis of the Italian Financial Services Act affects the transferability of the Warrants in the Republic of Italy to the extent that any placing of the Warrants is made solely with qualified investors and the Warrants are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placing. Where this occurs, if a prospectus has not been published, purchasers of the Warrants who are acting outside of the course of their business or profession may be entitled to declare such purchase null and void and to claim damages from any authorized intermediary at whose premises the Warrants were purchased, unless an exemption provided for by the Italian Financial Services Act applies.

Jamaica. This prospectus supplement and the accompanying prospectus are not intended for use in relation to offers made in Jamaica, and are not to be construed as an invitation to any person other than its intended recipient to subscribe or apply for any of the Warrants.

The offer of these Warrants are not a public offer in Jamaica and are, in all circumstances, not calculated to result directly, or indirectly, in the shares or debentures becoming available for subscription or purchase by persons other than those receiving the offer or invitation.

Japan. The Warrants have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”). Each Selling Agent has represented, warranted and agreed, and each further Selling Agent or distributor appointed in respect of the Warrants will be required to represent, warrant and agree, that it has not offered or sold and will not offer or sell any Warrants, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person or resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations, and ministerial guidelines of Japan.

If the solicitation constitutes qualified institutional investors solicitation (tekikaku-kikan-toshika-muke-kanyu) under Article 23-13, Paragraph 1 of the FIEA (the “QII Solicitation”), the Warrants are being solicited only to qualified institutional investors (the “QIIs”) as defined in Article 10 of the Cabinet Office Ordinance Concerning the Definition of Terms provided in Article 2 of the FIEA and the investor of any Warrants is prohibited from transferring such Warrants to any person in any way other than to QIIs. As the solicitation of offering constitutes QII Solicitation, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEA.

If the solicitation constitutes small number of investors solicitation (shoninzu-muke-kanyu) under Article 23-13, Paragraph 4 of the FIEA (the “Small Number of Investors Solicitation”), the Warrants are being solicited only to a small number of potential investors (i.e., less than 50 offerees, except QIIs who are solicited pursuant to the QII Solicitation), and the investor of any Warrants (other than the above mentioned QII investors) is prohibited from transferring such Warrants to another person in any way other than as a whole to one transferee unless the total number of Warrants is less than 50 and the Warrants cannot be divided into any unit/denomination smaller than the unit/ denomination represented on the Warrant certificate therefor. As the offering constitutes Small Number of Investors Solicitation, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEA.

Jersey. Each offer of Warrants relates to a private placement to fewer than 50 potential Jersey investors and does not constitute an offer to the public in Jersey to subscribe for the Warrants offered hereby. Consent under the Control of Borrowing (Jersey) Order 1958 has not been obtained for the circulation of this offer and it must be distinctly understood that the Jersey Financial Services Commission does not accept any responsibility for the financial soundness of or any representations made in connection with us. By accepting any offer of Warrants each prospective investor in Jersey represents and Warrants that they are in possession of sufficient information to be able to make a reasonable evaluation of the offer. The offer of Warrants is personal to the person to whom the prospectus supplement and the accompanying prospectus are being delivered by or on behalf of us, and a subscription for the Warrants will only be accepted from such person. The prospectus supplement and the accompanying prospectus may not be reproduced or used for any other purpose.

Luxembourg. This prospectus supplement and the accompanying prospectus have not been approved by and will not be submitted for approval to the Luxembourg financial sector supervisory authority (Commission de Surveillance du Secteur Financier) (the “CSSF”) for purposes of a public offering or sale in Luxembourg. Accordingly, the Warrants may not be offered or sold to the public in Luxembourg, directly or indirectly, and neither this prospectus supplement and the accompanying prospectus nor any other offering materials relating to the Warrants, form of application, advertisement or other material related to such Warrants may be distributed, or otherwise be made available in or from, or published in, Luxembourg except in circumstances where the offer benefits from an exemption to or constitutes a transaction otherwise not subject to the requirement to publish a prospectus for the purpose of the Regulation (EU) 2017/1129 and the Luxembourg law of 16 July 2019 on prospectuses for Securities.

Mauritius. The offering contemplated in this prospectus supplement and the accompanying prospectus is not, and shall not under any circumstances be construed as, a public offering of the Warrants under the Mauritian Securities Act 2005, as amended (the “Securities Act”) described herein. This prospectus supplement and the accompanying prospectus and the Warrants described herein have not been and will not be registered or qualified for offer or sale under the laws of any jurisdiction governing the offer or sale of the Warrants or other securities, and this prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or solicitation of an offer to buy the Warrants described herein nor shall there be any sale of the Warrants in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale.

Mexico. The Warrants have not been and will not be registered in the National Securities Registry (Registro Nacional de Valores). Therefore, the Warrants may not be offered or sold in the United Mexican States (“Mexico”) by any means except in circumstances which constitute a private offering (oferta privada) pursuant to Article 8 of the Securities Market Law (Ley del Mercado de Valores) and its regulations. All applicable provisions of the Securities Market Law must be complied with in respect to anything done in relation to the Warrants in, from or otherwise involving Mexico.

This private offering relates to Warrants issued or guaranteed by Bank of America, an entity incorporated pursuant to the laws of the State of Delaware, United States of America. None of Bank of America and its affiliates incorporated in various jurisdictions outside of Mexico hold any authorization, permit or license issued by any Mexican governmental agency, regulator or authority in order to operate as a financial entity in Mexico and none of such entities is subject to the supervision of Mexican financial authorities.

Any purchaser of the Warrants represents and Warrants that (i) it is either (A) an Institutional Investor (inversionista institucional) within the meaning of the Mexican Securities Market Law (Ley del Mercado de valores) or (B) a Qualified Investor (inversionista calificado) within the meaning of the Mexican Securities Market Law (Ley del Mercado de Valores) and the regulations in effect as of the date hereof, and (ii) in the case of (A), the acquisition of the Warrants complies with its investment regime.

Netherlands. Any offer of the Warrants in any member state of the EEA must be made in accordance with an exemption under the EU Prospectus Regulation 2017/1129 (the “EU Prospectus Regulation”), as amended or replaced from time to time, from the requirement to make an approved prospectus generally available for the offering of the Warrants. Accordingly, any person making or intending to make an offer of the Warrants in any EEA member state may only do so in circumstances in which no obligation arises for us or any Selling Agent to make an approved prospectus generally available pursuant to the EU Prospectus Regulation.

We do not have an authorization from the European Central Bank or Dutch Central Bank (De Nederlandsche Bank N.V.) pursuant to the Dutch Financial Supervision Act (the “DFSA”) for the pursuit of the business of a credit institution in the Netherlands and therefore do not have a license pursuant to section 2.12(1), 2.13(1) or 2.20(1) of the DFSA.

Nicaragua. In Nicaragua, the Warrants have not and will not be authorized or registered for public offering with the Superintendent of Banks and Other Financial Institutions (Superintendencia de Bancos y Otras Instituciones Financieras) or the Nicaraguan Stock Exchange (Bolsa de Valores de Nicaragua) because they will not be offered, placed, distributed, commercialized or negotiated to the public in Nicaragua. The Warrants shall not be offered or sold to any person in an open market, by means of mass communication media or any other mean of massive disclosure in Nicaragua. Nothing in this document or any other documents, information or communications related to the Warrants shall be interpreted as containing any public offer in Nicaragua.

Oman. This prospectus supplement and the accompanying prospectus neither constitutes a public offer of securities in the Sultanate of Oman as contemplated by the Commercial Companies Law (Sultani Decree No 18 of 2019, as amended) or the Securities Law (Sultani Decree No 46 of 2022) nor does it constitute an offer to sell or the solicitation to buy any non-Omani securities in the Sultanate of Oman as contemplated by Article 139 of the Executive Regulations to the Capital Market Law (Decision No 1 of 2009, as amended). This prospectus supplement and the accompanying prospectus are being made available at the request of the investor and should not be distributed or made available to any other person. The Capital Market Authority of Oman neither assumes responsibility for the accuracy and adequacy of the statements and information contained in this prospectus supplement and the accompanying prospectus nor will it have any liability for any damage or loss resulting from the reliance upon or use of any part of the same by any person.

Panama. The Warrants have not been and will not be registered with the Superintendence of Capital Markets of the Republic of Panama under Decree law No.1 of July 8, 1999 (as amended to date, the “Panamanian Securities Act”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Act. The Warrants do not benefit from the tax incentives provided by the Panamanian Securities Act and are not subject to regulation or supervision by the Superintendence of Capital Markets of the Republic of Panama.

Neither the Warrants nor the offer, sale or transactions related to the same have been registered with the Superintendence of Capital Markets. The exemption from registration is based on paragraph (3) of Article 129 of the Amended and Restated Text of Law Decree No 1 of July 8, 1999 (Institutional Investors). Accordingly, the tax treatment set forth in Articles 334 thru 336 of said Amended and Restated Text of Law Decree No 1 of July 8, 1999 is not applicable. The Warrants are not subject to the supervision of the Superintendence of Capital Markets.

Paraguay. The Warrants will only be offered either (a) in compliance with the following conditions: (1) Warrants are offered on a one-to one basis; (2) no solicitation takes place in the investor’s jurisdiction; (3) all documents are executed outside Paraguay; and (4) settlement occurs through a clearing system outside Paraguay and Warrants are allocated to accounts located either abroad or in Paraguay, or (b) as a result of an approach made by a potential client on an unsolicited basis, regardless of whether the unsolicited counterparty is a retail client or professional client, and where the response to the request and subsequent offer occurs outside Paraguay. Offers made in the manner described either under (a) or (b) above do not constitute a public offering of securities or other financial products and services in Paraguay. The investor acknowledges that the securities and financial products offered herein were issued outside of Paraguay. The investor acknowledges that any legal matter arising from any offer of Warrants shall not be submitted to any Paraguayan government authority. The investor acknowledges that the Paraguayan Deposit Insurance legislation does not insure investments in the offered securities. The Paraguayan Central Bank (Banco Central del Paraguay), the Paraguayan National Stock Exchange Commission (Superintendencia de Valores del Paraguay), and the Paraguayan Banking Superintendency (Superintendencia de Bancos del Banco Central del Paraguay) do not regulate the offering of these securities or any obligations that may arise from such offering. The investor should make their own decision whether the offering meets their investment objectives and risk tolerance level.

Las notas sólo serán ofrecidos (a) en cumplimiento de las siguientes condiciones (1) las notas son ofrecidos en formal personal (uno a uno), (2) los ofrecimientos no son realizados en Paraguay, (3) todos los documentos son firmados fuera de Paraguay y (4) la liquidación ocurre a través de un sistema de compensación fuera de Paraguay y las notas son asignados a cuentas ubicadas ya sea en el extranjero o en Paraguay, o (b) como resultado de una aproximación hecha por un cliente potencial de forma no solicitada, independientemente de si la contraparte no solicitada es un cliente sofisticado o no sofisticado, y la respuesta a la solicitud y la oferta subsiguiente ocurren fuera de Paraguay. La oferta realizada de la forma (a) o (b) antes descripta no constituye el ofrecimiento público de valores u otros productos y servicios financieros en Paraguay. Ud. reconoce que los valores y los productos financieros ofrecidos por este medio fueron emitidos fuera del Paraguay. Ud. acepta que cualquier disputa o conflicto legal que surja en virtud de esta oferta no será sometida a autoridad paraguaya alguna. Asimismo, Ud. reconoce que la Ley de Garantía de Depósitos de su país de residencia no cubre los productos ofrecidos por este medio, ni los activos y fondos transferidos a estos efectos. El Banco Central del Paraguay, la Superintendencia de Valores del Paraguay, y la Superintendencia de Bancos del Banco Central del Paraguay no regulan ni son responsables de la oferta de estos productos o su aceptación. Ud. debe evaluar si la presente oferta cumple con sus objetivos de inversión y niveles de tolerancia de riesgos.

Peru. The Warrants and any other products or services referenced in this prospectus supplement and the accompanying prospectus may not be licensed in all jurisdictions, and unless otherwise indicated, no regulator or government authority has reviewed this prospectus supplement and the accompanying prospectus or the merits of the products and services referenced herein. Specifically, the Warrants will not be subject to a public offering in Peru. The Warrants described herein have not been and will not be approved by or registered with the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores, or the “SMV”) or the Lima Stock Exchange (Bolsa de Valores de Lima). Accordingly, the Warrants may not be offered or sold in Peru except, among others, if such offering is considered a private offer under the securities laws and regulations of Peru. The Warrants cannot be offered or sold in Peru or in any other jurisdiction except in compliance with the securities laws thereof. In making an investment decision, institutional investors (as defined by Peruvian law) must rely on their own examination of the terms of the offering of the Warrants to determine their ability to invest in the Warrants. This prospectus supplement and the accompanying prospectus and the information contained herein have been made available in accordance with the restrictions and/or limitations implemented by any applicable laws and regulations. This prospectus supplement and the accompanying prospectus are directed at and intended for institutional investors (as such term is defined in each jurisdiction in which the Warrants are marketed). This prospectus supplement and the accompanying prospectus are provided on a confidential basis for informational purposes only and may not be reproduced in any form. Before acting on any information in this prospectus supplement and the accompanying prospectus, prospective investors should inform themselves of and observe all applicable laws, rules and regulations of any relevant jurisdictions and obtain independent advice if required. This prospectus supplement and the accompanying prospectus are for the use of the named addressee only and should not be given, forwarded or shown to any other person (other than employees, agents or consultants in connection with the addressee’s consideration thereof).

Las notas y cualquier otro producto o servicio a los que se hace referencia en este documento pueden no contar con una licencia en todas las jurisdicciones y, a menos que se indique lo contrario, ninguna ente regulador o autoridad gubernamental ha revisado este documento o los productos o servicios a los que se hace referencia en este documento. Específicamente, las notas no serán objeto de una oferta pública en el Perú. Las notas descritos en el presente documento no han sido ni serán autorizados ni registrados ante la Superintendencia del Mercado de Valores del Perú (la, “SMV”) ni en la Bolsa de Valores de Lima. En consecuencia, las notas no pueden ofrecerse ni venderse en Perú excepto, entre otros, salvo que se realice mediante una oferta privada, en cumplimiento de las leyes y reglamentos del mercado de valores del Perú. Las notas no pueden ser ofrecidos o vendidos en Perú o en cualquier otra jurisdicción excepto en cumplimiento de las leyes del mercado de valores del mismo. Al tomar una decisión de inversión, los inversionistas institucionales (según asó lo define la ley peruana) deben basarse en su propio examen de los términos de la oferta de las notas para determinar su decisión de invertir en las notas. Este documento y la información contenida en el mismo se han puesto a disposición de acuerdo con las restricciones y/o limitaciones implementadas por las leyes y reglamentos aplicables. Este documento está dirigido y destinado a inversores institucionales (tal como dicho término se define en cada jurisdicción en la que se comercializa el documento). Este documento se proporciona de forma confidencial solo con fines informativos y no se puede reproducir de ninguna forma. Antes de actuar sobre cualquier información en este documento, los inversores potenciales deben informarse y observar todas las leyes, normas y reglamentos aplicables de las jurisdicciones relevantes y obtener asesoramiento independiente si es necesario. Este docuemnto es para el uso exclusivo del destinatario designado y no debe entregarse, reenviarse ni mostrarse a ninguna otra persona (salvo presten un servicio de asesoría o consultoría al destinatario relacionado con su decisión de inversión).

Philippines. Under Republic Act No. 8799, known as the Securities Regulation Code of the Philippines (the “Securities Code”), and its implementing rules, securities, such as the Warrants, are not permitted to be sold or offered for sale or distribution within the Philippines unless such Warrants are approved for registration by the Securities and Exchange Commission of the Philippines or are otherwise exempt securities or sold pursuant to an exempt transaction.

To the extent that the Code and its implementing rules apply to the offer and sale of the Warrants, the offer and sale are or will be made to “qualified buyers”, as such terms is defined in Section 10.1(1) of the Code, its implementing rules and other applicable regulations of the SEC. Hence, such offer and sale of the Warrants qualify as a transaction exempted from Section 10.1(l) of the Code. A confirmation of exemption from the SEC that the offer and sale of the Warrants in the Philippines qualify as an exempt transaction under the Code will not be obtained.

THE WARRANTS DESCRIBED HEREIN HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE PHILIPPINES UNDER THE SECURITIES REGULATION CODE OF THE PHILIPPINES. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES REGULATION CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

Poland. The Warrants may not be offered or sold in the Republic of Poland (Poland) by way of public offering, unless in compliance with the EU Prospectus Regulation, the Act on Public Offering and on the Conditions Governing the Introduction of Financial Institutions to Organised Trading System and Public Companies dated 29 July 2005 (as amended) (the Act on Public Offering) and any other applicable laws and regulations enacted thereunder or in substitution thereof time to time. The offer and sale of the Warrants in Poland is made pursuant to the exemption from the obligation to publish a prospectus set out in Art. 1(4)(b) of the EU Prospectus Regulation. Accordingly, no prospectus has been drafted and made available for the purpose of the offer or sale of the Warrants. The sale to or acquisition and holding of the Warrants by residents of Poland may be subject to additional requirements and restrictions imposed by Polish law, beyond the restrictions and requirements provided by generally applicable provisions of European Union law, including under foreign exchange regulations.

Portugal. The offer of the Warrants has not been subject to approval in Portugal under the Portuguese Securities Code approved by Decree-Law 486/99, of 13 November 1999, as amended from time to time (Código dos Valores Mobiliários) and, therefore, the Warrants may not be offered or sold within the Republic of Portugal or to, or for the account or benefit of, Portuguese persons except in circumstances which cannot be construed as a public offering of Warrants in the Republic of Portugal within the meaning of the Portuguese Securities Code, or pursuant to any exemption from public offering rules set out in any applicable Portuguese law or in Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (“EU Prospectus Regulation”).

The Warrants may not be offered to retail investors (as defined in Regulation (EU) No 1286/2014 (“EU PRIIPs Regulation”)) in Portugal unless (i) the Final Terms specify the “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, (ii) any key information document required under the EU PRIIPs Regulation, the PRIIPs legal framework approved by Decree-Law 35/2018 and the CMVM Regulation 8/2018 (each as amended from time to time) is prepared and delivered to the investors, (iii) any required registration, filing, approval or recognition of such document or any advertising material with or by the CMVM is made or obtained and (iv) compliance with all laws and regulations applicable in Portugal to such offering is ensured.

Qatar. This prospectus supplement and the accompanying prospectus are provided on an exclusive basis to the specifically intended recipient (being a qualified investor as intended to be described by the Qatar Financial Markets Authority or the Qatar Financial Centre Regulatory Authority (as applicable)) in the State of Qatar (including Qatar Financial Centre), upon that person’s request and initiative, and for the recipient’s personal use only.

Nothing in this prospectus supplement and the accompanying prospectus constitutes, is intended to constitute, shall be treated as constituting or shall be deemed to constitute, any offer or sale of securities in the State of Qatar or in the Qatar Financial Centre or the inward marketing or promotion of securities or an attempt to do business, as a bank, an investment company or otherwise in the State of Qatar or in the Qatar Financial Centre other than in compliance with any laws applicable in the State of Qatar or in the Qatar Financial Centre governing the issue, offering and sale of securities.

This prospectus supplement and the accompanying prospectus and the underlying securities have not been reviewed, considered, approved, registered or licensed by the Qatar Central Bank, the Qatar Financial Centre Regulatory Authority, the Qatar Financial Markets Authority or any other regulator in the State of Qatar or the Qatar Financial Centre.

Recourse against us may be limited or difficult and may have to be pursued in a jurisdiction outside Qatar and the Qatar Financial Centre.

Singapore. This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act 2001, as amended or modified (the “SFA”).

Where the Warrants are not linked to any Reference Items which are securities (as defined in the SFA) or units of a “collective investment scheme” (as defined in the SFA), or the Warrants are linked to Reference Items other than units of a “collective investment scheme” (as defined in the SFA) of a corporation (whether incorporated in Singapore or elsewhere), debentures of an entity, units in a business trust or any instrument conferring or representing a legal or beneficial ownership interest in a corporation, partnership or limited liability partnership formed in Singapore or elsewhere (each of the foregoing, a “SFA Security”), or any derivatives contract of which the underlying thing or any of the underlying things is a SFA Security or a SFA Securities index, or such other product or class of products prescribed by the MAS but such Warrants are only cash settled, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Warrants may not be circulated or distributed, nor may the Warrants be offered or sold, or be made the subject of an invitation or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A(1)(c) of the SFA) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A(1)(a) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA and, where applicable, the conditions specified in Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where Warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 2(1) of the SFA) or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’

rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Warrants pursuant to an offer made under Section 275 of the SFA except:

(1)

to an institutional investor or to a relevant person (as defined in Section 275(2) of the SFA) or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

Where the Warrants are linked to Reference Items which constitute units in a “collective investment scheme” (as defined in the SFA) (such Reference Items being “CIS Reference Items” and such Warrants being “Fund Linked Warrants”) but are cash-settled and do not provide for any right or interest (including an option to acquire any such right or interest) in respect of units in the collective investment scheme, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Fund Linked Warrants may not be circulated or distributed, nor may the Fund Linked Warrants be offered or sold, or be made the subject of an invitation or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A(1)(c) of the Securities and Futures Act 2001, as amended or modified (the “SFA”)) pursuant to Section 274 of the SFA or, as the case may be, Section 276(2)(a) of the SFA, (ii) to an accredited investor (as defined in Section 4A(1)(a) of the SFA) pursuant to Section 275(1), and in accordance with the conditions specified in Section 275 of the SFA and, where applicable, the conditions specified in Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where Fund Linked Warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 2(1) of the SFA) or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Fund Linked Warrants pursuant to an offer made under Section 275 of the SFA except:

(1)

to an institutional investor or to a relevant person (as defined in Section 275(2) of the SFA) or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

South Africa. Neither we nor any Selling Agent shall be entitled to issue or offer any Warrants to the general public or to solicit the subscription for any Warrants by the general public. Warrants may only be offered by us or a Selling Agent to such persons and in the manner described in section 96(1) of the Companies Act, 2008.

This prospectus supplement and the accompanying prospectus, and any other relating to the Warrants, are for distribution in the Republic of South Africa (and shall be distributed and disseminated in the Republic of South Africa) only to (i) banks (duly registered as such in the Republic of South Africa), mutual banks (duly registered as such in the Republic of South Africa) or insurers (duly registered as such in the Republic of South Africa) acting as principals, or to wholly owned subsidiaries of such duly registered banks, mutual banks or insurers acting as agents in the capacity of authorized portfolio managers for a duly registered pension fund or as manager for a collective investment scheme, managed by the said wholly owned subsidiary which is duly registered as a management company in terms of applicable South African legislation, and/or (ii) addressees where the total acquisition cost of the Warrants for a single addressee acting as principal is at least ZAR1,000,000. This prospectus supplement and the accompanying prospectus, and any other relating to the Warrants, are furthermore given to the investor only in relation to an anticipated private offering of the Warrants by us and/or a Selling Agent and not in relation to any offer of which may or are to be made to members of the public.

South Korea. The Warrants have not been registered with the Financial Services Commission of Korea for public offering in Korea. None of the Warrants may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (collectively, the “Foreign Exchange Transaction Law”). Without prejudice to the foregoing, the number of Warrants offered in Korea or to a resident in Korea shall be less than 50 and for a period of one year from the issue date of the Warrants, none of the Warrants may be divided resulting in an increased number of Warrants. Furthermore, the purchaser of the Warrants shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction Law) in connection with the purchase of the Warrants.

Spain. The marketing, offering, sale, subsequent resale or delivery of the Warrants contemplated by this prospectus supplement and the accompanying prospectus or the distribution of this prospectus supplement and the accompanying prospectus (or any other document or copies thereto relating to the Warrants) in Spain shall not constitute a public offering of the Warrants in Spain, pursuant to the requirements set forth by Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (the “EU Prospectus Regulation”), Article 36 of the Law 6/2023 of 17 March of the Securities Markets and Investment Services (Ley 6/2023, de 17 de marzo, de los Mercados de Valores y de los Servicios de Inversión) (“Securities Market Act”).

Accordingly, no Warrants may be offered, sold, resold, delivered or marketed nor may any copies of this prospectus supplement and the accompanying prospectus, or any other document relating to the Warrants, be distributed in Spain and investors in the Warrants may not sell or offer such Warrants in Spain, other than in compliance with the EU Prospectus Regulation and the Securities Markets Act and any other related legislation in force from time to time, so that any sale or offering of the Warrants is not classified as a public offering in Spain.

Switzerland. This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in the Warrants.

The Warrants have not been offered and will not be offered to the public in Switzerland, except that offers of Warrants may be made to the public in Switzerland under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which qualifies as a professional client or institutional client within the meaning of the FinSA;

(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA); or

(c)	in any other circumstances falling within Article 36 FinSA in combination with Article 44 of the Swiss Financial Services Ordinance (“FinSO”),

provided always that any such offer is conducted in a manner that it does not require us to publish a prospectus pursuant to Article 35 FinSA.

The Warrants have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

None of this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the Warrants constitutes a prospectus within the meaning of FinSA and none of this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the Warrants may be publicly distributed or otherwise made publicly available in Switzerland.

This prospectus supplement and the accompanying prospectus, and any other offering or marketing materials in relation to the Warrants, are personal to each recipient and may not be publicly distributed or otherwise made publicly available in or into Switzerland.

St. Kitts and Nevis. Offers and sales to persons in St. Kitts and Nevis, temporarily or permanently, resident or not can only be conducted in compliance with the following:

(1)

no contact whatsoever (including meeting, email, telephone, or other communication) is made with an individual investor or with directors, officers, employers, agents or representatives of the investor while any such person is in St. Kitts and Nevis;

(2)	all title and documentation relating to investments held or dealt with for the investor are kept outside St. Kitts and Nevis;

(3)	no form or other documents relating to any investments held or dealt with for the investor are signed in St. Kitts and Nevis; and

(4)	no monies are transferred to or from St. Kitts and Nevis relating to investments held or dealt with for the investor.

Taiwan. The Warrants may not be issued, sold, or offered in Taiwan. No subscription or other offer to purchase the Warrants shall be binding on us or (if applicable) the guarantor until received and accepted by us or any Selling Agent outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

Thailand. The Warrants have not been and will not be registered with, or approved by, the Office of the Securities and Exchange Commission of Thailand and, accordingly, the Warrants cannot be directly or indirectly, offered or sold to any person within Thailand, unless to the extent permitted by applicable laws and regulations. Neither this prospectus supplement and the accompanying prospectus nor any other document or material in connection with the offer or sale, or invitation for subscription for or purchase, of the Warrants may be circulated or distributed or caused to be circulated or distributed, whether directly or indirectly, to any persons in Thailand, except permitted otherwise by applicable laws and regulation.

Turkey. Pursuant to Article 15(d)(ii) of the Decree No. 32 Regarding the Protection of the Value of Turkish Currency, Turkish residents may freely (i) purchase and sell capital market instruments which are traded on the financial markets outside the Republic of Turkey, with the intermediation of banks, and brokerage entities operating in Republic of Turkey; and (ii) transfer the amount of the purchase price of the capital market instruments, abroad through banks in Republic of Turkey. However, the provisions of Capital Market Law (Law No. 6362) and the Communiqué No. VII-128.4 provide that no offer, by any means, of any capital market instruments outside Republic of Turkey to Turkish residents can be made without pre-approval of the sale of such capital market instruments obtained from the Capital Market Board (the “CMB”).

The Warrants are not approved by the CMB under the provisions of the Capital Market Law (Law No. 6362) and the Communiqué No. VII-128.4 issued thereunder by the CMB. Accordingly, the Warrants cannot be marketed, offered, solicited and consequently sold to Turkish residents without obtaining pre-approval for the sale of the capital market instruments from the CMB.

No information in this prospectus supplement and the accompanying prospectus or any document thereunder is provided for the purpose of offering, marketing and sale by any means of the Warrants in Republic of Turkey. Therefore, this prospectus supplement and the accompanying prospectus or any document thereunder may not be considered as an offer made or to be made to residents of Turkey.

United Arab Emirates (excluding the Dubai International Financial Centre and the Abu Dhabi Global Market). The offering of the Warrants has not been approved or licensed by the United Arab Emirates Central Bank, the UAE Securities and Commodities Authority (“SCA”) or any other relevant licensing authorities in the United Arab Emirates (“UAE”), and accordingly does not constitute a public offer of securities in the UAE in accordance with Federal Law No. 32 of 2021 Concerning Commercial Companies (as amended), SCA Board of Directors Resolution No. 13 BC of 2021 on the Regulations Manual of the Financial Activities and Status Regularization Mechanisms (the “SCA Rulebook”) or otherwise. Accordingly, the Warrants may not be offered to the public in the UAE.

This prospectus supplement and the accompanying prospectus are strictly private and confidential and are being issued to a limited number of institutional and individual investors:

(a)	who fall within the exemptions set out in the SCA Rulebook (i.e. Professional Investors) and have confirmed the same;

(b)

upon their request and confirmation that they understand that the Warrants have not been approved or licensed by or registered with the SCA or any other relevant licensing authorities or governmental agencies in the UAE; and

(c)	must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

United Kingdom.

Prohibition of sales to UK Retail Investors. Each Selling Agent has represented and agreed, and each further Selling Agent appointed in connection with the Warrants will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Warrants which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to any retail investor in the UK. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)

a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the regulations made under the EUWA;

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act of 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA;

(iv)	not a qualified investor as defined in Article 2 of Regulation (EU) No 2017/1129 as it forms part of domestic law by virtue of the EUWA and the regulations made under the EUWA; and

(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Warrants to be offered so as to enable an investor to decide to purchase or subscribe for the Warrants.

Other regulatory restrictions

Each Selling Agent has represented and agreed, and each further Selling Agent appointed in connection with the Warrants will be required to represent and agree, that:

(a)	Warrants with maturities less than one year: in relation to any Warrants where the issue of the Warrants would otherwise constitute a contravention of Section 19 of the FSMA by BofA Finance:

(i)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and

(ii)

it has not offered and sold and will not offer or sell any Warrants other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses where the issue of the Warrants would otherwise constitute a contravention of Section 19 of the FSMA by BofA Finace;

(b)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Warrants in circumstances in which section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Warrants in, from, or otherwise involving the UK.

Uruguay. The Warrants have not been registered under Law No. 18.627 of December 2, 2009 with the Superintendence of Financial Services of the Central Bank of Uruguay. The Warrants are not available publicly in Uruguay and are offered only on a private basis to institutional investors and/or high net worth individuals only. No action may be taken in Uruguay that would render any offering of the Warrants a public offering in Uruguay. No Uruguayan regulatory authority has approved the Warrants or passed on our solvency or the solvency of the guarantor. In addition, any resale of the Warrants must be made in a manner that will not constitute a public offering in Uruguay. Investors in the Warrants confirm that they fully understand English and the content of this prospectus supplement and the accompanying prospectus and any other documents provided to such investors and therefore waive the need of being provided with a Spanish translation thereof.

Los Productos no han sido registrados de acuerdo a Ley No. 18.627 de 2 de Diciembre de 2009 ante la Superintendencia de Servicios Financieros del Banco Central del Uruguay. Los Productos no están disponibles al público y en Uruguay solo han sido ofrecidos privadamente a inversores institucionales y/o particulares con un alto patrimonio. Ninguna acción puede ser tomada en el Uruguay que pudiere convertir a la presente oferta en una oferta pública en el Uruguay. Ninguna autoridad regulatoria en el Uruguay ha aprobado los Productos o aprobado solvencia del Emisor o del Garante. Adicionalmente, cualquier reventa de los Productos debe ser realizada en forma que no constituya una oferta pública en el Uruguay. Los inversores del Productos confirman que comprenden cabalmente el idioma inglés y la información contenida en este documento y cualesquiera otros documentos entregados a dichos inversores, y en consecuencia renuncian a recibir una traducción al español.

Venezuela. This prospectus supplement and the accompanying prospectus do not constitute a public offering of securities, as it is understood pursuant to article 54 of the Venezuelan Securities Market Law. Accordingly, this prospectus supplement and the accompanying prospectus do not necessarily contain all the information a prospective investor would reasonably expect to be contained in an offering document or which he/she may require to make an investment decision.

This information and any other documents or materials related to the Warrants have not been and will not be reviewed or approved by, or registered with the Venezuelan National Securities Superintendence, thus, they have not been registered before the Venezuelan National Securities Registry.

This prospectus supplement and the accompanying prospectus do not constitute an offer, invitation, or recommendation in Venezuela to Venezuelan retail investors to subscribe for or purchase any securities and this prospectus supplement and the accompanying prospectus nor anything contained in it shall form the basis of any such contract or commitment.

We or the Selling Agents only extend the offer of Warrants to investors in Venezuela who are eligible to receive and accept an offer of Warrants in accordance with Venezuelan securities laws. By receiving and accepting an offer of Warrants, the investor represents they are a ““Qualified Investor” (as defined in article 85 of the Venezuelan Securities Market Law) or otherwise entitled under Venezuelan law to lawfully receive and accept an offer of Warrants without disclosure.

It shall not be assumed that the relevant transaction(s) will effectively produce the estimated benefits nor that the referred securities will yield similarly to past performance taken into consideration for the relevant transaction(s). Investors should consult their professional advisers if they are in any doubt as to whether they may receive and accept the offer of the Warrants.

This prospectus supplement and the accompanying prospectus, and any other related document or material, may not be circulated or distributed publicly to investors in Venezuela, nor may it be used for, or otherwise be deemed, an offering, solicitation, marketing or advertisement of the Warrants to investors in Venezuela.

LEGAL MATTERS

The legality of the Warrants and the related guarantees will be passed upon for Bank of America and BofA Finance by McGuireWoods LLP, Charlotte, North Carolina. The validity of certain of the Warrants and the related guarantees will be passed upon for Bank of America and BofA Finance by Davis Polk & Wardwell LLP, as special products counsel or by Sidley Austin LLP, as special products counsel. Davis Polk & Wardwell LLP will also pass upon certain legal matters relating to the Warrants for the Selling Agents. Each of McGuireWoods LLP, Davis Polk & Wardwell LLP and Sidley Austin LLP have in the past represented Bank of America and its affiliates and continue to represent Bank of America and its affiliates on a regular basis and in a variety of matters.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-290665
333-290665-01

PROSPECTUS

$30,000,000,000

Bank of America Corporation

Senior Debt Securities

$50,000,000,000

BofA Finance LLC

Senior Debt Securities and Warrants

Fully and Unconditionally Guaranteed by Bank of America Corporation

Bank of America Corporation from time to time may offer to sell up to $30,000,000,000, or the equivalent thereof in any other currency, of its unsecured senior debt securities, in one or more series, using this prospectus. In addition, BofA Finance LLC, a direct, wholly-owned finance subsidiary of Bank of America, from time to time may offer to sell up to $50,000,000,000, or the equivalent thereof in any other currency, of its unsecured senior debt securities, and its securities designated as “warrants,” each in one or more series, using this prospectus. Bank of America will fully and unconditionally guarantee all payment obligations of BofA Finance under its debt securities and warrants as described in this prospectus.

This prospectus provides a general description of the debt securities, warrants and guarantees referenced above, the manner in which these securities may be offered and sold and certain terms and provisions that may be applicable to such securities. Such debt securities and warrants may be offered for sale in amounts, at prices and having specific terms and provisions as shall be determined in connection with such offer and sale. Such terms and provisions may be described in this prospectus and in one or more supplements hereto, including a “pricing supplement” prepared in connection with such offer and sale. When Bank of America or BofA Finance sells a particular series of its debt securities or BofA Finance sells a particular series of warrants, such a pricing supplement and one or more other supplements to this prospectus, describing the offering and the specific terms and provisions of such securities and other relevant information, will be provided. Investors in securities should read this prospectus and any applicable pricing supplement and other supplements relating to such securities carefully before investing in the securities.

Bank of America and/or BofA Finance will use this prospectus in the initial sale of their respective securities referenced above. In addition, BofA Securities, Inc., or any other broker-dealer affiliates of Bank of America and/or BofA Finance, may use this prospectus in a market-making transaction in any such securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Investing in the securities offered by this prospectus involves risks. Potential purchasers of these securities should consider the information set forth in the “Risk Factors” section beginning on page 7, as well as risk factors applicable to offered securities set forth in any applicable pricing supplement (as defined herein) to this prospectus relating thereto and applicable risk factors incorporated by reference in this prospectus, for a description of certain risks that should be considered in connection with an investment in the offered securities.

The debt securities of Bank of America, the debt securities and warrants of BofA Finance offered by this prospectus and the guarantee of the payment obligations of BofA Finance under its debt securities and warrants by Bank of America are unsecured and are not savings accounts, deposits, or other obligations of a bank, are not guaranteed by Bank of America, N.A. or any other bank, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these debt securities and warrants and the related guarantees or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 8, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Bank of America and BofA Finance have filed with the Securities and Exchange Commission, or the “SEC,” under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the unsecured senior debt securities of Bank of America and the unsecured senior debt securities and warrants of BofA Finance, together with the guarantee of such debt securities and warrants of BofA Finance by Bank of America, may be offered for sale from time to time in one or more offerings. Unless otherwise indicated, all references in this prospectus to “debt securities” refer to such senior debt securities of Bank of America and/or such senior debt securities of BofA Finance, as applicable. Unless otherwise indicated, all references to “warrants” refer to the securities of BofA Finance designated as such. Unless otherwise indicated, all references in this prospectus to “securities” refer to the debt securities of Bank of America, the debt securities of BofA Finance and/or the warrants of BofA Finance and the related guarantee of the debt securities and warrants of BofA Finance by Bank of America, as applicable.

This prospectus provides a general description of the securities referenced above, the manner in which these securities may be offered and sold and certain terms and provisions that may be applicable to such securities. These securities may be offered for sale from time to time in amounts, at prices and having specific terms and provisions as shall be determined in connection with such offer and sale. Each time securities of a particular series are offered and sold, the issuer of such securities will provide one or more applicable supplements hereto, including a “pricing supplement,” that will describe the particular securities offering and specific terms and provisions of the securities being offered and may provide other information with respect to such securities. These supplements may add to, update, or change information contained in this prospectus. Any such supplement also may modify, differ from or conflict or be inconsistent with the information in this prospectus, including with respect to terms and provisions of securities being offered. In any such case, you should rely on the information set forth in the applicable pricing supplement with respect to such securities and such information shall govern and control as set forth therein. All such supplements will be filed with the SEC under Rule 424(b) under the Securities Act. You should read this prospectus and any applicable pricing supplement hereto carefully before you invest in the securities. This prospectus also should be read in conjunction with the documents that are incorporated by reference herein. See “Where You Can Find More Information.”

Neither Bank of America nor BofA Finance has authorized anyone to provide any information other than the information provided in or incorporated by reference in this prospectus or any applicable pricing supplement. Neither Bank of America nor BofA Finance takes responsibility for, or can provide assurance as to the reliability of, any other information that others may provide. No offer or sale of securities is being made in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable pricing supplement, as well as information filed or to be filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the applicable document or other date referred to in that document. The business, financial condition and results of operations of Bank of America and its consolidated subsidiaries may have changed since that date.

Capitalized and other terms used and defined in this prospectus are sometimes defined after their first use without a reference such as “as defined in this prospectus.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Bank of America” or “the Guarantor” are to Bank of America Corporation, excluding any of its subsidiaries. References in this prospectus to “BofA Finance” are to BofA Finance LLC, a direct, wholly-owned finance subsidiary of Bank of America, and not to Bank of America. References in this prospectus to “issuers” are to Bank of America and BofA Finance and to “issuer” are to Bank of America or BofA Finance, as applicable, as issuer of the applicable securities. References in this prospectus to “we,” “our,” “us,” or similar references, are to Bank of America and/or BofA Finance, as issuer of the applicable securities, as the context may require. References in this prospectus to “$” and “dollars” are to the currency of the United States of America; and references in this prospectus to “€” and “euro” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to Article 109g of the Treaty establishing the European Community, as amended from time to time.

References to “you” or “investors” in this prospectus, mean those who invest in the securities being offered by this prospectus, whether they are the registered holders or indirect or beneficial owners of those securities. References to “your securities” in this prospectus, mean the securities in which you will hold a direct or indirect or beneficial interest.

References in this prospectus to “applicable pricing supplement” in relation to a particular series of securities, mean the “pricing supplement” prepared in connection with the offer and sale of such securities and any other prospectus supplement referenced in such pricing supplement, relating to such securities.

PROSPECTUS SUMMARY

This summary section provides a brief overview of Bank of America and BofA Finance and certain information relating to the securities that may be offered using this prospectus and highlights other selected information from this prospectus. This summary does not contain all the information that you should consider before investing in such securities. Prior to investing in any of the securities that may be offered, you should read carefully:

•

this prospectus, which provides a general description of the securities of Bank of America and BofA Finance, including certain terms and provisions that may be applicable to securities of a series that may be offered and the manner in which such securities may be offered;

•

the supplements to this prospectus that are applicable to the particular securities, which will describe specific terms and provisions of such securities, and which may update or change the information in this prospectus; and

•

the documents referred to in “Where You Can Find More Information” below, that are incorporated by reference herein, for information about Bank of America and its consolidated subsidiaries, including its consolidated financial statements.

Bank of America Corporation

Bank of America is a Delaware corporation, a bank holding company and a financial holding company. Through its various bank and nonbank subsidiaries throughout the United States and in international markets, it provides a diversified range of banking and nonbank financial services and products. Bank of America is one of the world’s largest financial institutions, serving individual customers, small- and middle-market businesses, institutional investors, large corporations and governments with a full range of banking, investing, asset management and other financial and risk management products and services. Bank of America’s principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

BofA Finance LLC

BofA Finance LLC is a Delaware limited liability company and direct, wholly-owned finance subsidiary of Bank of America. BofA Finance was formed on June 24, 2016 for the purpose of selling securities to investors and lending the net proceeds therefrom to Bank of America and/or Bank of America’s other subsidiaries. The principal executive offices of BofA Finance are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

Bank of America Debt Securities

Bank of America may use this prospectus in connection with its offer to sell up to $30,000,000,000, or the equivalent thereof in any other currency, of its senior debt securities from time to time in one or more series. These debt securities will be unsecured and unsubordinated obligations of Bank of America and will rank equally in right of payment with all of its other unsecured and unsubordinated obligations outstanding from time to time. The debt securities will be issued under a senior indenture between Bank of America, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

Bank of America may issue debt securities that bear interest at one or more fixed rates of interest (“fixed-rate notes”) or at floating rates of interest determined by reference to one or more interest rate bases (“floating-rate notes”). Bank of America also may issue debt securities with elements of each of the fixed-rate and floating-rate notes described above. For example, such debt securities may bear interest at a fixed rate for some interest periods and a floating rate in other interest periods (such debt securities, “fixed/floating-rate notes”).

See “Description of Debt Securities of Bank of America Corporation” for a general description of such debt securities of Bank of America and certain terms and provisions that may be applicable to a particular series of such securities.

BofA Finance Debt Securities and Warrants

BofA Finance may use this prospectus in connection with its offer to sell its senior debt securities and warrants, having an aggregate maximum offering price of up to $50,000,000,000, or the equivalent thereof in any other currency, from time to time in one or more series. Bank of America will fully and unconditionally guarantee all payment obligations of BofA Finance under its debt securities and warrants as described herein.

Debt Securities

The debt securities offered for sale by BofA Finance using this prospectus will be unsecured and unsubordinated obligations of BofA Finance and will rank equally in right of payment with all of its other unsecured and unsubordinated obligations outstanding from time to time. Bank of America’s guarantee of these debt securities will rank equally in right of payment with all of its other unsecured and unsubordinated obligations outstanding from time to time. These BofA Finance debt securities will be issued under a senior indenture among BofA Finance, as issuer, Bank of America, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. See “Description of Debt Securities of BofA Finance LLC” for a description of the general terms of the debt securities of BofA Finance.

BofA Finance may issue debt securities that are fixed-rate notes, floating-rate notes and fixed/floating-rate notes. BofA Finance also may issue debt securities that provide that the principal and/or any premium, interest or other amounts payable thereon will be determined by reference to the level, price or performance of one or more underlying market measures, including equity securities, commodities, futures contracts, indices, exchange-traded funds, currency exchange rates, consumer price index, interest rates, or any other statistical or market measure of economic or financial performance, risk or value, or one or more baskets, indices or other combinations of the above (such debt securities, “structured notes”). If so specified in the applicable pricing supplement, structured notes also may bear interest at a fixed or floating rate.

Warrants

The warrants will be unsecured contractual obligations of BofA Finance and will rank equally in right of payment with all of its other unsecured contractual obligations and with its unsecured and unsubordinated debt outstanding from time to time. Bank of America’s guarantee of the payment obligations of BofA Finance under the warrants will rank equally in right of payment with all of its other unsecured and unsubordinated obligations outstanding from time to time. These warrants will be issued under a warrant agreement to be entered into among BofA Finance, as issuer, Bank of America, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as warrant agent. See “Description of Warrants of BofA Finance LLC” for a description of the general terms of the warrants of BofA Finance.

Each warrant will entitle the holder thereof to receive from us, upon exercise, an amount in cash, if any, determined by reference to the level, price or performance of one or more of underlying market measures, including debt or equity securities of one or more issuers other than BofA Finance or its affiliates, one or more currencies (in which case the structured warrants will be listed on a national securities exchange), any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, one or more indices, and/or one or more baskets of items described above. Warrants will be settled by cash payments, if any.

The underlying market measures with respect to warrants of a series and the method or formula for determining or calculating the amounts payable on such warrants will be described in the applicable pricing supplement.

Forms of Securities

Unless otherwise specified in the applicable pricing supplement relating to a series of offered securities, the securities issued by Bank of America or BofA Finance, as the case may be, will be in book-entry only form, represented by one or more global securities and held through The Depository Trust Company (“DTC”) and/or Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream, Luxembourg”). Bank of America or BofA Finance, as the case may be, will issue the applicable securities in registered form, without coupons. Securities held through DTC will be registered in the name of DTC or its nominee, and securities held through Euroclear and Clearstream, Luxembourg will be registered in the name of a common depositary for such depositary or a nominee of such common depositary. This means that Bank of America and BofA Finance will not issue certificated notes in non-global, or definitive, form registered in the name of each individual owner. Unless otherwise specified in the applicable pricing supplement, each sale of securities in book-entry only form will settle in immediately available funds through the specified depositary.

Accordingly, the applicable depositary, common depositary, or nominee, as applicable, will be the registered holder of securities represented by global securities. Those who own beneficial interests in such securities will do so through participants in the depositary’s book-entry system. The procedures applicable to book-entry only securities are described below under “Registration and Settlement.”

Generally debt securities and warrants, unless specified otherwise in the applicable pricing supplement, will be represented by a type of global security representing multiple series of debt securities or warrants, as the case may be, each having different terms and provisions and issued at different times. This type of global security is referred to as a “master global note” or “master global warrant,” as applicable, and, in either case, as a “master global security.”

A global security may be exchanged for certificated securities in definitive form registered in the names of the individual owners only under the limited circumstances described in this prospectus or the applicable pricing supplement.

Payment Currencies

All amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless otherwise specified in the applicable pricing supplement for such securities.

Listing

Unless otherwise specified in the applicable pricing supplement for an applicable series of securities being offered, Bank of America and BofA Finance will not list such securities on a securities exchange nor will the securities be quoted on a quotation system.

Use of Proceeds

Unless a different use is described in the applicable pricing supplement, Bank of America intends to use the net proceeds from the sale of its debt securities for general corporate purposes.

Unless a different use is described in the applicable pricing supplement, BofA Finance intends to lend the net proceeds from the sale of its securities to Bank of America and/or Bank of America’s other subsidiaries. Unless a different use is described in the applicable pricing supplement, Bank of America expects that it and/or its subsidiaries will use the proceeds from such loans to provide additional funds for operations and for other general corporate purposes. In addition, BofA Finance may use a portion of net proceeds from the sale of its securities to hedge its obligations under the securities by entering into hedging arrangements with Bank of America and/or Bank of America’s other subsidiaries.

Distribution

Bank of America and/or BofA Finance may offer the securities using this prospectus on a delayed or continuous basis:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The applicable pricing supplement will describe the sale of specific securities and include any required information about the firms Bank of America and/or BofA Finance may use for the applicable offering and the discounts or commissions paid for their services.

BofA Securities, Inc., and other broker-dealer affiliates of Bank of America and/or BofA Finance, may serve as underwriter, dealer or agent for Bank of America and/or BofA Finance for offerings of securities.

Market-Making by Affiliates

Following the initial distribution of an offering of securities using this prospectus, BofA Securities, Inc., and other broker-dealer affiliates of Bank of America and/or BofA Finance, may offer and sell such securities in the course of their businesses as broker-dealers. BofA Securities, Inc. and any such other broker-dealer affiliates may act as a principal or agent in these transactions. This prospectus and the applicable pricing supplement also will be used in connection with these market-making transactions. Sales in any of these market-making transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

If you purchase securities in a market-making transaction, you will receive information about the purchase price and your trade and settlement dates in a separate confirmation of sale.

RISK FACTORS

Your investment in the securities offered using this prospectus involves risks. The risks, uncertainties and investment considerations described below do not include all such risks, uncertainties and investment considerations with respect to such an investment, including those relating to a prospective investor’s particular circumstances. You also should review the risk factors and investment considerations that will be described in applicable pricing supplement to this prospectus applicable to such an investment. For information regarding risks and uncertainties that may materially affect Bank of America’s (including its consolidated subsidiaries) business and results, please refer to the information under the caption “Item 1A. Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this prospectus, as well as those risks and uncertainties discussed in subsequent filings of Bank of America that also are incorporated by reference in this prospectus. See “Where You Can Find More Information.” Prior to investing in debt securities or warrants, prospective investors should consult their own financial, legal, tax and other professional advisors as to the risks associated with an investment in the securities and the appropriateness of the investment for the investor.

Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements

A resolution under Bank of America’s single point of entry resolution strategy could materially adversely affect its liquidity and financial condition and its ability to make payments on its debt securities and under its guarantee of BofA Finance’s payment obligations under the BofA Finance securities.

Bank of America is required to submit a plan to the Federal Deposit Insurance Corporation (“FDIC”) and the Board of Governors of the Federal Reserve System (“Federal Reserve”) every two years describing its resolution strategy under the U.S. Bankruptcy Code in the event of material financial distress or failure. In Bank of America’s current plan, its preferred resolution strategy is a single point of entry (“SPOE”) strategy. This strategy provides that only Bank of America (the parent holding company) would file for bankruptcy under the U.S. Bankruptcy Code and contemplates providing certain key operating subsidiaries with sufficient capital and liquidity to operate through severe stress and to enable such subsidiaries to continue operating or be wound down in a solvent manner following a Bank of America bankruptcy. Bank of America has entered into intercompany arrangements resulting in the contribution of most of its capital and liquidity to key subsidiaries. Pursuant to these arrangements, Bank of America has transferred most of its assets (and has agreed to transfer additional assets) to a wholly-owned holding company subsidiary in exchange for a subordinated note. Certain of Bank of America’s remaining assets secure its ongoing obligations under these intercompany arrangements. The wholly-owned holding company subsidiary also has provided Bank of America with a committed line of credit that, in addition to Bank of America’s cash, dividends and interest payments, including interest payments Bank of America receives in respect of the subordinated note, may be used to fund Bank of America’s obligations. These intercompany arrangements include provisions to terminate the line of credit and forgive the subordinated note and require Bank of America to contribute its remaining financial assets to the wholly-owned holding company subsidiary if Bank of America’s projected liquidity resources deteriorate so severely that resolution becomes imminent, which could materially and adversely affect Bank of America’s liquidity and financial condition, including the ability to meet its payment obligations, including under its debt securities and under its guarantee of payment obligations of BofA Finance under the securities of BofA Finance. In addition, Bank of America’s preferred resolution strategy could result in holders of BofA Finance’s debt securities being in a worse position and suffering greater losses than would have been the case under a bankruptcy proceeding or other resolution scenarios or plans.

Under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Financial Reform Act”), when a global systemically important banking organization (“G-SIB”), such as Bank of America, is in default or danger of default, the FDIC may be appointed receiver in order to conduct an orderly liquidation of such institution. In the event of such appointment, the FDIC could, among other things, invoke the orderly liquidation authority, instead of the U.S. Bankruptcy Code, if the Secretary of the U.S. Department of Treasury makes certain financial distress and systemic risk determinations. In 2013, the FDIC issued a notice describing its preferred SPOE strategy for resolving a G-SIB. Under this approach, the FDIC could replace Bank of America with a bridge holding company, which could continue operations and result in an orderly resolution of the underlying bank, but whose equity would be held solely for the benefit of Bank of America’s creditors. The FDIC’s single point of entry strategy may result in holders of Bank of America’s debt securities suffering greater losses than would have been the case under a bankruptcy proceeding or a different resolution strategy. To the extent that Bank of America is resolved under the U.S. Bankruptcy Code or the FDIC’s orderly liquidation authority, third-party creditors of Bank of America’s subsidiaries may receive significant or full recoveries on their claims while holders of Bank of America’s debt securities could face significant or complete losses.

If Bank of America enters into a resolution proceeding, holders of its debt securities would be at risk of absorbing its losses.

If Bank of America enters a resolution proceeding under either the U.S. Bankruptcy Code or Title II of the Financial Reform Act, its losses would be imposed first on holders of its equity securities and thereafter on holders of its unsecured debt, including its debt securities, and some or all of such securities could be significantly reduced or eliminated as a result of such resolution proceeding.

Under Bank of America’s SPOE resolution strategy, and the single point of entry strategy preferred by the FDIC under Title II of the Financial Reform Act, the value that would be distributed to holders of its unsecured debt, including its debt securities, may not be sufficient to repay all or part of the principal amount and interest on such debt, and holders of such debt could receive no consideration at all under these resolution scenarios. Either of these resolution strategies could result in holders of Bank of America’s debt securities being in a worse position and suffering greater losses than would have been the case under a different resolution strategy. Although SPOE is Bank of America’s preferred resolution strategy, neither Bank of America nor a bankruptcy court would be obligated to follow its SPOE strategy. Additionally, the FDIC is not obligated to follow its SPOE strategy to resolve Bank of America under Title II of the Financial Reform Act. For more information regarding the financial consequences of any such resolution proceeding, see “Description of Debt Securities of Bank of America Corporation—Financial Consequences to Unsecured Debtholders of Single Point of Entry Resolution Strategy” below.

Risks Relating to All Debt Securities and Warrants

Bank of America’s ability to make payments on its debt securities and under its guarantee of BofA Finance’s securities will depend upon its receipt of funds from its subsidiaries, and applicable laws and regulations, and actions taken under Bank of America’s resolution plan, could restrict the ability of its subsidiaries to transfer such funds.

Bank of America is a holding company and conducts substantially all of its operations through its subsidiaries. Bank of America depends on dividends and other distributions, loans and other payments from its subsidiaries to fund payments on its debt securities and under its guarantee of the securities of BofA Finance. Any inability of these subsidiaries to pay dividends or make payments to Bank of America may adversely affect its cash flow and financial condition. Many of these subsidiaries, including bank and broker-dealer subsidiaries, are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to Bank of America or to Bank of America’s other subsidiaries. In addition, Bank of America’s bank and broker-dealer subsidiaries are subject to restrictions on their ability to lend or transact with affiliates and to minimum regulatory capital and liquidity requirements. Lower earnings in Bank of America’s subsidiaries can reduce the amount of funds available to Bank of America as a holding company. Adverse business and economic conditions, including changes in interest and currency exchange rates, illiquidity or volatility in areas where Bank of America has concentrated credit risk, and a failure in or breach of Bank of America’s operational or security systems or infrastructure, could affect Bank of America’s business and results of operations. Intercompany arrangements Bank of America has entered into in connection with its resolution planning could restrict the amount of funding available to it from its subsidiaries under certain adverse conditions, as described above under “—A resolution under Bank of America’s single point of entry resolution strategy could materially adversely affect its liquidity and financial condition and its ability to make payments on its debt securities and under its guarantee of BofA Finance’s payment obligations under the BofA Finance securities.” These restrictions could prevent those Bank of America subsidiaries from paying dividends or making other distributions to Bank of America or otherwise providing funds to Bank of America that Bank of America needs in order to make payments under its guarantee of the securities of BofA Finance. In addition, Bank of America’s right to participate in any distribution of assets of any of its subsidiaries upon such subsidiary’s liquidation or otherwise, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of Bank of America’s claims as a creditor of such subsidiary may be recognized.

Bank of America’s obligations on its debt securities and under its guarantee of BofA Finance’s securities will be structurally subordinated to liabilities of Bank of America’s subsidiaries.

Because Bank of America is a holding company, its right to participate in any distribution of the assets of any subsidiary, including BofA Finance, upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent Bank of America may itself be recognized as a creditor of that subsidiary. As a result, Bank of America’s obligations under its debt securities or under its guarantee of BofA Finance’s securities will be structurally subordinated to all existing and future liabilities of Bank of America’s subsidiaries, and claimants under its debt securities or under its guarantee of BofA Finance’s securities should look only to Bank of America’s assets for payments. Further, creditors of Bank of America’s subsidiaries recapitalized pursuant to Bank of America’s resolution plan generally would be entitled to payment of their claims from the assets of the subsidiaries, including Bank of America’s contributed assets. In addition, any obligations of Bank of America under its debt securities or under its guarantee of BofA Finance’s securities will be unsecured and, therefore, in a bankruptcy or similar proceeding, will effectively rank junior to Bank of America’s secured obligations to the extent of the value of the assets securing such obligations.

Holders of the debt securities of Bank of America and claimants under Bank of America’s guarantees of the BofA Finance securities could be at greater risk of being structurally subordinated if Bank of America sells or conveys all or substantially all of its assets to one or more of its majority-owned subsidiaries.

Bank of America and BofA Finance each may sell, convey or transfer all or substantially all of its assets to one or more entities that are direct or indirect majority-owned subsidiaries of Bank of America in which Bank of America and/or one or more of Bank of America’s subsidiaries owns more than 50% of the combined voting power, and under the indentures under which the debt securities will be issued and the warrant agreement under which the warrants will be issued, including the provisions thereof relating to Bank of America’s guarantee of such debt securities and warrants, such subsidiary or subsidiaries will not be required to assume the obligations of Bank of America under its debt securities, the obligations of BofA Finance under its debt securities or warrants or the obligations of Bank of America under its guarantee of the debt securities and warrants of BofA Finance, as the case may be. In any such event, Bank of America will remain the sole obligor on its debt securities, BofA Finance will remain the sole obligor on its debt securities and warrants and Bank of America will remain the sole obligor on such guarantee, as the case may be. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while obligations of Bank of America under its debt securities or under its guarantee of BofA Finance’s securities, as the case may be, would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such transferred assets. See “Description of Debt Securities of Bank of America Corporation —Limitation on Mergers and Sales of Assets,” “Description of Debt Securities of BofA Finance LLC —Limitation on Mergers and Sales of Assets” and “Description of Warrants of BofA Finance LLC —Limitation on Mergers and Sales of Assets” below for more information.

Payments on the securities are subject to our credit risk, and actual or perceived changes in the creditworthiness of Bank of America may affect the value of the Bank of America’s debt securities and BofA Finance’s guaranteed securities.

Bank of America’s credit ratings are an assessment of its ability to pay its obligations, including its obligations under its debt securities and its guarantee of BofA Finance’s securities. Consequently, Bank of America’s perceived creditworthiness and actual or anticipated changes in its credit ratings may affect the market value of Bank of America’s debt securities and BofA Finance’s guaranteed securities. However, because the return on Bank of America’s securities generally depends upon factors in addition to its ability to pay its obligations, an improvement in Bank of America’s credit rating will not reduce the other investment risks, if any, related to Bank of America’s debt securities or BofA Finance’s guaranteed securities.

Bank of America and/or BofA Finance cannot assure you that a trading market for your securities will ever develop or be maintained.

Bank of America and/or BofA Finance may not list the securities on any securities exchange. Neither Bank of America nor BofA Finance can predict how these securities will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of Bank of America’s and/or BofA Finance’s securities in any secondary market may be limited. Although any underwriters, dealers or agents may purchase and sell these securities in the secondary market from time to time, these underwriters, dealers or agents will not be obligated to do so and may discontinue making a market for the securities at any time without giving Bank of America and/or BofA Finance notice. Neither Bank of America nor BofA Finance can assure you that a secondary market for its securities will develop, or that if one develops, it will be maintained.

Risks Relating to All Debt Securities

Redemption of the debt securities of Bank of America and/or BofA Finance prior to the applicable maturity date may result in a reduced return on your investment.

The terms of the debt securities of Bank of America and BofA Finance may permit or require redemption of the debt securities prior to the applicable maturity date. That redemption may occur at a time when prevailing interest rates are relatively low. As a result, a holder of the redeemed debt securities may not be able to invest the redemption proceeds in a new investment that yields a similar return.

Risks Relating to All Securities Issued by BofA Finance

BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues.

BofA Finance is a finance subsidiary of Bank of America, has no operations other than those related to the issuance, administration and payment of its obligations under its debt securities and warrants that are guaranteed by Bank of America as described in this prospectus and under other securities of BofA Finance guaranteed by Bank of America, and is dependent upon Bank of America and/or Bank of America’s other subsidiaries to meet its obligations under the securities in the ordinary course. However, BofA Finance will have no assets available for distributions to holders of its debt securities or warrants if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders in respect of such claims in any such proceeding will be limited to those available under Bank of America’s guarantee of such securities, and any obligations under that guarantee will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to Bank of America’s subordinated obligations. Holders of BofA Finance’s securities will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the securities, and holders of the securities should accordingly assume that in any bankruptcy, resolution or similar proceeding, they would not have priority over, and should be treated equally with, the claims of all other unsecured and unsubordinated obligations of Bank of America, including claims of holders of unsecured senior debt securities issued by Bank of America.

Risks Relating to Debt Securities Issued by BofA Finance

Debt securities issued by BofA Finance will not have the benefit of any cross-default or cross-acceleration with other indebtedness of Bank of America or BofA Finance; events of bankruptcy or insolvency or resolution proceedings relating to Bank of America and covenant breach by Bank of America will not constitute an event of default with respect to the guaranteed debt securities of BofA Finance.

Debt securities issued by BofA Finance will not have the benefit of any cross-default or cross-acceleration with other indebtedness of Bank of America or BofA Finance. In addition, events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America will not constitute an event of default with respect to the debt securities of BofA Finance that are guaranteed by Bank of America. Furthermore, it will not constitute an event of default with respect to the debt securities of BofA Finance if the guarantee thereof by Bank of America ceases to be in full force and effect for any reason. Therefore, events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America (in the absence of any such event occurring with respect to BofA Finance) will not permit BofA Finance’s debt securities to be declared due and payable. In addition, a breach of a covenant by Bank of America (including, for example, a breach of Bank of America’s covenants with respect to mergers or the sale of all or substantially all its assets), will not permit BofA Finance’s debt securities to be declared due and payable. The value you receive on the debt securities may be significantly less than what you otherwise would have received had the debt securities been declared due and payable immediately upon certain events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America or the breach of a covenant by Bank of America or upon Bank of America’s guarantee ceasing to be in full force and effect.

Risks Relating to Debt Securities Denominated in a Currency Other than the Investor’s Home Currency

Bank of America and/or BofA Finance may issue debt securities denominated in, or with respect to which principal, interest and/or other amounts payable, as applicable, are payable in, a currency other than the currency of the country in which you reside or the currency in which you conduct your business or activities (the “home currency”). If you intend to invest in debt securities denominated or payable in a currency other than your home currency, you should consult your own financial and legal advisors as to the currency risks related to your investment. Such debt securities are not an appropriate investment for you if you are not knowledgeable about the significant terms and conditions of such debt securities, foreign currency transactions or financial matters in general.

An investment in debt securities denominated or payable in a currency other than your home currency involves currency-related risks.

An investment in debt securities denominated or payable in a currency other than your home currency entails significant risks that are not associated with a similar investment in debt securities that are payable solely in your home currency. These risks include possible significant changes in rates of exchange between your home currency and the applicable specified currency of the debt securities, and the imposition or modification of foreign exchange controls or other conditions by applicable governmental entities. These risks generally depend on factors over which Bank of America and BofA Finance have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and may adversely affect an investment in debt securities denominated or payable in a currency other than your home currency.

In recent years, exchange rates between certain foreign currencies have been highly volatile. This volatility may continue and could spread to other currencies in the future. Fluctuations in currency exchange rates could affect adversely an investment in debt securities denominated or payable in a currency other than your home currency, and such changes in exchange rates may vary considerably during the life of those debt securities. Depreciation of the applicable specified currency for a series of debt securities against your home currency could result in a decrease in your home currency equivalent value of payments on such debt securities, including the principal or other amounts payable upon those debt securities at maturity or the earlier redemption or repayment, as applicable. That in turn could cause the market value of such debt securities to fall.

Bank of America and/or BofA Finance will not adjust debt securities denominated or payable in a currency other than your home currency to compensate for changes in foreign currency exchange rates.

Except as described below or in the applicable pricing supplement, Bank of America and/or BofA Finance will not make any adjustment in or change to the terms of debt securities denominated or payable in currencies other than your home currency for changes in the foreign currency exchange rate for the relevant specified currency for a series of debt securities, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting that currency or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.

Government policy can adversely affect foreign currency exchange rates and an investment in debt securities denominated or payable in a currency other than your home currency.

Foreign currency exchange rates either can float or be fixed by sovereign governments. Governments or governmental bodies, including the European Central Bank, may intervene from time to time in their economies to alter the exchange rate or exchange characteristics of their currencies. For example, a central bank may intervene to devalue or revalue a currency or to replace an existing currency. In addition, a government may impose regulatory controls or taxes to affect the exchange rate of its currency or may issue a new currency or replace an existing currency. As a result, the amounts payable on and rate of return of debt securities denominated or payable in a currency other than your home currency could be affected significantly and unpredictably by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country or region issuing the specified currency for an applicable series of debt securities or elsewhere could result in significant and sudden changes in the exchange rate between your home currency and the specified currency for a series of debt securities. Changes in exchange rates could affect the value of debt securities denominated or payable in a currency other than your home currency as participants in the global currency markets move to buy or sell the specified currency or your home currency in reaction to these developments.

If a governmental authority imposes exchange controls or other conditions, such as taxes on the exchange or transfer of the specified currency, there may be limited availability of the specified currency for payment on debt securities denominated or payable in a currency other than your home currency at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Debt securities denominated or payable in currencies other than U.S. dollars permit Bank of America and/or BofA Finance to make payments in U.S. dollars if Bank of America or BofA Finance is unable to obtain the specified currency.

The terms of any series of debt securities denominated or payable in a currency other than U.S. dollars provide that Bank of America and/or BofA Finance has the right to make a payment in U.S. dollars instead of the specified currency, if at or about the time when the payment on such series of debt securities comes due, the specified currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability because of circumstances beyond the control of Bank of America and/or BofA Finance. These circumstances could include the imposition of exchange controls, inability of Bank of America and/or BofA Finance to obtain the specified currency because of a disruption in the currency markets for the specified currency or unavailability because the specified currency is no longer used by the government of the relevant country or for settlement of transactions by public institutions of or within the international banking community. In addition, if the specified currency for a series of debt securities has been replaced by a new currency, Bank of America and/or BofA Finance will have the option to choose whether it makes payments on such series of debt securities in the replacement currency or in U.S. dollars. In either case, the exchange rate used to make payment in U.S. dollars or the replacement currency, if any, may be based on limited information and would involve significant discretion on the part of the exchange rate agent, which may be an affiliate of Bank of America and/or BofA Finance, to be appointed by Bank of America and/or BofA Finance. As a result, the value of the payment in the home currency of Bank of America and BofA Finance may be less than the value of the payment you would have received in the specified currency if the specified currency had been available. The exchange rate agent generally will not have any liability for its determinations.

See “Description of Debt Securities of Bank of America Corporation—Payment of Principal, Interest and Other Amounts Payable—Payments Due in Other Currencies—Unavailability of Currencies and Replacement Currencies” and “Description of Debt Securities of BofA Finance LLC—Payment of Principal, Interest and Other Amounts Payable—Payments Due in Other

Currencies—Unavailability of Currencies and Replacement Currencies” below. Any payment in respect of the debt securities so made in U.S. dollars where the required payment is in an unavailable specified currency will not constitute an event of default under the relevant indenture or the debt securities. If your home currency is not U.S. dollars, any such payment will expose you to the significant risks described above in this section “—Risks Relating to Debt Securities Denominated in a Currency Other Than an Investor’s Home Currency.”

An investor may bear currency exchange risk in a lawsuit for payment on debt securities denominated or payable in a currency other than U.S. dollars.

Any debt securities issued under the BAC Senior Indenture or the BofA Finance Indenture (each as defined below) will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on debt securities denominated or payable in a currency other than U.S. dollars and governed by New York law would be required to render the judgment in such non-U.S. currency. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on debt securities denominated or payable in a non-U.S. currency and governed by New York law, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, you may not be able to obtain judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on debt securities denominated or payable in a non-U.S. currency in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date and method used to determine the rate of conversion of the specified currency into U.S. dollars will depend on various factors, including which court renders the judgment.

Information about foreign currency exchange rates may not be indicative of future performance.

If Bank of America or BofA Finance issues debt securities denominated or payable in a currency other than your home currency, it may include in the applicable pricing supplement information about historical exchange rates for the relevant currency or currencies. Any information about exchange rates that Bank of America or BofA Finance may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

BANK OF AMERICA CORPORATION

Bank of America is a Delaware corporation, a bank holding company and a financial holding company. Through various bank and nonbank subsidiaries throughout the United States and in international markets, Bank of America provides a diversified range of banking and nonbank financial services and products. Bank of America is one of the world’s largest financial institutions, serving individual customers, small- and middle-market businesses, institutional investors, large corporations and governments with a full range of banking, investing, asset management and other financial and risk management products and services. Its principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

BOFA FINANCE LLC

BofA Finance LLC is a Delaware limited liability company and a direct, wholly-owned finance subsidiary of Bank of America. BofA Finance was formed on June 24, 2016 for the purpose of providing Bank of America and/or Bank of America’s other subsidiaries with financing by issuing securities to investors and lending the net proceeds therefrom to Bank of America and/or those subsidiaries. BofA Finance’s principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

USE OF PROCEEDS

Unless a different use is described in the applicable pricing supplement, Bank of America intends to use the net proceeds from the sale of its debt securities for general corporate purposes. General corporate purposes include, but are not limited to, the following:

•	Bank of America’s working capital needs;

•	the funding of investments in, or extensions of credit to, Bank of America subsidiaries;

•	possible reductions, redemptions, repayments or repurchases of outstanding indebtedness or equity securities;

•	the possible acquisitions of, or investments in, other financial institutions or other businesses; and

•	other uses in the ordinary course of conducting its business.

Until Bank of America designates the use of these net proceeds, it will invest them temporarily. From time to time, it may engage in additional financings as it determines appropriate based on its needs and prevailing market conditions. These additional financings may include the sale of other securities.

Unless a different use is described in the applicable pricing supplement, BofA Finance intends to lend the net proceeds from the sale of its securities to Bank of America and/or Bank of America’s other subsidiaries. Unless a different use is described in the applicable pricing supplement, Bank of America expects that it and/or its subsidiaries will use the proceeds from such loans to provide additional funds for operations and for other general corporate purposes. In addition, BofA Finance may use a portion of net proceeds from the sale of its securities to hedge its obligations under the securities by entering into hedging arrangements with Bank of America and/or Bank of America’s other subsidiaries.

DESCRIPTION OF DEBT SECURITIES OF BANK OF AMERICA CORPORATION

In this “Description of Debt Securities of Bank of America Corporation” section, “we,” “us” or “our” refer only to Bank of America and not to any of its subsidiaries or affiliates, including BofA Finance; and references to “debt securities” refer only to senior debt securities issued by Bank of America and not to any debt securities issued by any subsidiary or affiliate.

General

We may issue debt securities, and such debt securities will not be secured by any of our property or assets. As a result, by owning a debt security, you are one of our unsecured creditors.

The debt securities will constitute part of our senior debt, will be issued under our BAC Senior Indenture (as defined below), and will rank equally in right of payment with all of our other unsecured and unsubordinated debt outstanding from time to time, except obligations that are subject to any priorities or preferences by law.

This section of the prospectus provides a summary of the material terms of the BAC Senior Indenture and describes certain specific terms and provisions of debt securities that may be applicable to particular debt securities if so specified below or in the applicable pricing supplement.

Financial Consequences to Unsecured Debtholders of Single Point of Entry Resolution Strategy

We are subject to the rules of the Federal Reserve relating to total loss-absorbing capacity (the “TLAC Rules”), which aim to improve the resiliency and resolvability of U.S. global systemically important bank holding companies (“covered BHCs”), including Bank of America, in the event of material financial distress or failure. The TLAC Rules include the requirement that each covered BHC maintain a minimum amount of unsecured external long-term debt satisfying certain eligibility criteria (“eligible LTD”) and other loss-absorbing capacity. The eligible LTD would absorb the covered BHC’s losses, following the depletion of its equity, upon its entry into a resolution proceeding under the U.S. Bankruptcy Code or a resolution proceeding administered by the FDIC under Title II of the Financial Reform Act. Under Title I of the Financial Reform Act, we are required by the Federal Reserve and the FDIC to periodically submit a plan for a rapid and orderly resolution under the U.S. Bankruptcy Code in the event of material financial distress or failure. Our preferred resolution strategy under this plan is a SPOE strategy whereby only Bank of America would file for bankruptcy under the U.S. Bankruptcy Code. Under this strategy, and pursuant to existing intercompany arrangements under which we have transferred most of our assets to a wholly-owned holding company subsidiary, which holds the equity interests in our key operating subsidiaries, we would contribute our remaining financial assets, less a holdback to cover our bankruptcy expenses, to this wholly-owned holding company subsidiary prior to filing for bankruptcy. We would then file for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. Pursuant to an order from the bankruptcy court under section 363 of the U.S. Bankruptcy Code, we, as debtor-in-possession, would transfer our subsidiaries to a newly-formed entity (“NewCo”) that would be held in trust for the sole and exclusive benefit of our bankruptcy estate.

Under our SPOE resolution strategy, the obligations of Bank of America on its unsecured debt, including the debt securities offered pursuant to this prospectus, would not be assumed by NewCo; instead, the claims on such obligations would be left behind in the bankruptcy proceeding. After the transferred subsidiaries were stabilized, NewCo’s residual value in the form of shares or proceeds from the sale of shares would be distributed to the holders of claims against the bankruptcy estate in accordance with the priority of their claims, including to holders of our debt securities.

In 2013, the FDIC issued a notice describing its similar preferred SPOE recapitalization model for resolving a global systemically important banking group, such as Bank of America, under Title II of the Financial Reform Act. Under Title II, when a covered BHC is in default or danger of default, the FDIC may be appointed receiver to conduct an orderly liquidation of such institution as an alternative to resolution of the entity under the U.S. Bankruptcy Code if the Secretary of the Treasury makes certain financial distress and systemic risk determinations. Pursuant to the single point of entry recapitalization model, the FDIC would use its power to create a “bridge entity” for the covered BHC; transfer the systemically important and viable parts of the covered BHC’s business to the bridge entity; recapitalize those subsidiaries using assets of the covered BHC that have been transferred to the bridge entity; and exchange external debt claims against the covered BHC, including claims of holders of our debt securities and other unsecured debt, for equity in the bridge entity. This strategy would allow operating subsidiaries of the covered BHC to continue to operate and impose losses on stockholders and creditors of the covered BHC, which could include holders of our debt securities.

The Indenture

The debt securities are governed by a document called an indenture, which is a contract between us and the applicable trustee. The debt securities will be issued under the Indenture for Senior Debt Securities dated as of June 27, 2018 (as amended or supplemented from time to time, the “BAC Senior Indenture”) between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

The trustee under the BAC Senior Indenture has two principal functions:

•

First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf, which we describe below under “—Collection of Indebtedness and Suits for Enforcement by Trustee.”

•	Second, the trustee performs administrative duties for us, including the delivery of interest and other payments and notices.

The BAC Senior Indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series of debt securities. The BAC Senior Indenture and the debt securities also do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you. In addition, the BAC Senior Indenture does not contain provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness or restructuring. If our credit quality declines as a result of an event of this type, or otherwise, any ratings of our debt securities then outstanding may be withdrawn or downgraded.

This section is a summary of the material terms and provisions of the BAC Senior Indenture. We have filed the BAC Senior Indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain a copy of the BAC Senior Indenture. Whenever we refer to the defined terms of the BAC Senior Indenture in this section of this prospectus or in any applicable pricing supplement without defining them, the terms have the meanings given to them in the BAC Senior Indenture. You must look to the BAC Senior Indenture for the most complete description of this summarized information.

Form and Denomination of Debt Securities

Unless otherwise specified in the applicable pricing supplement, each series of debt securities will be issued in registered, book-entry only form, without coupons. This means that we will not issue certificated notes in non-global, or definitive, form registered in the name of each individual owner. Debt securities in book-entry only form will be represented by one or more global securities and will be held through DTC and/or Euroclear and Clearstream, Luxembourg. Debt securities held through DTC will be registered in the name of DTC or its nominee, and debt securities held through Euroclear and Clearstream, Luxembourg will be registered in the name of a common depositary for such depositary or a nominee of such common depositary. Unless otherwise specified in the applicable pricing supplement, each sale of debt securities issued in book-entry only form will settle in immediately available funds through the specified depositary.

Accordingly, the applicable depositary or common depositary, or nominee, as applicable, will be the registered holder of debt securities represented by global securities. Those who own beneficial interests in such debt securities will do so through participants in the depositary’s book-entry system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. The procedures applicable to book-entry only securities are described below under “Registration and Settlement.”

Generally debt securities, unless specified otherwise in the applicable pricing supplement, will be represented by a type of global security representing multiple series of debt securities, each having different terms and provisions and issued at different times. This type of global security is referred to as a “master global note.”

Our debt securities may be denominated in U.S. dollars or in another currency as may be specified in the applicable pricing supplement. Unless we specify otherwise in the applicable pricing supplement, debt securities of each series will be denominated in U.S. dollars and held through DTC, and will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000 (or the equivalent thereof in other currencies).

Different Series of Debt Securities; Terms and Provisions of Debt Securities

We may issue our debt securities from time to time in one or more series. We also may “reopen” a series of our debt securities. This means that we can increase the principal amount of a particular series of our debt securities by selling additional debt securities with the same terms. Such additional debt securities may be issued in one or more series and with the same or different CUSIP or other identifying number as the outstanding debt securities. Any such additional debt securities, together with the outstanding debt securities, will constitute a single series of debt securities under the BAC Senior Indenture, provided that such additional debt securities will be issued with the same CUSIP or the same other identifying number as the outstanding debt securities only if they are fungible with the outstanding debt securities for U.S. federal income tax purposes. We may do so without notice to the existing holders of debt securities of that series. However, any new debt securities of this kind may have a different offering price and may begin to bear interest (if any) at a different date.

This section of the prospectus describes certain terms and provisions of the debt securities that may be common to a series of debt securities issued under the BAC Senior Indenture if specified herein or in any applicable pricing supplement. We will describe specific terms and provisions of the series of debt securities being offered in the applicable pricing supplement. The applicable pricing supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable pricing supplement and this prospectus, the applicable pricing supplement will control.

The terms and provisions of your series of debt securities as described in the applicable pricing supplement may include the following:

•	the title or designation of the debt securities;

•	if the debt security is a fixed-rate note, a floating-rate note, a fixed/floating-rate note or a zero coupon note (as described below);

•

the offering or issue price, which may be expressed as an amount or as a percentage of the aggregate principal amount of such debt securities at issuance and which may be equal to, at a discount to, or at a premium over, the principal amount of such debt securities;

•	the principal amount;

•	the issue date;

•	the maturity date;

•	the minimum denominations of the debt securities, if other than $1,000, and integral multiples of $1,000 in excess of $1,000 (or the equivalent thereof in other currencies);

•	the currency or currencies, if not U.S. dollars, in which the debt securities will be denominated and/or payable;

•

any rate of interest on interest-bearing debt securities and the method of determining and paying any interest, including any applicable interest rate, any initial interest rate, or the method for determining any initial interest rate, any interest period demarcation dates, any payment dates, any observation periods, any applicable index maturity, and any maximum or minimum rate of interest, as applicable;

•

for interest-bearing debt securities, any interest payment dates, the regular record dates for interest payments (if other than as described herein), the dates from which interest will begin to accrue (if other than the issue date), and the applicable business day convention;

•	any spread or spread multiplier applicable to a floating-rate note or a fixed/floating-rate note;

•

any date or dates on or after which the debt securities may be redeemed or repaid in whole or in part at our option or the option of the holder, and the periods or dates, prices, terms and conditions of any such redemption or repayment; and/or

•	if applicable, any other terms or provisions of the debt securities that are permitted under the BAC Senior Indenture and are different from or in addition to those described in this prospectus.

The applicable pricing supplement also may describe certain other information relating to your series of debt securities, which may include the following:

•	the identification of or method of selecting any calculation agents or any other agents for the debt securities;

•	if the debt securities will not be represented by a master global security; and/or

•	if the debt securities will be listed on any securities exchange.

Types of Debt Securities

We may issue the types of debt securities described in this section, and we also may issue debt securities that do not bear interest (which we refer to as “zero coupon notes”).

Fixed-Rate Notes

We may issue debt securities that bear interest at one or more fixed rates of interest, as specified in the applicable pricing supplement. We refer to these debt securities as “fixed-rate notes.” We also may issue fixed-rate notes that combine principal and interest payments in installment payments over the life of the notes which we refer to as “amortizing notes.” We will make payments on fixed-rate notes as described below under the heading “ —Payment of Principal, Interest and Other Amounts Payable” and in the applicable pricing supplement.

Floating-Rate Notes

We may issue debt securities that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, referred to as the “base rate.” We refer to these debt securities as “floating-rate notes.” The base rate for a series of floating-rate notes will be specified in, and will be determined in accordance with the specific formula and/or applicable terms and provisions set forth in, the applicable pricing supplement.

Fixed/Floating-Rate Notes

We may issue a debt security with elements of each of the fixed-rate and floating-rate notes described above. For example, a debt security may bear interest at a fixed rate for some interest periods and at a floating rate in other interest periods. We refer to these debt securities as “fixed/floating-rate notes.” We will describe the determination of interest or other amounts payable for any of these debt securities in the applicable pricing supplement.

Original Issue Discount Notes

Any of the types of notes described above may be an original issue discount note. Original issue discount notes are debt securities that are issued at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity. Original issue discount notes may be zero coupon notes or may bear interest at a rate that is below market rates at the time of issuance. Amounts payable in the event of redemption, repayment or upon an acceleration of the maturity of an original issue discount note will be determined in accordance with the terms of that debt security, as described in the applicable pricing supplement. That amount normally is less than the amount payable at the maturity date. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon repayment, redemption or acceleration of maturity. See “U.S. Federal Income Tax Considerations—General—Consequences to U.S. Holders” below for a summary of the U.S. federal income tax consequences of owning an original issue discount note.

Payment for Non-U.S. Dollar-Denominated Debt Securities

For any debt securities denominated or payable in a currency other than U.S. dollars (referred to as “non-U.S. dollar-denominated debt securities”), the initial investors will be required to pay for the debt securities in that foreign currency. The applicable selling agent may arrange for the conversion of U.S. dollars into the applicable foreign currency to facilitate payment for the non-U.S. dollar-denominated debt securities by U.S. purchasers desiring to make the initial payment in U.S.

dollars. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to U.S. laws and regulations. All costs of any such conversion for the initial purchase of the non-U.S. dollar-denominated debt securities will be borne by the initial investors using those conversion arrangements. We describe some of the investment considerations relating to securities denominated or payable in a currency other than U.S. dollars above under the heading “Risk Factors.”

Payment of Principal, Interest and Other Amounts Payable

Paying Agents

We may appoint one or more financial institutions to act as our paying agents. Initially, under the BAC Senior Indenture we have appointed The Bank of New York Mellon Trust Company, N.A. to act as our paying agent with respect to the debt securities through its corporate trust office currently located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256. We may add, replace or terminate any paying agent from time to time in accordance with the BAC Senior Indenture, in each case without your consent and without notifying you of such change. In addition, we may decide to act as our own paying agent with respect to some or all of the debt securities, and the paying agent may resign, in each case without your consent and without notifying you of such event.

Payments to Holders and Record Dates for Interest

We refer to each date on which interest is payable on a debt security as an “interest payment date.” Subject to any applicable business day convention set forth in the applicable pricing supplement, interest payments on the debt securities will be made on each interest payment date applicable to, and at the maturity date, or earlier redemption date, of the applicable debt securities. Interest payable on any interest payment date other than the maturity date, or earlier redemption date, will be paid to the registered holder of the debt security at the close of business on the regular record date for that interest payment date. However, unless we specify otherwise in the applicable pricing supplement, the initial interest payment on a debt security issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the issue date to the holder of record on the regular record date preceding the second interest payment date. Unless we specify otherwise in the applicable pricing supplement, the principal and interest payable at maturity, or earlier redemption, will be paid to the holder of the debt security at the time of payment by the paying agent.

Unless we specify otherwise in the applicable pricing supplement, the “regular record date” for any interest payment for a debt security in book-entry only form will be the close of business on the date that is one business day prior to the payment date, unless such debt security is a non-U.S. dollar-denominated debt security held through DTC, in which case the regular record date for an interest payment date will be the close of business on the fifteenth calendar day prior to such interest payment date, whether or not such record date is a business day. If the debt security is in a form that is other than book-entry only, and unless we specify otherwise in the applicable pricing supplement, the regular record date for an interest payment date will be the close of business on the fifteenth calendar day prior to such interest payment date, whether or not such record date is a business day.

Unless we specify otherwise in the applicable pricing supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the applicable debt security, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Payments Due in U.S. Dollars

Unless we specify otherwise in the applicable pricing supplement, our debt securities will be denominated, and payments with respect to the debt securities will be made, in U.S. dollars. Unless we specify otherwise in the applicable pricing supplement, we will follow the practices described in this section when we pay amounts that are due in U.S. dollars.

We will make payments on debt securities in book-entry only form in accordance with arrangements then in place between the paying agent and the depositary or its nominee, as holder.

An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below under the heading “Registration and Settlement.”

Indirect owners should contact their banks or brokers for information on how they will receive payments on their debt securities.

We will pay any interest on debt securities in definitive form on each interest payment date other than the maturity date, or earlier redemption date, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. We will pay principal and any premium, interest, or other amounts payable at the maturity date, or earlier redemption date, of a debt security in definitive form by wire transfer of immediately available funds to the registered holders of the debt security at the time of payment.

Payments Due in Other Currencies

General

If any of the debt securities are denominated, or if principal and any premium, interest, or other amounts payable on any of the debt securities is payable, in a foreign currency, the specified currency, as well as any additional investment considerations, risk factors, restrictions, tax consequences, specific terms and other information relating to that series of debt securities and the specified currency will be described in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, we will follow the practices described in this section when we pay amounts that are due on non-U.S. dollar-denominated debt securities. Unless we specify otherwise in the applicable pricing supplement, and except as described below, holders of non-U.S. dollar-denominated debt securities are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a debt security in definitive form.

We will make payments on non-U.S. dollar-denominated debt securities in book-entry only form in the applicable specified currency in accordance with arrangements then in place between the paying agent and the depositary or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below under the heading “Registration and Settlement.”

Non-U.S. Dollar-Denominated Debt Securities Held Through DTC

Unless we specify otherwise in the applicable pricing supplement, holders of beneficial interests in non-U.S. dollar-denominated debt securities through a participant in The Depository Trust Company, or “DTC,” will receive payments in U.S. dollars, unless they elect to receive payments on those debt securities in the applicable foreign currency. If a holder of such beneficial interests through DTC does not make an election through its DTC participant to receive payments in the applicable foreign currency, the exchange rate agent for the relevant non-U.S. dollar-denominated debt securities to be appointed by us will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.

The holder of a beneficial interest in global non-U.S. dollar-denominated debt securities held through a DTC participant may elect to receive payments on those debt securities in the foreign currency by notifying the DTC participant through which it holds its beneficial interests on or prior to the fifteenth business day prior to the record date for the applicable debt securities of (1) that holder’s election to receive all or a portion of the payment in the applicable foreign currency and (2) wire transfer instructions to an account for the applicable foreign currency outside the United States. DTC must be notified of the election and wire transfer instructions (a) on or prior to the fifth business day after the record date for any payment of interest and (b) on or prior to the tenth business day prior to the date for any payment of principal. DTC will notify the trustee or other applicable paying agent of the election and wire transfer instructions (1) on or prior to the fifth business day after the record date for any payment of interest and (2) on or prior to the tenth business day prior to the date for any payment of principal. If complete instructions are forwarded to and received by DTC through a DTC participant and forwarded by DTC to the trustee or other applicable paying agent and received on or prior to the dates described above, the holder will receive payment in the applicable foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the trustee or other applicable paying agent to DTC.

For holders of non-U.S. dollar-denominated debt securities held through a DTC participant not electing payment in the applicable foreign currency, the U.S. dollar amount of any payment will be the amount of the applicable foreign currency otherwise payable, converted into U.S. dollars at the applicable exchange rate prevailing as of 11:00 a.m., New York, New York time, on the second business day prior to the relevant payment date, less any costs incurred by the exchange rate agent for that conversion unless we specify otherwise in the applicable pricing supplement. The costs of those conversions will be shared pro rata among the holders of beneficial interests in the applicable global debt securities receiving U.S. dollar payments in the proportion of their respective holdings. The exchange rate agent, to be appointed by us at the time of issuance for such non-U.S. dollar-denominated debt securities held through a DTC participant, will make those conversions in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

If an exchange rate quotation is unavailable from the entity or source ordinarily used by the exchange rate agent in the normal course of business, the exchange rate agent will obtain a quotation from a leading foreign exchange bank in New York, New York, which may be an affiliate of the exchange rate agent or another entity selected by the exchange rate agent for that purpose after consultation with us. If no quotation from a leading foreign exchange bank is available, payment will be made in the applicable foreign currency to the account or accounts specified by DTC to the trustee or other applicable paying agent, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control.

Unavailability of Currencies and Replacement Currencies

If, at or about the time of payment of any principal, premium or interest on a non-U.S. dollar-denominated debt security, the relevant specified currency is not legal tender for the payment of public and private debts in the country issuing the currency as of the issue date of such debt security or is otherwise unavailable, and the relevant specified currency has been replaced by another currency that has become legal tender for the payment of public and private debts in such country (a “replacement currency”), any amount payable pursuant to such debt security may be paid, at our option, in the replacement currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the replacement currency, from the specified currency to the replacement currency or to U.S. dollars, if applicable, and, if necessary, the conversion of the replacement currency into U.S. dollars at the rate prevailing on the date of such conversion. In this circumstance, we will appoint a financial institution to act as exchange rate agent for purposes of making the required conversions in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

Notwithstanding the foregoing, the relevant specified currency may not be available to us for making payments of principal of or any premium, interest or other amounts payable on any non-U.S. dollar-denominated debt securities. This could occur due to the imposition of exchange controls or other circumstances beyond our control, or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable and has not been replaced, and unless otherwise specified in the applicable pricing supplement, we may satisfy our obligations to holders of the relevant non-U.S. dollar-denominated debt securities by making those payments due in the relevant specified currency on the date of payment in U.S. dollars. The amount of such payments made in U.S. dollars will be determined by an exchange rate agent to be appointed by us on the basis of the noon dollar buying rate in New York, New York for cable transfers of the specified currency or currencies in which a payment on any such non-U.S. dollar-denominated debt securities was to be made, published by the Federal Reserve Bank of New York, which is referred to as the “market exchange rate,” or such other rate as may be set forth in the applicable pricing supplement. If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in New York, New York received by the exchange rate agent at approximately 11:00 a.m., New York, New York time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of non-U.S. dollar-denominated debt securities; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

The above provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency of the relevant non-U.S. dollar-denominated debt security, we may, at our option, or will, if required by applicable law, without the consent of the holders of the affected debt securities, pay the principal of and any premium, interest or other amounts payable on any non-U.S. dollar-denominated debt securities in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made in U.S. dollars, an applicable replacement currency, or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default under the BAC Senior Indenture or the applicable debt securities.

The exchange rate agent to be appointed by us may be one of our affiliates, and, from time to time after the initial appointment of an exchange rate agent, we may appoint one or more different exchange rate agents for the relevant non-U.S. dollar-denominated debt security without your consent and without notifying you of the change. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars or a replacement currency in its sole discretion unless we state in the applicable pricing supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

For purposes of the above discussion about currency conversions and payments on non-U.S. dollar-denominated debt securities, unless otherwise specified in the applicable pricing supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York or Charlotte, North Carolina and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Non-U.S. Dollar-Denominated Securities in Definitive Form

We will pay any interest on non-U.S. dollar-denominated debt securities in definitive form on each interest payment date other than the maturity date, or earlier redemption date, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. Unless we specify otherwise in the applicable pricing supplement, we will pay principal and any premium, interest, or other amounts payable at the maturity date, or earlier redemption date, of a non-U.S. dollar-denominated debt security in definitive form by wire transfer of immediately available funds to the registered holders of the debt security at the time of payment.

No Sinking Fund

Unless we specify otherwise in the applicable pricing supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The applicable pricing supplement will indicate whether we may redeem the debt securities prior to their maturity date. If we may redeem the debt securities prior to their maturity date, the applicable pricing supplement will indicate the redemption price, the method for redemption, and the date or dates upon which we may redeem the debt securities. Debt securities to be redeemed in part may only be redeemed in increments of their minimum denomination. The redemption of any debt security that is our eligible LTD will require the prior approval of the Federal Reserve if after such redemption we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules.

Notice of Redemption

Unless we specify otherwise in the applicable pricing supplement, we may exercise our right to redeem debt securities by giving notice to the holders under the BAC Senior Indenture at least 5 business days but not more than 60 calendar days before the specified redemption date. The notice will specify:

•	the date fixed for redemption;

•	the redemption price (or, if not then ascertainable, the manner of calculation thereof);

•	the CUSIP number and any other identifying number of the debt securities to be redeemed;

•	the amount to be redeemed, if less than all of the outstanding debt securities of a series are to be redeemed;

•	the place of payment for the debt securities to be redeemed;

•	that interest (if any) accrued on the debt securities to be redeemed will be paid as specified in the notice; and

•

that, subject to satisfaction of any conditions to such redemption set forth in the notice of redemption and unless we default in payment of the redemption price, on and after the date fixed for redemption, interest (if any) will cease to accrue on the debt securities to be redeemed.

Such redemption may be subject to the satisfaction of one or more conditions precedent, in which case the notice of redemption will describe each condition and, if applicable, state that the redemption date may, in our discretion, be delayed until such time as any or all conditions have been satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all of the conditions have not been satisfied by the redemption date stated in the notice of redemption, or by the redemption date as it may be delayed in our discretion.

If notice of redemption has been given in accordance with the BAC Senior Indenture, the debt securities being redeemed shall, subject to the satisfaction of any conditions to the redemption as specified in the notice of redemption, become due and payable on the date fixed for redemption.

So long as a depositary is the record holder of the applicable debt securities to be redeemed, we, or the trustee on our behalf if we so request, will deliver any notice of our election to exercise our redemption right only to that depositary.

Repayment

The applicable pricing supplement will indicate if the debt securities can be repaid at the holder’s option prior to the applicable maturity date. If the debt securities of a series may be repaid prior to the maturity date, the applicable pricing supplement will indicate the applicable repayment price or prices, the procedures for repayment and the date or dates on or after which the holder can request repayment.

Repurchase

We may purchase at any time and from time to time, including through a subsidiary or affiliate of ours, outstanding debt securities by tender, in the open market, or by private agreement. The repurchase of any debt security that is our eligible LTD will require the prior approval of the Federal Reserve if after such repurchase we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Exchange, Registration and Transfer

Unless we specify otherwise in the applicable pricing supplement, we will issue each debt security in global, or book-entry only, form. Debt securities in global form may be exchanged for debt securities in definitive form only in the limited circumstances described in the relevant debt securities or in the BAC Senior Indenture. Debt securities represented by a master global note may be exchanged by us at any time upon our request to the trustee for such debt securities represented by global notes that are not master global notes, as described in the relevant debt securities.

Subject to the terms of the BAC Senior Indenture, debt securities of any series in definitive form may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.

Debt securities in definitive form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the registration of transfer only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer. Unless we specify otherwise in the applicable pricing supplement, initially, The Bank of New York Mellon Trust Company, N.A. will be the authenticating agent, security registrar and transfer agent for the debt securities issued under the BAC Senior Indenture. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, in each case without your consent and without notifying you of such event. We will be required to maintain a security registrar and transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.

We will not be required to (1) issue, exchange or register the transfer of any debt security of any series to be redeemed for a period of 15 days before the date on which we deliver the notice of redemption, or (2) exchange or register the transfer of any debt security (i) that was selected, called or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part or (ii) as to which the holder has exercised any right to require us to repay such debt security, except the portion to remain outstanding of any debt security being repaid in part.

For a discussion of restrictions on the exchange, registration and transfer of book-entry only securities, see “Registration and Settlement” below.

Sale or Issuance of Capital Stock of Principal Subsidiary Bank

The BAC Senior Indenture prohibits the issuance, sale or other disposition of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales or other dispositions of directors’ qualifying shares;

•

sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•

any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before the sale of additional securities; and

•

any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly-owned subsidiary.

A “Principal Subsidiary Bank” is defined in the BAC Senior Indenture as any subsidiary bank with total assets equal to more than 10% of our total consolidated assets. As of the date of this prospectus, Bank of America, N.A. is our only Principal Subsidiary Bank within the meaning of the BAC Senior Indenture.

Limitation on Mergers and Sales of Assets

The BAC Senior Indenture generally permits a consolidation or merger between us and another entity, subject to certain requirements. It also permits the sale, conveyance or transfer by us of all or substantially all of our assets, subject to certain requirements. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of our obligations under the BAC Senior Indenture; and

•	immediately after the transaction, we (or any successor entity) are not in default in the performance of any covenant or condition under the BAC Senior Indenture.

The foregoing requirements do not apply in the case of a sale, conveyance or transfer by us of all or substantially all of our assets to one or more entities that are direct or indirect subsidiaries in which we and/or one or more of our subsidiaries own more than 50% of the combined voting power.

Upon any consolidation, merger, sale, conveyance or transfer of this kind (other than, where permitted as described above, a sale, conveyance or transfer of all or substantially all of our assets to our direct or indirect subsidiary or subsidiaries in which we own more than 50% of the combined voting power as described in the preceding paragraph), the resulting or acquiring entity will be substituted for us in the BAC Senior Indenture with the same effect as if it had been an original party to the BAC Senior Indenture. As a result, the successor entity may exercise our rights and powers under the BAC Senior Indenture.

Waiver of Covenants

The holders of a majority in principal amount of the debt securities of all affected series then outstanding under the BAC Senior Indenture may waive compliance with some of the covenants or conditions of the BAC Senior Indenture.

Modification of the Indenture and Debt Securities

We and the trustee may modify the BAC Senior Indenture and the rights of the holders of the debt securities with the consent of the holders of not less than a majority of the aggregate principal amount of all series of outstanding debt securities under the BAC Senior Indenture affected by the modification.

No modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of interest, or extend the time of payment of interest or other amounts due, on any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities that is required to consent to modification of the BAC Senior Indenture without the consent of all holders of the debt securities outstanding under the BAC Senior Indenture.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver under the BAC Senior Indenture, (1) the principal amount of any debt security issued with original issue discount is that amount of principal that would be due and payable at that time upon a declaration of acceleration of the maturity of the original issue discount note, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security, determined as specified in the applicable pricing supplement for that debt security.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the BAC Senior Indenture will be binding on all holders of debt securities of that series.

Events of Default and Rights of Acceleration; Covenant Breaches

The BAC Senior Indenture defines an event of default for a series of debt securities as any one of the following events:

•	our failure to pay principal of or any premium on any debt securities of that series when due and payable, and continuance of such default for a period of 30 days;

•	our failure to pay interest on any debt securities of that series when due and payable, and continuance of such default for a period of 30 days;

•	specified events involving our bankruptcy, insolvency, or liquidation; and

•	any other events of default specified for a series of debt securities pursuant to the BAC Senior Indenture.

Any additional or different events of default for a series of debt securities will be specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, if an event of default under the BAC Senior Indenture occurs and is continuing, either the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of all series affected may declare the principal amount, or, if the debt securities are issued with original issue discount, such amount as described in the applicable pricing supplement, of all debt securities (or the outstanding debt securities of all series affected, as the case may be) to be due and payable immediately. The holders of a majority in aggregate principal amount of the debt securities then outstanding (or of all series affected, as the case may be), in some circumstances, may annul the declaration of acceleration and waive past defaults.

With respect to a failure on our part to observe or perform any of the covenants or agreements contained in the debt securities or in the BAC Senior Indenture (other than those for which acceleration rights are available as discussed above), which failure continues for a period of 90 days after the date on which written notice of such failure is given (a “covenant breach”), the trustee and the holders of the debt securities may pursue certain remedies as described below or as set forth in the BAC Senior Indenture.

Unless otherwise specified in the applicable pricing supplement, an event of default will not occur under our debt securities, and neither the trustee nor the holders of any debt securities will have the right to accelerate the maturity of such debt securities, as a result of a covenant breach. In addition, an event of default will not occur, and neither the trustee nor the holders of such debt securities will have the right to accelerate the maturity of such debt securities, as a result of our failure to pay principal of or premium or interest on such debt securities when due and payable until such default has continued for a period of 30 days.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the BAC Senior Indenture.

Collection of Indebtedness and Suits for Enforcement by Trustee

If (i) we fail to pay the principal of or any premium on any debt securities, or (ii) we are over 30 calendar days late on an interest payment on the debt securities, the trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. If we fail to pay such required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us.

In addition, a holder of our debt securities also may file suit to enforce our obligation to make payment of principal and any premium, interest, or other amounts payable on such debt securities regardless of the actions taken by the trustee.

The holders of a majority in principal amount of each series of the affected debt securities then outstanding under the BAC Senior Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the BAC Senior Indenture. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the BAC Senior Indenture. The trustee is not obligated to exercise any of its rights or powers under the BAC Senior Indenture at the request or direction of the holders of the debt securities unless the holders offer the trustee security or indemnity reasonably satisfactory to the trustee against costs, expenses and liabilities.

Limitation on Suits

The BAC Senior Indenture provides that no individual holder of debt securities of any series may institute any action against us under the BAC Senior Indenture, except actions for payment of overdue principal or any premium, interest or other amounts due, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of a continuing event of default or covenant breach;

•

the holders of not less than 25% in principal amount of such outstanding debt securities issued under the BAC Senior Indenture must have (1) requested the trustee to institute proceedings in respect of such event of default or covenant breach and (2) offered the trustee indemnity against liabilities incurred by the trustee for taking such action, which indemnity is reasonably satisfactory to the trustee;

•	the trustee must have failed to institute proceedings within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of such outstanding debt securities issued under the BAC Senior Indenture must not have given direction to the trustee inconsistent with the request of the holders referred to above.

However, the holder of any debt securities will have an absolute right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment.

Payment of Additional Amounts

If we so specify in the applicable pricing supplement, and subject to the exceptions and limitations set forth below, we will pay to the holder of any debt security that is a “non-U.S. person” additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on a debt security means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the debt security. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding our obligation, if so specified, to pay additional amounts, we will not be required to pay additional amounts in any of the circumstances described in items (1) through (15) below, unless we specify otherwise in the applicable pricing supplement.

(1)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6)	Additional amounts will not be payable to any beneficial owner of a debt security that is:

•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of the debt security or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay additional amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by us or any paying agent.

(9)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on the applicable security if such payment can be made without such withholding by any other paying agent.

(13)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through Section 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.

(14)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the payment being treated as a dividend or dividend equivalent for U.S. tax purposes.

(15)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (14) above.

Except as specifically provided in this section, we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of additional amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

Redemption for Tax Reasons

If we so specify in the applicable pricing supplement, we may redeem the debt securities in whole, but not in part, at any time before maturity, if we have or will become obligated to pay additional amounts, as described above under “—Payment of Additional Amounts,” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the applicable pricing supplement for the issuance of those debt securities. If we exercise such right to redeem the debt securities, unless we specify otherwise in the applicable pricing supplement, we will give not less than 5 business days’ nor more than 60 calendar days’ notice to the trustee under the BAC Senior Indenture and to the holders of the debt securities.

In connection with any notice of redemption for tax reasons, we will deliver to the trustee under the BAC Senior Indenture any required certificate, request, or order.

Unless we specify otherwise in the applicable pricing supplement, any debt securities redeemed for tax reasons will be redeemed at a redemption price equal to 100% of the principal amount of such debt securities, plus accrued and unpaid interest, if any, thereon, to, but excluding, the date fixed for redemption.

Defeasance and Covenant Defeasance

If we so specify in the applicable pricing supplement, the provisions for full defeasance and covenant defeasance described below will apply to the debt securities of a series if certain conditions are satisfied.

Full Defeasance

If there is a change in the U.S. federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a series. This is called full defeasance. For us to do so, among other conditions set forth in the BAC Senior Indenture, each of the following must occur:

•

We must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal, and any other payments on those debt securities when due;

•

There must be a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the beneficial owners to be taxed for U.S. federal income tax purposes on those debt securities any differently than if we did not make the deposit and repaid those debt securities ourselves; and

•	We must deliver to the trustee under the BAC Senior Indenture a legal opinion of our counsel confirming the tax law treatment described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security.

Covenant Defeasance

Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for a series of debt securities, among other conditions set forth in the BAC Senior Indenture, we must do both of the following:

•

We must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal, and any other payments on those debt securities on their due dates; and

•

We must deliver to the trustee under the BAC Senior Indenture a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the beneficial owners to be taxed for U.S. federal income tax purposes on those debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves.

If we achieve covenant defeasance with respect to your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge of the Indenture

The BAC Senior Indenture will cease to be of further effect with respect to the debt securities of such series, if at any time:

•	We have delivered to the trustee for cancellation all debt securities of such series; or

•

All debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited with the trustee or the applicable paying agent as trust funds for the entire amount in cash due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal and any premium, interest and other amounts payable, and any mandatory sinking fund payments, on the dates on which such payments are due and payable.

The trustee, on our demand, accompanied by an officer’s certificate of ours and an opinion of counsel and at our cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the BAC Senior Indenture with respect to such debt securities.

Notices

We or the trustee on our behalf, if so requested, will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register. So long as a depositary or its nominee, or in the case of securities held through Euroclear and Clearstream, Luxembourg, a nominee of the common depositary for Euroclear and Clearstream, Luxembourg, is the record holder of a series of debt securities with respect to which a notice is given, we or the trustee, if so requested, will deliver the notice only to that depositary in accordance with the procedures of that depositary then in place.

Concerning the Trustee

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. We expect to continue these business transactions. The Bank of New York Mellon Trust Company, N.A. is initially serving as the trustee for the debt securities issued under the BAC Senior Indenture. The Bank of New York Mellon Trust Company, N.A. and its affiliates also serve as trustee for a number of series of outstanding indebtedness of us and our affiliates under other indentures. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under the BAC Senior Indenture, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded. In addition, the trustee can resign for any reason by giving at least 30 calendar days’ written notice of resignation, and we would be required to appoint a successor trustee. The trustee will remain the trustee under the BAC Senior Indenture until a successor is appointed.

Governing Law

The BAC Senior Indenture is, and the debt securities will be, governed by New York law.

DESCRIPTION OF DEBT SECURITIES OF BOFA FINANCE LLC

In this “Description of Debt Securities of BofA Finance LLC” section, “we,” “us” or “our” refer only to BofA Finance and not to any of its affiliates, including Bank of America; references to “Guarantor” refer only to Bank of America and not to any of its subsidiaries or affiliates; and references to “debt securities” refer only to senior debt securities issued by BofA Finance and not to any debt securities issued by any subsidiary or affiliate, including Bank of America.

General

We may issue debt securities, and such debt securities will not be secured by any of our property or assets. As a result, by owning a debt security, you are one of our unsecured creditors. The debt securities will constitute part of our senior debt, will be issued under our BofA Finance Indenture (as defined below), and will rank equally in right of payment with all of our other unsecured and unsubordinated debt outstanding from time to time. The payment obligations of BofA Finance under the debt securities will be fully and unconditionally guaranteed by Bank of America as described below in this prospectus. Bank of America’s guarantee of the debt securities will be its unsecured senior obligation and will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America outstanding from time to time.

BofA Finance is a direct, wholly-owned finance subsidiary of Bank of America, has no operations other than those related to the issuance, administration and repayment of its securities guaranteed by Bank of America, and is dependent upon Bank of America and/or Bank of America’s other subsidiaries to meet its obligations under the debt securities in the ordinary course. However, BofA Finance will have no assets available for distributions to holders of its debt securities if they make claims in respect of such debt securities in a bankruptcy, resolution or similar proceeding. Holders of BofA Finance’s debt securities will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the debt securities. See “Risk Factors—BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues” above and “—Bank of America Guarantee” below.

This section of the prospectus provides a summary of the material terms of the BofA Finance Indenture and describes certain specific terms and provisions of debt securities that may be applicable to particular debt securities if so specified below or in the applicable pricing supplement.

The Indenture

The debt securities are governed by a document called an indenture, which is a contract between us and the applicable trustee. The debt securities will be issued under the Indenture for Senior Debt Securities dated as of August 23, 2016, as supplemented and amended by the First Supplemental Indenture dated as of December 30, 2019 (as may be further amended or supplemented from time to time, the “BofA Finance Indenture”) among us, as issuer, Bank of America, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

The trustee under the BofA Finance Indenture has two principal functions:

•

First, the trustee can enforce your rights against us or the Guarantor if we or the Guarantor default. However, there are limitations on the extent to which the trustee may act on your behalf, which we describe below under “—Collection of Indebtedness and Suits for Enforcement by Trustee.”

•	Second, the trustee performs administrative duties for us, including the delivery of interest and other payments and notices.

The BofA Finance Indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series of debt securities. The BofA Finance Indenture and the debt securities also do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you.

This section is a summary of the material terms and provisions of the BofA Finance Indenture. We have filed the BofA Finance Indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain a copy of the BofA Finance Indenture. Whenever we refer to the defined terms of the BofA Finance Indenture in this section of this prospectus or in any applicable pricing supplement without defining them, the terms have the meanings given to them in the BofA Finance Indenture. You must look to the BofA Finance Indenture for the most complete description of this summarized information.

Form and Denomination of Debt Securities

Unless otherwise specified in the applicable pricing supplement, each series of debt securities will be issued in registered, book-entry only form, without coupons. This means that we will not issue certificated notes in non-global, or definitive, form registered in the name of each individual owner. Debt securities in book-entry only form will be represented by one or more global securities and will be held through DTC and/or Euroclear and Clearstream, Luxembourg. Debt securities held through DTC will be registered in the name of DTC or its nominee, and debt securities held through Euroclear and Clearstream, Luxembourg will be registered in the name of a common depositary for such depositary or a nominee of such common depositary. Unless otherwise specified in the applicable pricing supplement, each sale of debt securities issued in book-entry only form will settle in immediately available funds through the specified depositary.

Accordingly, the applicable depositary or common depositary, or nominee as applicable, will be the registered holder of debt securities represented by global securities. Those who own beneficial interests in such debt securities will do so through participants in the depositary’s book-entry system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. The procedures applicable to book-entry only securities are described below under “Registration and Settlement.”

Generally debt securities, unless specified otherwise in the applicable pricing supplement, will be represented by a type of global security representing multiple series of debt securities, each having different terms and provisions and issued at different times. This type of global security is referred to as a “master global note.”

Our debt securities may be denominated in U.S. dollars or in another currency as may be specified in the applicable pricing supplement. Unless we specify otherwise in the applicable pricing supplement, debt securities of each series will be denominated in U.S. dollars and held through DTC, and will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000 (or the equivalent thereof in other currencies).

Different Series of Debt Securities; Terms and Provisions of Debt Securities

We may issue our debt securities from time to time in one or more series. We also may “reopen” a series of our debt securities. This means that we can increase the principal amount of a particular series of our debt securities by selling additional debt securities with the same terms. Such additional debt securities may be issued in one or more series and with the same or different CUSIP or other identifying number as the outstanding debt securities. Any such additional debt securities, together with the outstanding debt securities, will constitute a single series of debt securities under the BofA Finance Indenture, provided that such additional debt securities will be issued with the same CUSIP or the same other identifying number as the outstanding debt securities only if they are fungible with the outstanding debt securities for U.S. federal income tax purposes. We may do so without notice to the existing holders of debt securities of that series. However, any new debt securities of this kind may have a different offering price and may begin to bear interest (if any) at a different date.

This section of the prospectus describes certain terms and provisions of the debt securities that may be common to a series of debt securities issued under the BofA Finance Indenture if specified herein or in any applicable pricing supplement. We will describe specific terms and provisions of the series of debt securities being offered in the applicable pricing supplement. The applicable pricing supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable pricing supplement and this prospectus, the applicable pricing supplement will control.

The terms and provisions of your series of debt securities as described in the applicable pricing supplement may include the following:

•	the title or designation of the debt securities;

•	if the debt security is a fixed-rate note, a floating-rate note, a fixed/floating-rate note, a structured note or a zero coupon note (as described below);

•

the offering or issue price, which may be expressed as an amount or as a percentage of the aggregate principal amount of such debt securities at issuance and which may be equal to, at a discount to, or at a premium over, the principal amount of such debt securities;

•	the principal amount;

•	the issue date;

•	the maturity date;

•	the minimum denominations of the debt securities, if other than $1,000, and integral multiples of $1,000 in excess of $1,000 (or the equivalent thereof in other currencies);

•	the currency or currencies, if not U.S. dollars, in which the debt securities will be denominated and/or payable;

•

any rate of interest on interest-bearing debt securities (including interest-bearing structured notes) and the method of determining and paying any interest, including any applicable interest rate, any initial interest rate, or the method for determining any initial interest rate, any interest period demarcation dates, any payment dates, any observation periods, any applicable index maturity, and any maximum or minimum rate of interest, as applicable;

•

for interest-bearing debt securities (including interest-bearing structured notes), any interest payment dates, the regular record dates for interest payments (if other than as described herein), the dates from which interest will begin to accrue (if other than the issue date), and the applicable business day convention;

•

for structured notes, the applicable underlying market measure and the method or formula for determining or calculating the principal and/or any premium, interest or other amounts payable, as applicable, by reference thereto;

•	any spread or spread multiplier applicable to a floating-rate note, fixed/floating-rate note or a structured note;

•

any date or dates on or after which the debt securities may be redeemed or repaid in whole or in part at our option or the option of the holder, and the periods or dates, prices, terms and conditions of any such redemption or repayment; and/or

•	if applicable, any other terms or provisions of the debt securities that are permitted under the BofA Finance Indenture and are different from or in addition to those described in this prospectus.

The applicable pricing supplement also may describe certain other information relating to your series of debt securities, which may include the following:

•	the identification of or method of selecting any calculation agents or any other agents for the debt securities;

•	if the debt securities will not be represented by a master global security; and/or

•	if the debt securities will be listed on any securities exchange.

Types of Debt Securities

We may issue the types of debt securities described in this section, and we also may issue debt securities that do not bear interest (which we refer to as “zero coupon notes”).

Fixed-Rate Notes

We may issue debt securities that bear interest at one or more fixed rates of interest, as specified in the applicable pricing supplement. We refer to these debt securities as “fixed-rate notes.” We also may issue fixed-rate notes that combine principal and interest payments in installment payments over the life of the notes which we refer to as “amortizing notes.” We will make payments on fixed-rate notes as described below under the heading “—Payment of Principal, Interest and Other Amounts Payable” and in the applicable pricing supplement.

Floating-Rate Notes

We may issue debt securities that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, referred to as the “base rate.” We refer to these debt securities as “floating-rate notes.” The base rate for a series of floating-rate notes will be specified in, and will be determined in accordance with the specific formula and/or applicable terms and provisions set forth in, the applicable pricing supplement.

Fixed/Floating-Rate Notes

We may issue a debt security with elements of each of the fixed-rate and floating-rate notes described above. For example, a debt security may bear interest at a fixed rate for some interest periods and at a floating rate in other interest periods. We refer to these debt securities as “fixed/floating-rate notes.” We will describe the determination of interest or other amounts payable for any of these debt securities in the applicable pricing supplement.

Structured Notes

We may issue debt securities that provide that the principal and/or any premium, interest or other amounts payable thereon will be determined by reference to the level, price or performance of one or more underlying market measures, including equity securities, commodities, futures contracts, indices, exchange-traded funds, currency exchange rates, consumer price index, interest rates, or any other statistical or market measure of economic or financial performance, risk or value, or one or more baskets, indices or other combinations of the above, in each case as specified in the applicable pricing supplement. We refer to these debt securities as “structured notes.” If so specified in the applicable pricing supplement, structured notes also may bear interest at a fixed or floating rate. Information relating to structured notes, including terms and provisions thereof (including the applicable underlying market measure(s) and the method or formula for determining or calculating the principal and/or any premium, interest or other amounts payable thereon) will be set forth in the applicable pricing supplement.

Original Issue Discount Notes

Any of the types of notes described above may be an original issue discount note. Original issue discount notes are debt securities that are issued at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity. Original issue discount notes may be zero coupon notes or may bear interest at a rate that is below market rates at the time of issuance. Amounts payable in the event of redemption, repayment or upon an acceleration of the maturity of an original issue discount note will be determined in accordance with the terms of that debt security, as described in the applicable pricing supplement. That amount normally is less than the amount payable at the maturity date. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon repayment, redemption or acceleration of maturity. See “U.S. Federal Income Tax Considerations—General—Consequences to U.S. Holders” below for a summary of the U.S. federal income tax consequences of owning an original issue discount note.

Payment for Non-U.S. Dollar-Denominated Debt Securities

For any debt securities denominated or payable in a currency other than U.S. dollars (referred to as “non-U.S. dollar-denominated debt securities”), the initial investors will be required to pay for the debt securities in that foreign currency. The applicable selling agent may arrange for the conversion of U.S. dollars into the applicable foreign currency to facilitate payment for the non-U.S. dollar-denominated debt securities by U.S. purchasers desiring to make the initial payment in U.S. dollars. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to U.S. laws and regulations. All costs of any such conversion for the initial purchase of the non-U.S. dollar-denominated debt securities will be borne by the initial investors using those conversion arrangements. We describe some of those investment considerations relating to securities denominated or payable in a currency other than U.S. dollars above under the heading “Risk Factors.”

Payment of Principal, Interest and Other Amounts Payable

Paying Agents

We may appoint one or more financial institutions to act as our paying agents. Initially, under the BofA Finance Indenture we have appointed The Bank of New York Mellon Trust Company, N.A. to act as our paying agent with respect to the debt securities through its corporate trust office currently located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256. We may add, replace or terminate any paying agent from time to time in accordance with the BofA Finance Indenture, in each case without your consent and without notifying you of such change. In addition, we may decide to act as our own paying agent with respect to some or all of the debt securities, and the paying agent may resign, in each case without your consent and without notifying you of such event.

Payments to Holders and Record Dates for Interest

We refer to each date on which interest is payable on a debt security as an “interest payment date.” Subject to any applicable business day convention set forth in the applicable pricing supplement, interest payments on the debt securities will be made on each interest payment date applicable to, and at the maturity date, or earlier redemption date, of the applicable debt securities. Interest payable on any interest payment date other than the maturity date, or earlier redemption date, will be paid to the registered holder of the debt security at the close of business on the regular record date for that interest payment date. However, unless we specify otherwise in the applicable pricing supplement, the initial interest payment on a debt security issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the issue date to the holder of record on the regular record date preceding the second interest payment date. Unless we specify otherwise in the applicable pricing supplement, the principal and interest payable at maturity, or earlier redemption, will be paid to the holder of the debt security at the time of payment by the paying agent.

Unless we specify otherwise in the applicable pricing supplement, the “regular record date” for any interest payment for a debt security in book-entry only form will be the close of business on the date that is one business day prior to the payment date, unless such debt security is a non-U.S. dollar-denominated debt security held through DTC, in which case the regular record date for an interest payment date will be the close of business on the fifteenth calendar day prior to such interest payment date, whether or not such record date is a business day. If the debt security is in a form that is other than book-entry only, and unless we specify otherwise in the applicable pricing supplement, the regular record date for an interest payment date will be the close of business on the fifteenth calendar day prior to such interest payment date, whether or not such record date is a business day.

Unless we specify otherwise in the applicable pricing supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the applicable debt security, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Payments Due in U.S. Dollars

Unless we specify otherwise in the applicable pricing supplement, our debt securities will be denominated, and payments with respect to the debt securities will be made, in U.S. dollars. Unless we specify otherwise in the applicable pricing supplement, we will follow the practices described in this section when we pay amounts that are due in U.S. dollars.

We will make payments on debt securities in book-entry only form in accordance with arrangements then in place between the paying agent and the depositary or its nominee, as holder.

An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below under the heading “Registration and Settlement.”

Indirect owners should contact their banks or brokers for information on how they will receive payments on their debt securities.

We will pay any interest on debt securities in definitive form on each interest payment date other than the maturity date, or earlier redemption date, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. We will pay principal and any premium, interest, or other amounts payable at the maturity date, or earlier redemption date, of a debt security in definitive form by wire transfer of immediately available funds to the registered holders of the debt security at the time of payment.

Payments Due in Other Currencies

General

If any of the debt securities are denominated, or if principal and any premium, interest, or other amounts payable on any of the debt securities is payable, in a foreign currency, the specified currency, as well as any additional investment considerations, risk factors, restrictions, tax consequences, specific terms and other information relating to that series of debt securities and the specified currency will be described in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, we will follow the practices described in this section when we pay amounts that are due on non-U.S. dollar-denominated debt securities. Unless we specify otherwise in the applicable pricing supplement, and except as described below, holders of non-U.S. dollar-denominated debt securities are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a debt security in definitive form.

We will make payments on non-U.S. dollar-denominated debt securities in book-entry only form in the applicable specified currency in accordance with arrangements then in place between the paying agent and the depositary or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below under the heading “Registration and Settlement.”

Non-U.S. Dollar-Denominated Debt Securities Held Through DTC

Unless we specify otherwise in the applicable pricing supplement, holders of beneficial interests in non-U.S. dollar-denominated debt securities through a participant in The Depository Trust Company, or “DTC,” will receive payments in U.S. dollars, unless they elect to receive payments on those debt securities in the applicable foreign currency. If a holder of such beneficial interests through DTC does not make an election through its DTC participant to receive payments in the applicable foreign currency, the exchange rate agent for the relevant non-U.S. dollar-denominated debt securities to be appointed by us will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.

The holder of a beneficial interest in global non-U.S. dollar-denominated debt securities held through a DTC participant may elect to receive payments on those debt securities in the foreign currency by notifying the DTC participant through which it holds its beneficial interests on or prior to the fifteenth business day prior to the record date for the applicable debt securities of (1) that holder’s election to receive all or a portion of the payment in the applicable foreign currency and (2) wire transfer instructions to an account for the applicable foreign currency outside the United States. DTC must be notified of the election and wire transfer instructions (a) on or prior to the fifth business day after the record date for any payment of interest and (b) on or prior to the tenth business day prior to the date for any payment of principal. DTC will notify the trustee or other applicable paying agent of the election and wire transfer instructions (1) on or prior to the fifth business day after the record date for any payment of interest and (2) on or prior to the tenth business day prior to the date for any payment of principal. If complete instructions are forwarded to and received by DTC through a DTC participant and forwarded by DTC to the trustee or other applicable paying agent and received on or prior to the dates described above, the holder will receive payment in the applicable foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the trustee or other applicable paying agent to DTC.

For holders of non-U.S. dollar-denominated debt securities held through a DTC participant not electing payment in the applicable foreign currency, the U.S. dollar amount of any payment will be the amount of the applicable foreign currency otherwise payable, converted into U.S. dollars at the applicable exchange rate prevailing as of 11:00 a.m., New York, New York time, on the second business day prior to the relevant payment date, less any costs incurred by the exchange rate agent for that conversion unless we specify otherwise in the applicable pricing supplement. The costs of those conversions will be shared pro rata among the holders of beneficial interests in the applicable global debt securities receiving U.S. dollar payments in the proportion of their respective holdings. The exchange rate agent, to be appointed by us at the time of issuance for such non-U.S. dollar-denominated debt securities held through a DTC participant, will make those conversions in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

If an exchange rate quotation is unavailable from the entity or source ordinarily used by the exchange rate agent in the normal course of business, the exchange rate agent will obtain a quotation from a leading foreign exchange bank in New York, New York, which may be an affiliate of the exchange rate agent or another entity selected by the exchange rate agent for that purpose after consultation with us. If no quotation from a leading foreign exchange bank is available, payment will be made in the applicable foreign currency to the account or accounts specified by DTC to the trustee or other applicable paying agent, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control.

Unavailability of Currencies and Replacement Currencies

If, at or about the time of payment of any principal, premium or interest on a non-U.S. dollar-denominated debt security, the relevant specified currency is not legal tender for the payment of public and private debts in the country issuing the currency as of the issue date of such debt security or is otherwise unavailable, and the relevant specified currency has been replaced by another currency that has become legal tender for the payment of public and private debts in such country (a “replacement currency”), any amount payable pursuant to such debt security may be paid, at our option, in the replacement currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the replacement currency, from the specified currency to the replacement currency or to U.S. dollars, if applicable, and, if necessary, the conversion of the replacement currency into U.S. dollars at the rate prevailing on the date of such conversion. In this circumstance, we will appoint a financial institution to act as exchange rate agent for purposes of making the required conversions in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

Notwithstanding the foregoing, the relevant specified currency may not be available to us for making payments of principal of or any premium, interest or other amounts payable on any non-U.S. dollar-denominated debt securities. This could occur due to the imposition of exchange controls or other circumstances beyond our control, or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable and has not been replaced, and unless otherwise specified in the applicable pricing supplement, we may satisfy our obligations to holders of the relevant non-U.S. dollar-denominated debt securities by making those payments due in the relevant specified currency on the date of payment in U.S. dollars. The amount of such payments made in U.S. dollars will be determined by an exchange rate agent to be appointed by us on the basis of the noon dollar buying rate in New York, New York for cable transfers of the specified currency or currencies in which a payment on any such non-U.S. dollar-denominated debt securities was to be made, published by the Federal Reserve Bank of New York, which is referred to as the “market exchange rate,” or such other rate as may be set forth in the applicable pricing supplement. If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in New York, New York received by the exchange rate agent at approximately 11:00 a.m., New York, New York time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of non-U.S. dollar-denominated debt securities; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

The above provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency of the relevant non-U.S. dollar-denominated debt security, we may, at our option, or will, if required by applicable law, without the consent of the holders of the affected debt securities, pay the principal of and any premium, interest or other amounts payable on any non-U.S. dollar-denominated debt securities in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made in U.S. dollars, an applicable replacement currency, or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default under the BofA Finance Indenture or the applicable debt securities.

The exchange rate agent to be appointed by us may be one of our affiliates, and, from time to time after the initial appointment of an exchange rate agent, we may appoint one or more different exchange rate agents for the relevant non-U.S. dollar-denominated debt security without your consent and without notifying you of the change. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars or a replacement currency in its sole discretion unless we state in the applicable pricing supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

For purposes of the above discussion about currency conversions and payments on non-U.S. dollar-denominated debt securities, unless otherwise specified in the applicable pricing supplement,

the term “business day” means any weekday that is not a legal holiday in New York, New York or Charlotte, North Carolina and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Non-U.S. Dollar-Denominated Securities in Definitive Form

We will pay any interest on non-U.S. dollar-denominated debt securities in definitive form on each interest payment date other than the maturity date, or earlier redemption date, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. Unless we specify otherwise in the applicable pricing supplement, we will pay principal and any premium, interest, or other amounts payable at the maturity date, or earlier redemption date, of a non-U.S. dollar-denominated debt security in definitive form by wire transfer of immediately available funds to the registered holders of the debt security at the time of payment.

No Sinking Fund

Unless we specify otherwise in the applicable pricing supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The applicable pricing supplement will indicate whether we may redeem the debt securities prior to their maturity date. If we may redeem the debt securities prior to their maturity date, the applicable pricing supplement will indicate the redemption price, the method for redemption, and the date or dates upon which we may redeem the debt securities. Debt securities to be redeemed in part may only be redeemed in increments of their minimum denomination.

Notice of Redemption

Unless we specify otherwise in the applicable pricing supplement, we may exercise our right to redeem debt securities by giving notice to the holders under the BofA Finance Indenture at least 5 business days but not more than 60 calendar days before the specified redemption date. The notice will specify:

•	the date fixed for redemption;

•	the redemption price (or, if not then ascertainable, the manner of calculation thereof);

•	the CUSIP number and any other identifying number of the debt securities to be redeemed;

•	the amount to be redeemed, if less than all of the outstanding debt securities of a series are to be redeemed;

•	the place of payment for the debt securities to be redeemed;

•	that interest (if any) accrued on the debt securities to be redeemed will be paid as specified in the notice; and

•	that interest (if any) will cease to accrue on the debt securities to be redeemed.

If notice of redemption has been given in accordance with the BofA Finance Indenture, the debt securities being redeemed shall become due and payable on the date fixed for redemption.

So long as a depositary is the record holder of the applicable debt securities to be redeemed, we, or the trustee on our behalf if we so request, will deliver any notice of our election to exercise our redemption right only to that depositary.

Repayment

The applicable pricing supplement will indicate if the debt securities can be repaid at the holder’s option prior to the applicable maturity date. If the debt securities of a series may be repaid prior to the maturity date, the applicable pricing supplement will indicate the applicable repayment price or prices, the procedures for repayment and the date or dates on or after which the holder can request repayment.

Repurchase

We may purchase at any time and from time to time, including through a subsidiary or affiliate of ours, outstanding debt securities by tender, in the open market, or by private agreement. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Bank of America Guarantee

Pursuant to the BofA Finance Indenture, Bank of America will fully and unconditionally guarantee, on a senior unsecured basis, the due and punctual payment of the principal of (and premium, if any, on) and any interest and all other amounts payable on the debt securities issued by BofA Finance, when the same becomes due and payable, whether at maturity or upon redemption, repayment or acceleration, in accordance with the terms of the debt securities and the BofA Finance Indenture. If for any reason BofA Finance does not make any required payment on the debt securities when due, Bank of America will make such payment, on demand, at the same place and in the same manner that applies to payments made by BofA Finance under the BofA Finance Indenture. The guarantee is of payment and not of collection.

BofA Finance is a finance subsidiary and has no operations other than those related to the issuance, administration and repayment of its securities guaranteed by Bank of America. In addition, BofA Finance will have no assets available for distributions to holders of its securities if they make claims in respect of such debt securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under Bank of America’s guarantee of such securities, and any obligations under that guarantee will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America. Holders of BofA Finance’s securities will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the securities. See “Risk Factors—BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues.”

Bank of America’s obligations under its guarantee of the debt securities are unconditional and absolute.

If BofA Finance were to merge into Bank of America, under the terms of the BofA Finance Indenture, the guarantee of Bank of America would terminate.

Exchange, Registration and Transfer

Unless we specify otherwise in the applicable pricing supplement, we will issue each debt security in global, or book-entry only, form. Debt securities in global form may be exchanged for debt securities in definitive form only in the limited circumstances described in the relevant debt securities or in the BofA Finance Indenture. Debt securities represented by a master global note may be exchanged by us at any time upon our request to the trustee for such debt securities represented by global notes that are not master global notes, as described in the relevant debt securities.

Subject to the terms of the BofA Finance Indenture, debt securities of any series in definitive form may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.

Debt securities in definitive form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the registration of transfer only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer. Unless we specify otherwise in the applicable pricing supplement, initially, The Bank of New York Mellon Trust Company, N.A. will be the authenticating agent, security registrar and transfer agent for the debt securities issued under the BofA Finance Indenture. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, in each case without your consent and without notifying you of such event. We will be required to maintain a security registrar and transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.

We will not be required to (1) issue, exchange or register the transfer of any debt security of any series to be redeemed for a period of 15 days before the date on which we deliver the notice of redemption, or (2) exchange or register the transfer of any debt security (i) that was selected, called or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part or (ii) as to which the holder has exercised any right to require us to repay such debt security, except the portion to remain outstanding of any debt security being repaid in part.

For a discussion of restrictions on the exchange, registration and transfer of book-entry only securities, see “Registration and Settlement” below.

Sale or Issuance of Capital Stock of Principal Subsidiary Bank

The BofA Finance Indenture provides that, subject to the provisions of the BofA Finance Indenture described below relating to the merger or sale of assets of the Guarantor, the Guarantor will not sell, assign, transfer or otherwise dispose of, or permit the issuance of, or permit a subsidiary to sell, assign, transfer or dispose of, any shares of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales or other dispositions of directors’ qualifying shares;

•

sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, the Guarantor would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•

any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale the Guarantor owned, directly or indirectly, securities of the same class and immediately after the sale, the Guarantor owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as it owned before the sale of additional securities; and

•

any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to the Guarantor or its wholly-owned subsidiary.

A “Principal Subsidiary Bank” is defined in the BofA Finance Indenture as any bank that is a subsidiary of the Guarantor with total assets equal to more than 10% of the Guarantor’s and its subsidiaries’ total consolidated assets. As of the date of this prospectus, Bank of America, N.A. is the Guarantor’s only Principal Subsidiary Bank within the meaning of the BofA Finance Indenture.

Limitation on Mergers and Sales of Assets

Under the terms of the BofA Finance Indenture, we are, and the Guarantor is, permitted to merge or consolidate with another entity, subject to certain requirements. We are, and the Guarantor is, also permitted to sell, convey or transfer all or substantially all of our or its assets, subject to certain requirements. These transactions are permitted if:

•	with respect to us:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of our obligations under the BofA Finance Indenture and the debt securities issued under the BofA Finance Indenture; and

•	immediately after the transaction, we (or any successor entity) are not in default in the performance of any covenant or condition under the BofA Finance Indenture.

•	with respect to the Guarantor:

•

the resulting or acquiring entity, if other than Bank of America, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes the guarantee obligations under the BofA Finance Indenture; and

•	immediately after the transaction, Bank of America (or any successor guarantor) is not in default in the performance of any covenant or condition under the BofA Finance Indenture.

With respect to debt securities issued on or after December 30, 2019, the foregoing requirements do not apply in the case of a sale, conveyance or transfer of all or substantially all of our or the Guarantor’s assets to one or more entities that are direct or indirect subsidiaries of Bank of America in which Bank of America and/or one or more of Bank of America’s subsidiaries owns more than 50% of the combined voting power.

Upon any consolidation, merger, sale, conveyance or transfer of this kind (other than, where permitted as described above, a sale, conveyance or transfer of all or substantially all of our or the Guarantor’s assets to Bank of America’s direct or indirect subsidiary or subsidiaries in which Bank of America owns more than 50% of the combined voting power as described in the preceding paragraph), the resulting or acquiring entity will be substituted for us or the Guarantor, as the case may be, in the BofA Finance Indenture with the same effect as if it had been an original party to the BofA Finance Indenture. As a result, the successor entity may exercise our or Bank of America’s rights and powers under the BofA Finance Indenture, as the case may be. If BofA Finance were to merge into Bank of America, under the terms of the BofA Finance Indenture, the guarantee would terminate.

Waiver of Covenants

The holders of a majority in principal amount of the debt securities of all affected series then outstanding under the BofA Finance Indenture may waive compliance with some of the covenants or conditions of the BofA Finance Indenture.

Modification of the Indenture and Debt Securities

We, the Guarantor, and the trustee may modify the BofA Finance Indenture and the rights of the holders of the debt securities with the consent of the holders of not less than a majority of the aggregate principal amount of all series of outstanding debt securities under the BofA Finance Indenture affected by the modification.

No modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of interest, or extend the time of payment of interest or other amounts due, on any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities that is required to consent to modification of the BofA Finance Indenture without the consent of all holders of the debt securities outstanding under the BofA Finance Indenture.

In addition, we, the Guarantor, and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver under the BofA Finance Indenture, (1) the principal amount of any debt security issued with original issue discount is that amount of principal that would be due and payable at that time upon a declaration of acceleration of the maturity of the original issue discount note, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security, determined as specified in the applicable pricing supplement for that debt security.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the BofA Finance Indenture will be binding on all holders of debt securities of that series.

Events of Default and Rights of Acceleration

The BofA Finance Indenture defines an event of default for a series of debt securities as any one of the following events:

•	our failure to pay principal of or any premium on any debt securities of that series when due and payable;

•

our failure to pay interest or other amounts due (other than principal, premium, if any, or other amounts payable at maturity or upon redemption) on any debt securities of that series when due and payable, and continuance of such default for a period of 30 calendar days;

•

our breach of any of our other covenants contained in such debt securities or in the BofA Finance Indenture, that is not cured within 90 calendar days after written notice to us by the trustee of the BofA Finance Indenture, or to us and the trustee of the BofA Finance Indenture by the holders of at least 25% in aggregate principal amount of all debt securities then outstanding under the BofA Finance Indenture and affected by the breach;

•	specified events involving our bankruptcy, insolvency, or liquidation; or

•	any other events of default specified for a series of debt securities pursuant to the BofA Finance Indenture.

Any additional or different events of default for a series of debt securities will be specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, if an event of default under the BofA Finance Indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities outstanding under the BofA Finance Indenture and affected by such event of default (or, in the case of an event of default under the BofA Finance Indenture relating to specified events involving our bankruptcy, insolvency, or liquidation, the holders of 25% in principal amount of all outstanding debt securities) may declare the principal amount, or, if the debt securities are issued with original issue discount, a specified portion of the principal amount, of all affected debt securities (or all debt securities, as the case may be) to be due and payable immediately. The holders of a majority in aggregate principal amount of the affected debt securities then outstanding, in some circumstances, may annul the declaration of acceleration and waive past defaults.

We and the Guarantor are required periodically to file with the trustee a certificate stating that we or the Guarantor, as the case may be, are not in default under any of the terms of the BofA Finance Indenture.

Collection of Indebtedness and Suits for Enforcement by Trustee

If (i) we fail to pay the principal of or any premium on any debt securities, or (ii) we are over 30 calendar days late on an interest payment or other amounts due (other than principal, any premium, or other amounts payable at maturity or upon redemption) on the debt securities, the trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. If we fail to pay such required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us.

In addition, a holder of our debt securities also may file suit to enforce our obligation to make payment of principal and any premium, interest, or other amounts payable on such debt securities regardless of the actions taken by the trustee.

The holders of a majority in principal amount of each series of the affected debt securities then outstanding under the BofA Finance Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the BofA Finance Indenture. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the BofA Finance Indenture. The trustee is not obligated to exercise any of its rights or powers under the BofA Finance Indenture at the request or direction of the holders of the debt securities unless the holders offer the trustee security or indemnity reasonably satisfactory to the trustee against costs, expenses and liabilities.

Limitation on Suits

The BofA Finance Indenture provides that no individual holder of debt securities of any series may institute any action against us under the BofA Finance Indenture, except actions for payment of overdue principal or any premium, interest or other amounts due, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of a continuing event of default or covenant breach;

•

the holders of not less than 25% in principal amount of such outstanding debt securities issued under the BofA Finance Indenture must have (1) requested the trustee to institute proceedings in respect of such event of default or covenant breach and (2) offered the trustee indemnity against liabilities incurred by the trustee for taking such action, which indemnity is reasonably satisfactory to the trustee;

•	the trustee must have failed to institute proceedings within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of such outstanding debt securities issued under the BofA Finance Indenture must not have given direction to the trustee inconsistent with the request of the holders referred to above.

However, the holder of any debt securities will have an absolute right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment.

Payment of Additional Amounts

If we so specify in the applicable pricing supplement, and subject to the exceptions and limitations set forth below, we will pay to the holder of any debt security that is a “non-U.S. person” additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on a debt security means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the debt security. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding our obligation, if so specified, to pay additional amounts, we will not be required to pay additional amounts in any of the circumstances described in items (1) through (15) below, unless we specify otherwise in the applicable pricing supplement.

(1)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6)	Additional amounts will not be payable to any beneficial owner of a debt security that is:

•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of the debt security or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay additional amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by us or any paying agent.

(9)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on the applicable security if such payment can be made without such withholding by any other paying agent.

(13)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through Section 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.

(14)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the payment being treated as a dividend or dividend equivalent for U.S. tax purposes.

(15)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (14) above.

Except as specifically provided in this section, we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of additional amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

Redemption for Tax Reasons

If we so specify in the applicable pricing supplement, we may redeem the debt securities in whole, but not in part, at any time before maturity, if we have or will become obligated to pay additional amounts, as described above under “—Payment of Additional Amounts,” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the applicable pricing supplement for the issuance of those debt securities. If we exercise such right to redeem the debt securities, unless we specify otherwise in the applicable pricing supplement, we will give not less than 5 business days’ nor more than 60 calendar days’ notice to the trustee under the BofA Finance Indenture and to the holders of the debt securities.

In connection with any notice of redemption for tax reasons, we will deliver to the trustee under the BofA Finance Indenture any required certificate, request, or order.

Unless we specify otherwise in the applicable pricing supplement, any debt securities redeemed for tax reasons will be redeemed at a redemption price equal to 100% of the principal amount of such debt securities, plus accrued and unpaid interest, if any, thereon, to, but excluding, the date fixed for redemption.

Defeasance and Covenant Defeasance

If we so specify in the applicable pricing supplement, the provisions for full defeasance and covenant defeasance described below will apply to the debt securities of a series if certain conditions are satisfied.

Full Defeasance

If there is a change in the U.S. federal income tax law, as described below, Bank of America and BofA Finance can legally release themselves from all payment and other obligations on the debt securities of a series. This is called full defeasance. For us to do so, among other conditions set forth in the BofA Finance Indenture, each of the following must occur:

•

We or Bank of America must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal, and any other payments on those debt securities when due;

•

There must be a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the beneficial owners to be taxed for U.S. federal income tax purposes on those debt securities any differently than if we did not make the deposit and repaid those debt securities ourselves; and

•	We or Bank of America must deliver to the trustee under the BofA Finance Indenture a legal opinion of our counsel confirming the tax law treatment described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security.

Covenant Defeasance

Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for a series of debt securities, among other conditions set forth in the BofA Finance Indenture, we must do both of the following:

•

We or Bank of America must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal, and any other payments on those debt securities on their due dates; and

•

We must deliver to the trustee under the BofA Finance Indenture a legal opinion of our counsel confirming that under current U.S. federal income tax law, we may make the above deposit without causing the beneficial owners to be taxed for U.S. federal income tax purposes on those debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves.

If we achieve covenant defeasance with respect to your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge of the Indenture

The BofA Finance Indenture will cease to be of further effect with respect to the debt securities of such series, if at any time:

•	We have delivered to the trustee for cancellation all debt securities of such series; or

•

All debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we or the Guarantor has irrevocably deposited with the trustee or the applicable paying agent as trust funds for the entire amount in cash due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal and any premium, interest and other amounts payable, and any mandatory sinking fund payments, on the dates on which such payments are due and payable.

The trustee, on our or the Guarantor’s demand, accompanied by an officer’s certificate of ours or the Guarantor’s and an opinion of counsel and at our or the Guarantor’s cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the BofA Finance Indenture with respect to such debt securities.

Notices

We or the trustee on our behalf, if so requested, will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register. So long as a depositary or its nominee, or in the case of securities held through Euroclear and Clearstream, Luxembourg, a nominee of the common depositary for Euroclear and Clearstream, Luxembourg, is the record holder of a series of debt securities with respect to which a notice is given, we or the trustee, if so requested, will deliver the notice only to that depositary in accordance with the procedures of that depositary then in place.

Concerning the Trustee

Bank of America and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. We expect to continue these business transactions. The Bank of New York Mellon Trust Company, N.A. is initially serving as the trustee for the debt securities issued under the BofA Finance Indenture. The Bank of New York Mellon Trust Company, N.A. and its affiliates also serve as trustee for a number of series of outstanding indebtedness of Bank of America and its affiliates under other indentures. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under the BofA Finance Indenture, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded. In addition, the trustee can resign for any reason by giving at least 30 calendar days’ written notice of resignation, and we would be required to appoint a successor trustee. The trustee will remain the trustee under the BofA Finance Indenture until a successor is appointed.

Governing Law

The BofA Finance Indenture is, and the debt securities and the related guarantee will be, governed by New York law.

DESCRIPTION OF WARRANTS OF BOFA FINANCE LLC

In this “Description of Warrants of BofA Finance LLC” section, “we,” “us” or “our” refer only to BofA Finance and not to any of its affiliates, including Bank of America; references to “Guarantor” refer only to Bank of America and not to any of its subsidiaries or affiliates; and references to “warrants” refer only to the securities of BofA Finance designated as such.

General

We may offer for sale from time to time in one or more series, using this prospectus, securities designated as “warrants.” Such warrants will not be secured by any of our property or assets. As a result, by owning a warrant, you will hold our unsecured obligations. The warrants will be our unsecured contractual obligations, will be issued under our Warrant Agreement described below, and will rank equally in right of payment with all our other unsecured contractual obligations and with our unsecured and unsubordinated debt outstanding from time to time. Our payment obligations under the warrants will be fully and unconditionally guaranteed by Bank of America as described below. Bank of America’s guarantee of the warrants will be its unsecured senior obligation and will rank equally in right of payment with all of its other unsecured and unsubordinated obligations outstanding from time to time.

BofA Finance is a direct, wholly-owned finance subsidiary of Bank of America, has no operations other than those related to the issuance, administration and repayment of its warrants and other securities guaranteed by Bank of America, and is dependent upon Bank of America and/or Bank of America’s other subsidiaries to meet its obligations under the warrants in the ordinary course. However, BofA Finance will have no assets available for distributions to holders of the warrants if they make claims in respect of such warrants in a bankruptcy, resolution or similar proceeding. Holders of the warrants will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the warrants. See “Risk Factors—BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues” above and “—Bank of America Guarantee” below.

This section of the prospectus provides a summary of certain terms and provisions that may be applicable to warrants of a series if so specified in the applicable pricing supplement for such warrants.

Warrant Agreement

The warrants will be issued under and governed by a Warrant Agreement that we will enter into among BofA Finance, as issuer, Bank of America, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as warrant agent (as amended or supplemented from time to time, the “Warrant Agreement”).

The warrant agent under the Warrant Agreement will not act on behalf of holders of warrants in relation to the warrants. Each holder will be responsible for acting independently with respect to certain matters affecting such holder’s warrants. The warrant agent will perform certain administrative duties for us, including the delivery of payments and notices.

The Warrant Agreement does not limit the aggregate number of warrants that we may issue or the number of series or the aggregate number of any particular series of warrants. The Warrant Agreement and the warrants also do not limit our ability to incur indebtedness or to issue other securities. This means that we may issue additional warrants and other securities at any time without your consent and without notifying you.

This section is a summary of the material terms and provisions of the Warrant Agreement. We have filed the form of the Warrant Agreement with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain a copy of the Warrant Agreement. Whenever we refer to the defined terms of the Warrant Agreement in this section of this prospectus or in any applicable pricing supplement without defining them, the terms have the meanings given to them in the Warrant Agreement. You must look to the Warrant Agreement for the most complete description of this summarized information.

Warrants

Each warrant will entitle the holder thereof to receive from us, upon exercise, an amount in cash, if any, determined by reference to the level, price or performance of one or more of the following underlying market measures:

•	debt or equity securities of one or more issuers other than BofA Finance or its affiliates;

•	one or more currencies (in which case the warrants will be listed on a national securities exchange);

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstances;

•	one or more indices; and/or

•	one or more baskets of items described above.

The underlying market measures with respect to warrants of a series and the method or formula for determining or calculating the amounts payable on such warrants will be described in the applicable pricing supplement.

Warrants will be settled by cash payments, if any, determined by reference to the underlying market measure, as described in the applicable pricing supplement. If, on the applicable expiration date specified in the applicable pricing supplement for a series of warrants, the holders of such warrants would be entitled to receive a cash payment under the terms and provisions of such warrants, such warrants will be deemed to be automatically exercised. Otherwise, such warrants will expire worthless. The warrants may not be exercised by the holders thereof prior to the applicable expiration date. The warrants will not pay any interest or entitle the holders thereof to receive any payments other than the payment, if any, they are entitled to receive following expiration of the warrants.

Different Series of Warrants; Terms and Provisions of Warrants of a Series

BofA Finance may issue the warrants from time to time in one or more series.

This section of the prospectus describes certain terms and provisions of the warrants that may be common to a series of warrants issued under the Warrant Agreement if specified herein or in any applicable pricing supplement. We will describe specific terms and provisions of the series of warrants being offered in the applicable pricing supplement. The applicable pricing supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable pricing supplement and this prospectus, the applicable pricing supplement will control.

The terms and provisions of your series of warrants as described in the applicable pricing supplement may include the following:

•	the specific title or designation of the warrants;

•	the aggregate number of warrants, and the offering or issue price (or “warrant premium”) of the warrants;

•	the issue date of the warrants;

•	the expiration date of the warrants;

•	if the warrants will not be automatically exercised on the expiration date, and the terms and provisions relating to exercise in such case;

•	the valuation date of the warrants if other than the expiration date, and the cash settlement date or other applicable payment date for the warrants;

•	the specific underlying market measure, and the method or formula for determining or calculating the amounts payable on the warrants, if any, by reference thereto;

•	the currency or currencies, if not U.S. dollars, in which the warrants will be denominated and/or payable; and/or

•	any other terms of the warrants that are permitted under the Warrant Agreement.

The applicable pricing supplement also may describe certain other information relating to the warrants of a series, which may include the following:

•	if the warrants will not be represented by a master global security;

•	any applicable U.S. Federal Income Tax and or other tax consequences;

•	the identification of or method of selecting any calculation agents or any other agents for the warrants not identified in this prospectus; and/or

•	whether the warrants will be listed on any securities exchange.

Form and Denomination of Warrants

Unless otherwise specified in the applicable pricing supplement, the warrants will be issued in fully registered, book-entry only form and will be represented by a global security registered in the name of DTC or its nominee. Accordingly, DTC or its nominee will be the registered holder of all the warrants represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe the procedures applicable to book-entry only securities below under the heading “Registration and Settlement.”

Unless specified otherwise in the applicable pricing supplement, warrants will be represented by a type of global security that represents multiple warrants that have different terms and are issued at different times. We call this type of global security a “master global warrant.” We have filed the form of the master global warrant that will represent our warrants (unless specified otherwise in the applicable pricing supplement) with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain a copy of the form of master global warrant.

Unless otherwise specified in the applicable pricing supplement, warrants will be denominated and payable in U.S. dollars and the warrants will be issued in denominations of whole warrants only, with purchase prices as indicated in the applicable pricing supplement.

Payments on the Warrants

We may appoint one or more financial institutions to act as our paying agents under the Warrant Agreement. Initially, under the Warrant Agreement we have appointed The Bank of New York Mellon Trust Company, N.A. to act as our paying agent with respect to the warrants through its corporate trust office currently located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256. We may add, replace or terminate any paying agent from time to time in accordance with the Warrant Agreement, in each case without your consent and without notifying you of such change. In addition, we may decide to act as our own paying agent with respect to some or all of the warrants, and the paying agent may resign, in each case without your consent and without notifying you of such event.

Unless we specify otherwise in the applicable pricing supplement, payments, if any, on the warrants will be made on the cash settlement date, or other applicable payment date specified in the applicable pricing supplement, for the applicable warrants and will be paid to the holder of the warrant at the time of payment by the paying agent. Unless we specify otherwise in the applicable pricing supplement, if the date for payment of any amount due under the terms of an applicable warrant falls on a day that is not a business day, such payment will be made on the next succeeding business day, and no interest or additional payment will become due as a result of such delay. Unless we specify otherwise in the applicable pricing supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the applicable warrant, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Unless we specify otherwise in the applicable pricing supplement, our warrants will be denominated, and payments with respect to the warrants will be made, in U.S. dollars. We will make payments on warrants in book-entry only form in accordance with arrangements then in place between the paying agent and the depositary or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below under the heading “Registration and Settlement.” Indirect owners should contact their banks or brokers for information on how they will receive payments on their warrants.

We will pay any amounts payable at the cash settlement date, or other applicable payment date specified in the applicable pricing supplement, for a warrant in definitive form by wire transfer of immediately available funds to the registered holders of the warrant at the time of payment.

If any of the warrants are denominated, or if any amount payable on any of the warrants is payable, in a foreign currency, the specified currency, as well as any provisions and procedures relating to payments, additional investment considerations, risk factors, restrictions, tax consequences, specific terms and other information relating to that series of warrants and the specified currency will be described in the applicable pricing supplement.

Bank of America Guarantee

Pursuant to the Warrant Agreement, Bank of America fully and unconditionally guarantees, on an unsecured basis, the due and punctual payment of all amounts payable on the warrants issued by BofA Finance, when the same become due and payable in accordance with the terms of the warrants and the Warrant Agreement. If for any reason BofA Finance does not make any required payment on the warrants when due, Bank of America will make such payment, on demand, at the same place and in the same manner that applies to payments made by BofA Finance under the Warrant Agreement. The guarantee is of payment and not of collection.

BofA Finance is a wholly-owned, direct finance subsidiary of Bank of America and has no operations other than those related to the issuance, administration and repayment of its warrants and other securities guaranteed by Bank of America. In addition, BofA Finance will have no assets available for distributions to holders of its warrants if they make claims in respect of such warrants in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under Bank of America’s guarantee of such warrants, and any obligations under that guarantee will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America. Holders of BofA Finance’s warrants will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the warrants. See “Risk Factors—BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues.”

Bank of America’s obligations under its guarantee of the warrants are unconditional and absolute.

If BofA Finance were to merge into Bank of America, under the terms of the Warrant Agreement, the guarantee would terminate.

Exchange, Registration and Transfer

Unless we specify otherwise in the applicable pricing supplement, we will issue each warrant in global, or book-entry only, form. Warrants in global form may be exchanged for warrants in definitive form only in the limited circumstances described in the relevant warrants or in the Warrant Agreement. Warrants represented by a master global warrant may be exchanged by us at any time upon our request to the warrant agent for one or more other warrants in global form, as described in the relevant warrants.

Subject to the terms of the Warrant Agreement, warrants of any series in definitive form may be exchanged at the option of the holder for other warrants of the same series and of an equal aggregate number of warrants and type in any authorized denominations.

Warrants in definitive form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the registration of transfer only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of warrants, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer. Unless we specify otherwise in the applicable pricing supplement, initially, The Bank of New York Mellon Trust Company, N.A. will be the security registrar and transfer agent for the warrants issued under the Warrant Agreement. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, in each case without your consent and without notifying you of such event. We will be required to maintain a security registrar and transfer agent in each place of payment for each series of warrants. At any time, we may designate additional transfer agents for any series of warrants.

For a discussion of restrictions on the exchange, registration and transfer of book-entry only securities, see “Registration and Settlement” below.

Limitation on Mergers and Sales of Assets

Under the terms of the Warrant Agreement, we are, and the Guarantor is, permitted to merge or consolidate with another entity, subject to certain requirements. We are, and the Guarantor is, also permitted to sell, convey or transfer all or substantially all of our or its assets, subject to certain requirements. These transactions are permitted if:

•	with respect to us:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of our obligations under the Warrant Agreement and the warrants issued under the Warrant Agreement; and

•	immediately after the transaction, we (or any successor entity) are not in default in the performance of any covenant or condition under the Warrant Agreement.

•	with respect to the Guarantor:

•

the resulting or acquiring entity, if other than Bank of America, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes the guarantee obligations under the Warrant Agreement; and

•	immediately after the transaction, Bank of America (or any successor guarantor) is not in default in the performance of any covenant or condition under the Warrant Agreement.

The foregoing requirements do not apply in the case of a sale, conveyance or transfer of all or substantially all of our or the Guarantor’s assets to one or more entities that are direct or indirect subsidiaries of Bank of America in which Bank of America and/or one or more of Bank of America’s subsidiaries owns more than 50% of the combined voting power.

Upon any consolidation, merger, sale, conveyance or transfer of this kind (other than, where permitted as described above, a sale, conveyance or transfer of all or substantially all of our or the Guarantor’s assets to Bank of America’s direct or indirect subsidiary or subsidiaries in which Bank of America owns more than 50% of the combined voting power as described in the preceding paragraph), the resulting or acquiring entity will be substituted for us or the Guarantor, as the case may be, in the Warrant Agreement with the same effect as if it had been an original party to the Warrant Agreement. As a result, the successor entity may exercise our or Bank of America’s rights and powers under the Warrant Agreement, as the case may be. If BofA Finance were to merge into Bank of America, under the terms of the Warrant Agreement, the guarantee would terminate.

Modification of the Warrants and the Warrant Agreement

We, the Guarantor, and the warrant agent may modify the Warrant Agreement and the rights of the holders of the warrants with the consent of the holders of not less than a majority in number of the then outstanding warrants under the Warrant Agreement affected by the modification.

No modification may, without the consent of each holder affected by the modification, change the exercise price of the warrants, reduce the amount receivable upon exercise, cancellation or expiration of the warrants (other than in accordance with applicable antidilution provisions or other similar provisions included in an applicable series of warrants), shorten or lengthen the period of time during which the warrants may be exercised, remove the guarantee of the warrants (except as provided in the Warrant Agreement upon the merger of BofA Finance with and into Bank of America) or otherwise materially and adversely affect the rights of the holders of the warrants. In addition, no modification may reduce the percentage of the number of outstanding warrants that is required to consent to modification of the Warrant Agreement or the rights of the holders of the warrants without the consent of all holders of the warrants outstanding under the Warrant Agreement.

In addition, we, the Guarantor, and the warrant agent may execute amendments to the Warrant Agreement in some circumstances without the consent of any holders of outstanding warrants.

Remedies for Nonpayment or Breach of Covenant

Unless we specify otherwise in the applicable pricing supplement, the warrants will not provide for any events of default. Acceleration of the warrants will not be permitted for any reason, including upon the occurrence of any event of bankruptcy or insolvency or resolution proceedings relating to BofA Finance and/or Bank of America. In case of default on any payment under the warrants, no interest will accrue on such overdue payment either before or after the cash settlement date or other applicable payment date for such warrants.

The warrants will not be issued under an indenture, and no trustee or other fiduciary will act on behalf of holders in relation to the warrants. You will be responsible for acting independently with respect to certain matters affecting your warrants.

You will be entitled at any time to pursue legal action to have your warrants automatically exercised (or, if applicable, to exercise your warrants) and receive payment of any amount that has become due, in each case, in accordance with the terms and provisions of such warrants. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the applicable underlying market measure.

Notices

We or the warrant agent on our behalf, if so requested, will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register. So long as a depositary or its nominee, or in the case of securities held through Euroclear and Clearstream, Luxembourg, a nominee of the common depositary for Euroclear and Clearstream, Luxembourg, is the record holder of a series of warrants with respect to which a notice is given, we or the warrant agent, if so requested, will deliver the notice only to that depositary in accordance with the procedures of that depositary then in place.

Concerning the Warrant Agent

Bank of America and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. We expect to continue these business transactions.

Governing Law

The Warrant Agreement is, and the warrants and the related guarantee will be, governed by New York law.

In the event BofA Finance or Bank of America becomes subject to a proceeding under the Federal Deposit Insurance Act or Title II of the Financial Reform Act (together, the “U.S. Special Resolution Regimes”), the transfer of the warrants, the Warrant Agreement and the related Bank of America guarantee (together, the “Relevant Agreements”), and any interest and obligation in or under the Relevant Agreements, from BofA Finance or Bank of America, respectively, will be effective to the same extent as the transfer would be effective under such U.S. Special Resolution Regime if the Relevant Agreements, and any interest and obligation in or under the Relevant Agreements, were governed by the laws of the United States or a state of the United States. In the event BofA Finance or Bank of America, or any of their affiliates (as such term is defined in, and interpreted in accordance with, 12 U.S.C. 1841(k)), becomes subject to a proceeding under U.S. Special Resolution Regime, default rights against BofA Finance or Bank of America with respect to the Relevant Agreements are permitted to be exercised to no greater extent than such default rights could be exercised under such U.S. Special Resolution Regime if the Relevant Agreements were governed by the laws of the United States or a state of the United States. For purposes of this paragraph “default right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 12 C.F.R. 382.1 and 12 C.F.R. 47.1, as applicable.

REGISTRATION AND SETTLEMENT

Unless specified otherwise in the applicable pricing supplement, Bank of America and/or BofA Finance will issue the securities in registered form. This means that Bank of America’s and/or BofA Finance’s obligation runs to the holder of the security named on the face of the security. Each security issued in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire series of securities.

Bank of America and BofA Finance refer to those persons who have securities registered in their own names, on the books that Bank of America, BofA Finance or the trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. Bank of America and BofA Finance refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect owners” or “beneficial owners” of those securities. As discussed below, indirect owners are not legal holders, and investors in securities issued in global, or book-entry only, form or in street name will be indirect owners.

A global security may represent one or any number of individual securities. Generally, all securities represented by the same global security will have the same terms. Bank of America and/or BofA Finance may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. This kind of global security is called a master global security. Each security evidenced by a master global security will be identified by the trustee or warrant agent, as applicable, on a schedule to such master global security. Your prospectus supplement or applicable pricing supplement will indicate whether your securities are represented by a master global security.

Book-Entry Only Issuance

Unless specified otherwise in the applicable pricing supplement, Bank of America and/or BofA Finance will issue each security in global, or book-entry only, form. This means that Bank of America and/or BofA Finance will not issue certificated securities in definitive form to investors. Instead, global securities in registered form representing the entire series of securities will be issued. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depositary (or in the name of a nominee for such depositary or, in the case of securities held through Euroclear and Clearstream, Luxemburg, a nominee of the common depositary for Euroclear and Clearstream, Luxembourg) on behalf of other financial institutions that participate in that depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.

Because securities issued in global form are registered in the name of the depositary or the applicable nominee as described above, Bank of America and BofA Finance will recognize only the depositary as the holder of the securities. This means that Bank of America and/or BofA Finance, as applicable, will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives from Bank of America and/or BofA Finance to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants are not obligated to pass these payments along under the terms of the securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors will not own securities issued in book-entry only form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant in the depositary’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depositary will not have knowledge of the actual beneficial owners of the securities.

Definitive Securities

In the future, Bank of America and/or BofA Finance may cancel a global security or may issue securities initially in non-global, or definitive, form. Bank of America and BofA Finance do not expect to exchange global securities for certificated securities in definitive form registered in the names of the beneficial owners of the global securities representing the securities except in the limited circumstances described in the relevant securities or in the relevant indenture or warrant agreement.

Street Name Owners

If certificated securities in definitive form registered in the names of the beneficial owners are issued, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution.

For securities held in street name, Bank of America or BofA Finance, as the case may be, will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities, and Bank of America and/or BofA Finance, as applicable, will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Bank of America’s and BofA Finance’s obligations, as well as the obligations of the trustee under any indenture or the warrant agent under the warrant agreement, as applicable, and the obligations, if any, of any other third parties employed by Bank of America and/or BofA Finance or the trustee or warrant agent, as applicable, run only to the holders of the securities. Bank of America and BofA Finance do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because the securities are being issued only in global form. For example, once Bank of America or BofA Finance, as applicable, makes a payment or gives a notice to the holder, it has no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if Bank of America or BofA Finance wants to obtain the approval of the holders for any purpose, such as to amend the indenture or warrant agreement for a series of securities or to relieve it of the consequences of a default or of its obligation to comply with a particular provision of an indenture or warrant agreement, it would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When Bank of America or BofA Finance refers to “you” or “investors” in this prospectus, it means those who invest in the securities being offered by this prospectus, whether they are the registered holders or indirect or beneficial owners of those securities. When Bank of America or BofA Finance refers to “your securities” in this prospectus, it means the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker, or other financial institution, either in book-entry only form or in street name, you should check with your own institution to find out:

•	how it handles payments on your securities and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry only form, how the depositary’s rules and procedures will affect these matters.

Depositaries for Global Securities

Each security issued in book-entry only form will be represented by a global security that Bank of America or BofA Finance deposits with and registers in the name of one or more financial institutions or clearing systems, which Bank of America or BofA Finance, as applicable, will select, or their nominees. A financial institution or clearing system that is selected for this purpose is called the “depositary” for that security. A security usually will have only one depositary, but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank SA/NV, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking S.A., Luxembourg, which is known as “Clearstream, Luxembourg”; and

•	any other clearing system or financial institution identified in the applicable pricing supplement.

The depositaries named above also may be participants in one another’s clearing systems. For example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants.

The depositary or depositaries for your securities will be named in the applicable pricing supplement. If no depositary is named, the depositary will be DTC.

The Depository Trust Company

The following is based on information made publicly available by DTC:

Unless specified otherwise in the applicable pricing supplement, DTC will act as securities depositary for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or any other name as may be requested by an authorized representative of DTC. One or more global securities that represent multiple series of securities may be issued.

DTC, the world’s largest securities depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information on that website is not included or incorporated by reference herein.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for its benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s Money Market Instrument (“MMI”) procedures. Under its usual procedures, DTC mails an omnibus proxy to Bank of America or BofA Finance, as applicable, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Any payments of principal, any premium, interest, or other amounts on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of DTC or its nominee, us, the trustee, the warrant agent, or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of dividends or principal and any premium or interest to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is the responsibility of Bank of America or BofA Finance, as applicable. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

Bank of America or BofA Finance, as applicable, will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner shall give any notice to elect to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

DTC may discontinue providing its services as depositary for the securities at any time by giving Bank of America and/or BofA Finance, as applicable, reasonable notice. If this occurs, and if a successor securities depositary is not obtained, Bank of America and/or BofA Finance, as applicable, will print and deliver definitive securities.

Bank of America and/or BofA Finance, as applicable, may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depositary). In that event, Bank of America and/or BofA Finance, as applicable, will print and deliver definitive securities to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources believed to be reliable, but neither Bank of America nor BofA Finance takes responsibility for its accuracy.

Euroclear and Clearstream, Luxembourg

Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depositary and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system.

The address of Euroclear is Euroclear Bank SA/NV, 1 Boulevard du Roi Albert II, B-1210 Brussels and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

Euroclear and Clearstream, Luxembourg may be depositaries for a global security sold or traded outside the United States. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearing system in the United States.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those clearing systems. Those clearing systems could change their rules and procedures at any time. Neither Bank of America nor BofA Finance has control over those clearing systems or their participants, and neither Bank of America nor BofA Finance takes responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, also would be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those clearing systems only on days when those clearing systems are open for business. Those clearing systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Brussels or Luxembourg, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

The information in this section concerning Euroclear and Clearstream, Luxembourg has been obtained from sources that are believed to be reliable, but neither Bank of America nor BofA Finance takes responsibility for its accuracy.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest, as well as general laws relating to securities transfers. Neither Bank of America nor BofA Finance recognizes this type of investor or any intermediary as a holder of securities. Instead, Bank of America and BofA Finance deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her own name, and cannot obtain physical certificates for his or her interest in the securities, except in the limited circumstances described in the relevant securities or in the indenture or warrant agreement, as applicable, governing the relevant securities;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above under “—Legal Holders”;

•

under existing industry practices, if Bank of America, BofA Finance or the trustee or warrant agent, as applicable, requests any action of owners of beneficial interests in any global security or if an owner of a beneficial interest in any global security desires to give instructions or take any action that a holder of an interest in a global security is entitled to give or take under the applicable indenture or warrant agreement, as applicable, DTC, Euroclear or Clearstream, Luxembourg, as the case may be, would authorize the participants owning the relevant beneficial interests to give instructions or take such action, and such participants would authorize indirect holders to give or take such action or would otherwise act upon the instructions of such indirect holders;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in definitive form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective; furthermore, as

Euroclear and Clearstream, Luxembourg act on behalf of their respective participants only, who in turn may act on behalf of their respective clients, the ability of beneficial owners who are not participants with Euroclear or Clearstream, Luxembourg to pledge interests in any global security to persons or entities that are not participants with Euroclear or Clearstream, Luxembourg or otherwise take action in respect of interests in any global security, may be limited;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•

Bank of America, BofA Finance, the trustee or warrant agent, as applicable, or any other agents will not be responsible for any aspect of the depositary’s policies, actions, or records of ownership interests in a global security;

•	Bank of America, BofA Finance, the trustee or warrant agent, as applicable, or any other agents do not supervise the depositary in any way;

•

the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg when DTC is the depositary, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. Neither Bank of America nor BofA Finance monitors or is responsible for the policies or actions or records of ownership interests of any of those intermediaries.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax and certain estate tax considerations of the acquisition, ownership, and disposition of certain of the debt securities that we are offering. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This section constitutes the opinion of Sidley Austin LLP, United States tax counsel to Bank of America and BofA Finance.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as: partnerships, or other entities classified as partnerships for U.S. federal income tax purposes, subchapter S corporations, any government (or instrumentality or agency thereof), banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of tax accounting for their securities, persons holding the debt securities as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders) whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This summary does not address special rules applicable to a person required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the debt securities to its financial statements under Section 451(b) of the Code. This summary also does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. This summary also may not apply to all forms of debt securities that we may issue. If the tax consequences associated with a particular form of debt security are different than those described below, they will be described in the applicable pricing supplement.

Although certain of the debt securities will be issued by BofA Finance, they will be treated for U.S. federal income tax purposes as if they were issued by Bank of America. Accordingly, throughout this discussion, references to “we,” “our” or “us” are generally to Bank of America unless the context requires otherwise. References to “debt securities” refer only to debt securities issued by Bank of America or BofA Finance.

This discussion applies only to holders who, except as otherwise specifically noted, will purchase the debt securities offered in this prospectus upon original issuance and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of the debt securities offered in this prospectus that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this prospectus, the term “Non-U.S. Holder” is a beneficial owner that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the debt securities offered in this prospectus, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the debt securities should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of the debt securities.

General

This discussion addresses the material U.S. federal income tax consequences of owning, selling and disposing of the debt securities we are offering, other than the debt securities described below under “Taxation of Warrants and Structured Notes”, which will be described in the applicable pricing supplement, or any other debt security that does not guarantee a return of principal at maturity. This discussion deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable pricing supplement.

The tax consequences of any particular debt security will depend on its terms, and any particular offering of debt securities may have features or terms that cause the U.S. federal income tax treatment of the debt securities to differ materially from the discussion below. An applicable pricing supplement will discuss any material differences from the discussion below.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of debt securities.

Payment of Stated Interest. Except as described below in the case of interest on a debt security issued with original issue discount, as defined below under “—Original Issue Discount,” stated interest on a debt security generally will be included in the income of a U.S. Holder as interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.

Original Issue Discount. Some of our debt securities may be issued with original issue discount (“OID”). U.S. Holders of debt securities issued with OID, other than short-term debt securities with a maturity of one year or less from its date of issue (after taking into account the last possible date that the debt security could be outstanding under its terms), will be subject to special tax accounting rules, as described in greater detail below. For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price.” The “stated redemption price at maturity” of a debt security is the sum of all payments required to be made on the debt security other than “qualified stated interest” payments, as defined below. The “issue price” of a debt security is generally the first offering price to the public at which a substantial amount of the issue was sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate or, under certain circumstances, at a variable rate. If a debt security bears interest during any accrual period at a rate below the rate applicable for the remaining term of the debt security (for example, debt securities with teaser rates or interest holidays), interest payable at the lowest stated fixed rate generally is qualified stated interest and the excess, if any, is included in the stated redemption price at maturity for purposes of determining whether the debt security will be issued with original issue discount.

A U.S. Holder of a debt security with a maturity of more than one year from its date of issue that has been issued with OID (an “OID debt security”) is generally required to include any qualified stated interest payments in income as interest at the time such interest is accrued or is received in accordance with the U.S. Holder’s regular accounting method for tax purposes, as described above under “—Payment of Stated Interest.” A U.S. Holder of an OID debt security is generally required to include in income the sum of the daily accruals of the OID for the debt security for each day during the taxable year (or portion of the taxable year) in which the U.S. Holder held the OID debt security, regardless of such holder’s regular method of accounting. Thus, a U.S. Holder may be required to include OID in income in advance of the receipt of some or all of the related cash payments. The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the excess of: (1) the product of the “adjusted issue price” of the OID debt security at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) over (2) the amount of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of an OID debt security at the beginning of any accrual period is the sum of the issue price of the OID debt security plus the amount of OID allocable to all prior accrual periods reduced by any payments received on the OID debt security that were not qualified stated interest. Under these rules, a U.S. Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

If the excess of the “stated redemption price at maturity” of a debt security over its “issue price” is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity, or weighted average maturity in the case of debt securities with more than one principal payment (“de minimis OID”), the debt security is not treated as issued with OID. The weighted average maturity is the sum of the following amounts determined for each payment under the debt security other than a payment of qualified stated interest: (i) the number of complete years from the issue date of the debt security until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity. A U.S. Holder generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid (unless the U.S. Holder makes the election described below under “—Election to Treat All Interest as Original Issue Discount”). Any amount of de minimis OID that is included in income in this manner will be treated as capital gain.

Debt Securities Subject to Early Redemption. A debt security subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the debt security (which may affect whether the debt security is treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will generally be presumed to exercise an option to redeem a debt security if the exercise of the option will lower the yield on the debt security. Conversely, a U.S. Holder will generally be presumed to exercise an option to require us to repurchase a debt security if the exercise of the option will increase the yield on the debt security. If such an option is not in fact exercised, the debt security will be treated, solely for purposes of calculating OID, as if it were redeemed and a new debt security were issued on the presumed exercise date for an amount equal to the debt security’s “adjusted issue price” on that date.

Under these rules, if a debt security provides for a fixed rate of interest that increases over the term of the debt security, the debt security’s issue price is not below its stated principal amount and we have an option to redeem the debt security for an amount equal to the stated principal amount (plus accrued interest, if any) prior to the first date on which an increased rate of interest is in effect, the yield on the debt security will be lowered if we redeem the debt security before the initial increase in the interest rate, and therefore our redemption option will be treated as exercised. Since the debt security will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the debt security will not be treated as issued with OID. If a debt security is not treated as issued with OID and if, contrary to the presumption in the applicable Treasury regulations, we do not redeem the debt security before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate. This means that the debt security that is deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore as issued without OID. If such a deemed reissuance occurs when the remaining term of the debt security is one year or less, it is possible that the debt security would thereafter be treated as a short-term debt instrument. See “—Short-Term Debt Securities” below.

Additional rules applicable to debt securities with OID that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “—Non-U.S. Dollar-Denominated Debt Securities” below.

Variable Rate Debt Securities. In the case of a debt security that is a variable rate debt security, special rules apply. A debt security will qualify as a “variable rate debt instrument” under Treasury regulations if (i) the debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of: (a) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or (b) 15% of the total noncontingent principal payments; and (ii) the debt security provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Generally, a rate is a qualified floating rate if: (i) (a) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt security is denominated; or (b) the rate is equal to such a rate multiplied by either a fixed multiple that is greater than 0.65 but not more than 1.35 or a fixed multiple greater than 0.65 but not more than 1.35 increased or decreased by a fixed rate, and (ii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If a debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. A debt security will not have a variable rate that is a qualified floating rate, however, if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease unless such floor, ceiling, or governor is fixed throughout the term of the debt security or is not reasonably expected as of the issue date to significantly affect the yield on the debt security.

Generally, an objective rate is a rate that is (i) not a qualified floating rate, (ii) is determined using a single fixed formula that is based on objective financial or economic information that is not within the control of the issuer or a related party, and (iii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If it is reasonably expected that the average value of the variable rate during the first half of the term of a debt security will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the debt security, then the debt security will not have a variable rate that is an objective rate. An objective rate is a qualified inverse floating rate if that rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

A debt security will also have a variable rate that is a single qualified floating rate or an objective rate if interest on the debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and the value of the qualified floating rate or objective rate is intended to approximate the fixed rate (which is presumed if (a) the fixed rate and (b) the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points).

In the case of a debt security that provides for stated interest that is unconditionally payable at least annually at a variable rate that is a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period of one year or less (as described above), all stated interest on the debt security is treated as qualified stated interest. In that case, both the debt security’s yield to maturity and qualified stated interest will be determined, solely for purposes of calculating the accrual of OID, if any, as though the debt security will bear interest in all periods throughout its term (in the case of a single qualified floating rate or qualified inverse floating rate) at a fixed rate generally equal to the value of the rate on the issue date or, in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield to maturity that is reasonably expected for the debt security (the “fixed rate substitute”). A U.S. holder should then recognize OID, if any, that is calculated based on the debt security’s assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds or is less than the assumed fixed interest, the qualified stated interest allocable to that period is increased or decreased, as applicable.

If a debt security provides for stated interest at (x) multiple floating rates or (y) one or more floating rates in addition to a single fixed rate (other than a single fixed rate for an initial period of one year or less (as described above)), the interest and OID accruals on the debt security must be determined by (i) determining a fixed rate substitute for each qualified floating rate or qualified inverse floating rate provided under the debt security (as described above), (ii) constructing the equivalent fixed rate debt instrument, using the fixed rate substitutes, (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making appropriate adjustments to qualified stated interest or OID for actual variable rates during the applicable accrual period.

In the case of a debt security that provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period (as described above), the interest and OID accruals on the debt security must be determined by using the method described above. However, the debt security will be treated, for purposes of the first three steps of the determination, as if the debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of the debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Acquisition Premium. If a U.S. Holder purchases an OID debt security for an amount greater than its adjusted issue price (as determined above) at the purchase date and less than or equal to the sum of all amounts, other than qualified stated interest, payable on the OID debt security after the purchase date, the excess is “acquisition premium.” Under these rules, in general, the amount of OID which must be included in income for the debt security for any taxable year (or any portion of a taxable year in which the debt security is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost over the adjusted issue price of the OID debt security and the denominator of which is the excess of the OID debt security’s stated redemption price at maturity over its adjusted issue price.

Amortizable Bond Premium. If a U.S. Holder purchases a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date, other than qualified stated interest, such holder will be considered to have purchased such debt security with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium as an offset to interest income using a constant yield method over the remaining term of the debt security based on the U.S. Holder’s yield to maturity with respect to the debt security.

A U.S. Holder generally may use the amortizable bond premium allocable to an accrual period to offset interest required to be included in the U.S. Holder’s income under its regular method of accounting with respect to the debt security in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder’s prior interest inclusions on the debt security that have not been offset previously by bond premium. Any excess is generally carried forward and allocable to the next accrual period.

If a debt security may be redeemed by us prior to its maturity date, the amount of amortizable bond premium will be based on the amount payable at the applicable redemption date, but only if use of the redemption date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the redemption date.

An election to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS.

A U.S. Holder that elects to amortize bond premium will be required to reduce its tax basis in the debt security by the amount of the premium amortized during its holding period. OID debt securities purchased at a premium will not be subject to the OID rules described above. If a U.S. Holder does not elect to amortize bond premium, the amount of bond premium will be included in its tax basis in the debt security. Therefore, if a U.S. Holder does not elect to amortize bond premium and it holds the debt security to maturity, the premium generally will be treated as capital loss when the debt security matures.

Market Discount. If a U.S. Holder purchases a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, such holder will be considered to have purchased the debt security with “market discount.” Any payment, other than qualified stated interest, or any gain on the sale, exchange, retirement, or other disposition of a debt security with market discount generally will be treated as ordinary interest income to the extent of the market discount not previously included in income that accrued on the debt security during such holder’s holding period. In general, market discount is treated as accruing on a straight-line basis over the term of the debt security unless an election is made to accrue the market discount under a constant yield method. In addition, a U.S. Holder may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security in an amount not exceeding the accrued market discount on the debt security.

A U.S. Holder may elect to include market discount in income currently as it accrues (on either a straight-line or constant yield basis), in lieu of treating a portion of any gain realized on a sale, exchange, retirement, or other disposition of the debt security as ordinary income. If an election is made to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If a U.S. Holder makes such an election, it will apply to all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

If the difference between the stated redemption price at maturity of a debt security or, in the case of an OID debt security, its adjusted issue price, and the amount paid for the debt security is less than 1⁄4 of 1% of the debt instrument’s stated redemption price at maturity or, in the case of an OID debt security, its adjusted issue price, multiplied by the number of remaining complete years to the debt security’s maturity (“de minimis market discount”), the debt security is not treated as issued with market discount.

Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with market discount, the holder will be required to include market discount in income currently as it accrues on a constant yield basis for all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies, and such election may be revoked only with the permission of the IRS.

Election to Treat All Interest as Original Issue Discount. A U.S. Holder may elect to include in income all interest that accrues on a debt security using the constant-yield method applicable to OID described above, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, each as described herein. If this election is made for a debt security, then, to apply the constant-yield method: (i) the issue price of the debt security will equal its cost, (ii) the issue date of the debt security will be the date it was acquired, and (iii) no payments on the debt security will be treated as payments of qualified stated interest. A U.S. Holder must make this election for the taxable year in which the debt security was acquired, and may not revoke the election without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

Debt Securities That Trade “Flat.” We expect that certain debt securities will trade in the secondary market with accrued interest. However, we may issue debt securities with terms and conditions that would make it likely that such debt securities would trade “flat” in the secondary market, which means that upon a sale of a debt security a U.S. Holder would not be paid a separate amount that reflects the accrued but unpaid interest with respect to such debt security. Nevertheless, for U.S. federal income tax purposes, a portion of the sales proceeds equal to the interest accrued with respect to such debt security from the last interest payment date to the sale date must be treated as interest income rather than as an amount realized upon the sale. Accordingly, a U.S. Holder that sells such a debt security between interest payment dates would be required to recognize interest income and, in certain circumstances, would recognize a capital loss (the deductibility of which is subject to limitations) on the sale of the debt security. Concurrently, a U.S. Holder that purchases such a debt security between interest payment dates would not be required to include in income that portion of any interest payment received that is attributable to interest that accrued prior to the purchase. Such payment is generally treated as a return of capital which reduces the U.S. Holder’s remaining cost basis in the debt security. However, interest that accrues after the purchase date is included in income in the year received or accrued (depending on the U.S. Holder’s accounting method). U.S. Holders that purchase such debt securities between interest payment dates should consult their own tax advisors concerning such holder’s adjusted tax basis in the debt security and whether such debt securities should be treated as having been purchased with market discount, as described above.

Short-Term Debt Securities. Some of our debt securities may be issued with maturities of one year or less from the date of issue (after taking into account the last possible date that the debt security could be outstanding under its terms), which we refer to as short-term debt securities. Treasury regulations provide that no payments of interest on a short-term debt security are treated as qualified stated interest. Accordingly, in determining the amount of discount on a short-term debt security, all interest payments, including stated interest, are included in the short-term debt security’s stated redemption price at maturity.

In general, individual and certain other U.S. Holders using the cash basis method of tax accounting are not required to include accrued discount on short-term debt securities in income currently unless they elect to do so, but they are required to include any stated interest in income as the interest is received, except to the extent already included under such election. However, a cash basis U.S. Holder will be required to treat any gain realized on a sale, exchange, or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the discount accrued with respect to the short-term debt security, which will be determined on a straight-line basis unless the holder makes an election to accrue the discount under the constant-

yield method, through the date of sale, exchange or retirement. Any gain in excess of this amount will be treated as short-term capital gain. Any loss recognized will be treated as a capital loss. In addition, a cash basis U.S. Holder that does not elect to include accrued discount in income currently will not be allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security (in an amount not exceeding the deferred income), but instead will be required to defer deductions for such interest until the deferred income is realized upon the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash-basis U.S. Holder of a short-term debt security may elect to include accrued discount in income on a current basis. If this election is made, the limitation on the deductibility of interest described above will not apply.

A U.S. Holder using the accrual method of tax accounting generally will be required to include accrued discount on a short-term debt security in income on a current basis, on either a straight-line basis or, at the election of the holder, under the constant-yield method based on daily compounding.

Regardless of whether a U.S. Holder is a cash-basis or accrual-basis holder it may elect to include accrued “acquisition discount” with respect to a short-term debt security in income on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing on a straight-line basis or, at the election of the holder, under a constant yield method based on daily compounding. If a U.S. Holder elects to include accrued acquisition discount in income, the rules for including OID will not apply. In addition, the market discount rules described above will not apply to short-term debt securities.

Sale, Exchange, or Retirement of Debt Securities. Upon the sale, exchange, retirement, or other disposition of a debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued interest not previously included in income if the debt security is disposed of between interest payment dates, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the debt security. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be the cost of the debt security to such U.S. Holder, increased by any OID, market discount, de minimis OID, de minimis market discount, or any discount with respect to a short-term debt security previously included in income with respect to the debt security, and decreased by the amount of any premium previously amortized to reduce interest on the debt security and the amount of any payment (other than a payment of qualified stated interest) received in respect of the debt security.

Except as discussed above with respect to market discount, or as described below with respect to debt securities subject to contingencies and Non-U.S. Dollar-Denominated Debt Securities, gain or loss realized on the sale, exchange, retirement, or other disposition of a debt security generally will be capital gain or loss and will be long-term capital gain or loss if the debt security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Reopenings. Treasury regulations provide specific rules regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for U.S. federal income tax purposes. Except as provided otherwise in an applicable pricing supplement, we expect that additional debt securities issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Debt Securities Subject to Contingencies. Certain of the debt securities may provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In addition, subject to the discussion above under “—Debt Securities Subject to Early Redemption,” certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the holder. Debt securities containing these features may be characterized as “contingent payment debt instruments” for U.S. federal income tax purposes.

If the debt securities are properly characterized as contingent payment debt instruments for U.S. federal income tax purposes, such debt securities generally will be subject to Treasury regulations governing contingent payment debt instruments. Under those regulations, a U.S. Holder will be required to report OID based on a “comparable yield” and a “projected payment schedule,” both as described below, established by us for determining interest accruals and adjustments with respect to the debt security. A U.S. Holder that does not use the “comparable yield” and follow the “projected payment schedule” to calculate its OID on a debt security must timely disclose and justify the use of other estimates to the IRS. No payments on a contingent payment debt instrument are treated as qualified stated interest.

A “comparable yield” with respect to a debt security generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the debt security (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the debt security). Notwithstanding the foregoing, a comparable yield must not be less than the applicable U.S. federal rate based on the overall maturity of the debt security.

A “projected payment schedule” with respect to a debt security generally is a series of projected payments, the amount and timing of which would produce a yield to maturity on that debt security equal to the comparable yield. This projected payment schedule will consist of a projection for tax purposes of each non-contingent and contingent payment.

Based on the comparable yield and the projected payment schedule of the debt securities, a U.S. Holder of a debt security (regardless of its tax accounting method) generally will be required to accrue as OID the sum of the daily portions of interest on the debt security for each day in the taxable year on which the holder held the debt security, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the debt security, as set forth below. The daily portions of interest for a debt security are determined by allocating to each day in an accrual period the ratable portion of interest on the debt security that accrues in the accrual period. The amount of interest on the debt security that accrues in an accrual period is the product of the comparable yield on the debt security (adjusted to reflect the length of the accrual period) and the adjusted issue price of the debt security at the beginning of the accrual period. The adjusted issue price of a debt security at the beginning of the first accrual period will equal its issue price (as described above). For any subsequent accrual period, the adjusted issue price will be (i) the sum of the issue price of the debt security and any interest previously accrued on the debt security by a holder (without regard to any positive or negative adjustments, described below) minus (ii) the amount of any projected payments on the debt security for previous accrual periods.

A U.S. Holder of a debt security generally will be required to include in income OID in excess of actual cash payments received for certain taxable years. In addition to the accrued OID, a U.S.

Holder will be required to recognize interest income equal to the amount of any positive adjustment for a debt security for the taxable year in which a contingent payment is paid (including a payment of interest at maturity). A positive adjustment is the excess of actual payments in respect of contingent payments over the projected amount of contingent payments. A U.S. Holder also will be required to account for any “negative adjustment” for a taxable year in which a contingent payment is paid. A negative adjustment is the excess of the projected amounts of contingent payments over actual payments in respect of the contingent payments. A net negative adjustment is the amount by which total negative adjustments in a taxable year exceed total positive adjustments in such taxable year. A net negative adjustment (i) will first reduce the amount of interest for the debt security that a U.S. Holder would otherwise be required to include in income in the taxable year, and (ii) to the extent of any excess, will result in an ordinary loss equal to that portion of the excess as does not exceed the excess of (a) the amount of all previous interest inclusions under the debt security over (b) the total amount of the U.S. Holder’s net negative adjustments treated as ordinary loss on the debt security in prior taxable years. A net negative adjustment is not treated as a deductible miscellaneous itemized deduction under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above in (i) and (ii) will be carried forward to offset future interest income on the debt security or to reduce the amount realized on a sale, exchange, retirement or other disposition of the debt security.

If a contingent payment becomes fixed (within the meaning of applicable Treasury regulations) more than six months before its due date, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. The present value of each amount is determined by discounting the amount from the date the payment is due to the date the payment becomes fixed, using a discount rate equal to the comparable yield. If all contingent payments on the debt security become fixed, substantially contemporaneously, applicable Treasury regulations provide that, with regard to contingent payments that become fixed on a day that is more than six months before their due date, U.S. Holders should take into account positive or negative adjustments in respect of such contingent payments over the period to which they relate in a reasonable manner. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. A U.S. Holder’s tax basis in the debt security and the character of any gain or loss on the sale of the debt security will also be affected. U.S. Holders should consult their tax advisors concerning the application of these special rules, including as to what would be a “reasonable manner” in their particular situation.

We expect that the applicable pricing supplement will include a table that sets forth the following information with respect to the principal amount of the debt securities for each of the applicable accrual periods through the maturity date of the debt securities: (i) the amount of interest deemed to have accrued during the accrual period, and (ii) the total amount of interest deemed to have accrued from the issue date through the end of the accrual period. The table will be based upon a projected payment schedule and a comparable yield. The comparable yield will be determined based upon market conditions as of the date of the applicable pricing supplement. The comparable yield is likely to change between the date of any preliminary pricing supplement and the date of the related final pricing supplement. Therefore, the projected payment schedule included in any preliminary pricing supplement will be subject to change. We will determine the actual projected payment schedule and the actual comparable yield on the pricing date. Any tax accrual table included in a preliminary pricing supplement will be revised, and the revised table will be set forth in the final pricing supplement prepared in connection with the initial sale of the debt securities.

Upon a sale, exchange, retirement, or other disposition of a debt security prior to maturity, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement, or other disposition and that holder’s tax basis in the debt security. A U.S. Holder’s tax basis in a debt security generally will equal the cost of that debt security, increased by the amount of OID previously accrued by the holder for that debt security (without regard to any positive or negative adjustments) and reduced by any projected payments for previous periods on the debt securities. A U.S. Holder generally will treat any gain as interest income, and will treat any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss depending upon the U.S. Holder’s holding period for the debt security. The deductibility of capital losses by a U.S. Holder is subject to limitations.

U.S. Holders considering the purchase of debt securities with these features should carefully examine the applicable pricing supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences to a U.S. Holder of the purchase, ownership and disposition of such debt securities.

Non-U.S. Dollar-Denominated Debt Securities. Additional considerations apply to a U.S. Holder of a debt security payable in a currency other than U.S. dollars (“foreign currency”).

We refer to these securities as “Non-U.S. Dollar-Denominated Debt Securities.” In the case of payments of stated interest, U.S. Holders using the cash method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the foreign currency payment on a Non-U.S. Dollar-Denominated Debt Security (other than OID or market discount) when the payment of interest is received. The U.S. dollar value of the foreign currency payment is determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency received. The U.S. Holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment.

U.S. Holders using the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a Non-U.S. Dollar-Denominated Debt Security during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate the accrued interest income using the exchange rate on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the exchange rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate the interest using the exchange rate on the date of receipt. The above election will apply to all other debt obligations held by the U.S. Holder and the election may not be changed without the consent of the IRS. U.S. Holders should consult their own tax advisors before making the above election. Upon receipt of an interest payment (including, upon the sale of the debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), the holder will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income previously included in income with respect to such payment. This gain or loss will be treated as ordinary income or loss.

OID on a debt security that is also a Non-U.S. Dollar-Denominated Debt Security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above (regardless of such holder’s regular method of tax accounting). A U.S. Holder will recognize foreign currency exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). For these purposes, all receipts on a debt security will be viewed: (i) first, as the receipt of any stated interest payment called for under the terms of the debt security, (ii) second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and (iii) third, as the receipt of principal.

The amount of market discount on Non-U.S. Dollar-Denominated Debt Securities includible in income generally will be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the Non-U.S. Dollar-Denominated Debt Security is retired or otherwise disposed of. If a U.S. Holder elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. Holder will recognize foreign currency exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable bond premium on a Non-U.S. Dollar-Denominated Debt Security will be computed in the applicable foreign currency. If a U.S. Holder elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, foreign currency exchange gain or loss will be realized based on the difference between spot rates at such time and the time of acquisition of the Non-U.S. Dollar-Denominated Debt Security. If a U.S. Holder does not elect to amortize bond premium, the bond premium computed in the foreign currency must be translated into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by foreign currency exchange gain.

If a U.S. Holder purchases a Non-U.S. Dollar-Denominated Debt Security with previously owned foreign currency, foreign currency exchange gain or loss (which will be treated as ordinary income or loss) will be recognized in an amount equal to the difference, if any, between the tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the Non-U.S. Dollar-Denominated Debt Security, determined on the date of purchase.

Upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar-Denominated Debt Security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis in the Non-U.S. Dollar-Denominated Debt Security. The adjusted tax basis in a Non-U.S. Dollar-Denominated Debt Security will equal the amount paid for the Non-U.S. Dollar-Denominated Debt Security, increased by the amounts of any market discount or OID previously included in income with respect to the Non-U.S. Dollar-Denominated Debt Security and reduced by any amortized acquisition or other premium and any principal payments received in respect of the Non-U.S. Dollar-Denominated Debt Security. The amount of any payment in or adjustments measured by foreign currency will be equal to the U.S. dollar value of the foreign currency on the date of the purchase or adjustment. The amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the Non-U.S. Dollar-Denominated Debt Security is disposed of (or deemed disposed of as a result of a material change in the terms of the debt security). If, however, a Non-U.S. Dollar-Denominated Debt Security is traded on an established securities market and the U.S. Holder uses the cash basis method of tax accounting, the U.S. dollar value of the amount realized will be determined by translating the foreign currency payment at the spot rate of exchange on the settlement date of the purchase or sale. A U.S. Holder that uses the accrual basis method of tax accounting may elect the same treatment with respect to the purchase and sale of Non-U.S. Dollar-Denominated Debt Securities traded on an established securities market, provided that the election is applied consistently. This election cannot be changed without the consent of the IRS.

Except with respect to market discount as discussed above, and the foreign currency rules discussed below, gain or loss recognized upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar-Denominated Debt Security will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement, or other disposition, the Non-U.S. Dollar-Denominated Debt Security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

A portion of the gain or loss with respect to the principal amount of a Non-U.S. Dollar-Denominated Debt Security may be treated as foreign currency exchange gain or loss. Foreign currency exchange gain or loss will be treated as ordinary income or loss. For these purposes, the principal amount of the Non-U.S. Dollar-Denominated Debt Security is the purchase price for the Non-U.S. Dollar-Denominated Debt Security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the Non-U.S. Dollar-Denominated Debt Security and (ii) the U.S. dollar value of the principal amount determined on the date the Non-U.S. Dollar-Denominated Debt Security was purchased. The amount of foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the Non-U.S. Dollar-Denominated Debt Security.

The tax basis in foreign currency received as interest on a Non-U.S. Dollar-Denominated Debt Security will be the U.S. dollar value of the foreign currency determined at the spot rate in effect on the date the foreign currency is received. The tax basis in foreign currency received on the sale, exchange, retirement, or other disposition of a Non-U.S. Dollar-Denominated Debt Security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange, retirement or other disposition. As discussed above, if the Non-U.S. Dollar-Denominated Debt Securities are traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange, retirement, or other disposition. Accordingly, in such case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and settlement date of a sale, exchange, retirement, or other disposition. Any gain or loss recognized on a sale, exchange, retirement, or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase debt securities) will be ordinary income or loss.

Special rules may apply to Non-U.S. Dollar-Denominated Debt Securities that are also treated as contingent payment debt instruments. For the special treatment, if any, of Non-U.S. Dollar-Denominated Debt Securities that are also contingent payment debt securities, see the applicable pricing supplement.

Additional Medicare Tax on Unearned Income. Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the debt securities.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of debt securities. Non-U.S. Holders should consult their own tax advisors regarding the U.S. and non-U.S. tax considerations of acquiring, holding, and disposing of debt securities.

Payments of Interest. Under current U.S. federal income tax law and subject to the discussions below concerning backup withholding and The Foreign Account Tax Compliance Act (“FATCA”), principal (and premium, if any) and interest payments, including any OID, that are received from us or our agent and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax except as provided below. Interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

•	a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

•	a Non-U.S. Holder is a bank extending credit under a loan agreement in the ordinary course of its trade or business;

•

the interest payments on the debt security are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party (other than payments that are based on the value of a security or index of securities that are, and will continue to be, actively traded within the meaning of Section 1092(d) of the Code, and that are not nor will be a “United States real property interest” as described in Section 897(c)(1) or 897(g) of the Code); or

•	the Non-U.S. Holder does not satisfy the certification requirements described below.

A Non-U.S. Holder generally will satisfy the certification requirements if either: (A) the Non-U.S. Holder certifies to the applicable withholding agent, under penalties of perjury, that it is a non-United States person and provides its name and address (which certification may generally be made on an IRS Form W-8BEN or W-8BEN-E, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the debt security certifies to the applicable withholding agent under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is a non-United States person and furnishes us with a copy of the statement.

Payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Retirement of Debt Securities. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement, or other disposition of debt securities, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the debt security, and (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of a debt security, provided that certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange, or other disposition of such debt security.

Income Effectively Connected with a Trade or Business within the United States. If a Non-U.S. Holder of a debt security is engaged in the conduct of a trade or business within the United States and if interest (including any OID) on the debt security, or gain realized on the sale, exchange, or other disposition of the debt security, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such interest (including any OID) or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “—Consequences to U.S. Holders” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of debt securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Dividend Equivalent Payments. A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. However, it is possible that the debt securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting a reference asset or the debt securities, and following such occurrence the debt securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the reference assets or the debt securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the debt securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Convertible, Renewable, Extendible, Indexed, and Other Debt Securities

Special U.S. federal income tax rules are applicable to certain other debt securities, including contingent Non-U.S. Dollar-Denominated Debt Securities, debt securities that may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities or debt or equity securities of one or more third parties, debt securities the payments on which are determined or partially determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security. The material U.S. federal income tax considerations with respect to these debt securities will be discussed in the applicable pricing supplement.

Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of principal, any premium, and interest on the debt security, and the accrual of OID on an OID debt security. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of a debt security before maturity. Additionally, backup withholding generally will apply to any payments, including payments of OID, if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns or a U.S. Holder does not certify that it has not underreported its interest and dividend income.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge or reason to know that the holder is a United States person, or that the conditions of any exemption are not satisfied. However, we and other payors are required to report payments of interest on the debt securities on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the securities that we are offering. Whether an investment in these securities constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. The Treasury regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss, and certain exceptions will not be available if the loss from sale or exchange is treated as ordinary under Section 988. In general, certain securities issued in a foreign currency will be subject to the rules governing foreign currency exchange gain or loss. Therefore, losses realized with respect to such a security may constitute a Section 988 transaction, and a holder of such a security that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the securities that we are offering and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to such a transaction, they would be required to comply with these requirements.

Foreign Account Tax Compliance Act (“FATCA”)

Legislation commonly known as “FATCA” (sections 1471 through 1474 of the Code) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury to collect and provide to the Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

These withholding and reporting requirements generally apply to U.S. source periodic payments and to payments of gross proceeds from a sale or redemption. However, under proposed Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding under FATCA will apply to payments of gross proceeds from a sale or redemption (other than income treated as U.S.-source “fixed or determinable annual or periodical” income). If we (or an applicable withholding agent) determine withholding under FATCA is appropriate, we (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the debt securities, preferred stock, depositary shares, or common stock.

Estate Tax

A debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for U.S. federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

•	the income on the debt security would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

Taxation of Warrants and Structured Notes

The discussion of special U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of BofA Finance warrants and structured notes to be offered using this prospectus, including any tax considerations relating to the specific terms and provisions of the warrants and structured notes, will be included in applicable pricing supplement. Investors considering the purchase of such warrants and structured notes should carefully examine the applicable pricing supplement regarding the special U.S. federal income tax considerations, if any, of the acquisition, ownership and disposition of the warrants and structured notes.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of warrants and structured notes we are offering in light of their investment or tax circumstances.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Bank of America and/or BofA Finance may sell the securities offered using this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The underwriters, dealers, or agents may include BofA Securities, Inc. (“BofAS”) or any of our other broker-dealer affiliates.

Each applicable pricing supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

Bank of America and/or BofA Finance may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If Bank of America or BofA Finance sells securities to underwriters, it will enter into an agreement with them at the time of sale and will name them in the applicable pricing supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless otherwise specified in the applicable pricing supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

Bank of America and/or BofA Finance may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. Bank of America and/or BofA Finance will set forth the names of the dealers and the terms of the transaction in the applicable pricing supplement.

Distribution Through Agents

Bank of America and/or BofA Finance may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. Bank of America and/or BofA Finance will name any agent involved in the offer and sale, and describe any commissions payable by Bank of America and/or BofA Finance in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

Bank of America and/or BofA Finance may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. Bank of America and/or BofA Finance will describe the terms of any sales of this kind in the applicable pricing supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

Bank of America and/or BofA Finance may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their own accounts or as our agent.

In connection with an underwritten offering of the securities, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security prior to its issue date. Bank of America and/or BofA Finance may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. Bank of America and BofA Finance cannot assure you that there will be a liquid trading market for the offered securities.

Under agreements entered into with Bank of America and/or BofA Finance, underwriters and agents may be entitled to indemnification by Bank of America and/or BofA Finance against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

In the applicable pricing supplement, we will specify the settlement period for the offered securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, if Bank of America and/or BofA Finance specify a longer settlement cycle in the applicable pricing supplement for an offering of securities, purchasers who wish to trade those securities on any date prior to one business day before delivery of such securities, will be required to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Market-Making Transactions by Affiliates

Following the initial distribution of securities, broker-dealer affiliates of Bank of America and/or BofA Finance, including BofAS, may buy and sell the securities in market-making transactions as part of their business as broker-dealers. This prospectus and the applicable pricing supplement may be used by one or more affiliates of Bank of America and/or BofA Finance in connection with offers and sales related to market-making transactions in the securities. In a market-making transaction, such affiliate may resell the securities it acquires from other holders, after the original offering and sale of the securities, including by making short sales of the securities and may cover such short positions by borrowing the securities from us, our affiliates or others, or by purchasing the securities from us, our affiliates or others subject to an obligation to repurchase such securities at a later date. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal.

The aggregate initial offering price specified on the cover of the applicable pricing supplement will relate to the initial offering of securities not yet issued as of the date of this prospectus. This amount does not include any securities to be sold in market-making transactions. The securities to be sold in market-making transactions include securities issued after the date of this prospectus.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless Bank of America, BofA Finance or their respective agent informs you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

Conflicts of Interest

BofAS is a direct, wholly-owned subsidiary of Bank of America and an affiliate of BofA Finance, and unless otherwise set forth in the applicable pricing supplement, Bank of America or BofA Finance, as applicable, will receive the net proceeds of any offering in which BofAS participates as an underwriter, dealer or agent. The offer and sale of any securities by BofAS, or any other broker-dealer affiliate of Bank of America or BofA Finance that is a member of the Financial Industry Regulatory Authority, Inc., or “FINRA,” will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s offer and sale of securities of an affiliate.

As required by FINRA Rule 5121, any such offer and sale will not be made to any discretionary account without the prior approval of the customer.

The maximum commission or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

The underwriters, agents and their affiliates may engage in financial or other business transactions with Bank of America and its subsidiaries and BofA Finance in the ordinary course of business.

In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates, may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of Bank of America or its affiliates, including BofA Finance. These underwriters, dealers, agents, or their affiliates, that have a lending relationship with Bank of America routinely hedge their credit exposure to Bank of America consistent with their customary risk management policies. Typically, these parties would hedge such exposure to Bank of America by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities of Bank of America, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. These broker-dealers or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, an “ERISA Plan”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio. A fiduciary should also consider whether an investment in the offered securities may constitute a “prohibited transaction,” as described below.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as plans, accounts and other arrangements described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts and retirement plans covering self-employed persons) that are subject to Section 4975 of the Code, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s or such plan’s, account’s or arrangement’s investment in such entities (including, without limitation, as applicable, insurance company general accounts) (the foregoing, together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plans (referred to as “prohibited transactions”).

Because of their businesses, the issuers and certain of their affiliates may each be considered a “party in interest” or a “disqualified person” with respect to many Plans on account of being a service provider to such Plans. As a result, a prohibited transaction may arise if the offered securities are acquired by or on behalf of a Plan unless the offered securities are acquired and held pursuant to an available exemption. A party in interest or disqualified person that engages in a non-exempt prohibited transaction may be subject to excise taxes or other liabilities under ERISA and the Code. In addition, a fiduciary of the Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

In this regard, the U.S. Department of Labor has issued certain prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from or occurring in connection with the acquisition or holding of the offered securities. Those PTCEs include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan receives no less, nor pays no more, than adequate consideration in connection with the transaction (the so-called “Service Provider Exemption”). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the offered securities.

Governmental, church, non-U.S. and other plans (collectively, “Non-ERISA Arrangements”) are generally not subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to similar restrictions under state, federal, local or non-U.S. laws (“Similar Laws”). Fiduciaries of Non-ERISA Arrangements should consult with their counsel regarding the potential consequences of an investment in the offered securities under any applicable Similar Laws before acquiring the offered securities.

Accordingly, unless otherwise provided in connection with a particular offering of securities, the offered securities may not be acquired or held by any Plan unless one of the following exemptions (or another available exemption) applies to such acquisition and holding: PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14 and the Service Provider Exemption. Unless otherwise provided in connection with a particular offering of securities, each purchaser of the offered securities (or any interest therein) will be deemed to have represented and warranted on each day including the date of its acquisition of such offered securities (or interest therein) through and including the date of disposition of such offered securities (or interest therein) that:

(a)	it is not a Plan or Non-ERISA Arrangement;

(b)

if it is a Plan, its acquisition, holding and disposition of such offered securities (or interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code; or

(c)	if it is a Non-ERISA Arrangement, its acquisition, holding and disposition of such offered securities (or interest therein) will not violate any Similar Law and are not otherwise prohibited.

Moreover, any purchaser that is a Plan or Non-ERISA Arrangement or is acquiring the offered securities on behalf of a Plan or Non-ERISA Arrangement, including any fiduciary purchasing on behalf of a Plan or Non-ERISA Arrangement, will be deemed to have represented, in its corporate and its fiduciary capacity, by its acquisition and holding of the offered securities that (a) none of the issuers, the underwriters, the dealers, the agents or their respective affiliates (collectively, the “Sellers”) is a “fiduciary” (under Section 3(21) of ERISA or any Similar Laws, or under any final or proposed regulations thereunder), (b) no information provided by any Seller constitutes advice that has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the offered securities and the transactions contemplated with respect to the offered securities, and (c) no communication from any Seller to such purchaser with respect to the offered securities is intended to be impartial investment advice or rendered in its capacity as a fiduciary to such purchaser, in each case, unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited.

This discussion is a general summary of some of the rules which apply to Plans and Non-ERISA Arrangements and their related investment vehicles as of the date of this prospectus. The rules governing investments by Plans and Non-ERISA Arrangements may change frequently, and the Sellers have no duty to, nor will they, inform you about any changes to such rules if and when they occur. This summary does not describe all of the rules or other considerations that may be relevant to the investment in the offered securities by Plans or Non-ERISA Arrangements. The description above is not, and should not be construed as, legal advice or a legal opinion.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with the assets of any Plan or Non-ERISA Arrangement consult with its counsel regarding the consequences under ERISA and the Code, or any applicable Similar Law, of the acquisition and holding of the offered securities and the availability of exemptive relief under any class or statutory exemptions. The sale of the offered securities to a Plan or Non-ERISA Arrangement is in no respect a representation by any Seller that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

WHERE YOU CAN FIND MORE INFORMATION

Bank of America and BofA Finance have filed a registration statement on Form S-3 with the SEC relating to the debt securities of Bank of America and the debt securities and warrants of BofA Finance to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about Bank of America and BofA Finance. This prospectus summarizes material provisions of certain contracts and other documents and may not contain all of the information that you may find important. You should review the full text of these contracts and other documents, which have been included as exhibits to the registration statement.

Bank of America files annual, quarterly, and special reports, proxy statements and other information with the SEC. You may inspect Bank of America’s filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information Bank of America files with the SEC also are available at its website, www.bankofamerica.com. The SEC’s web address and Bank of America’s web address are included as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

The SEC allows Bank of America to incorporate by reference into this prospectus the information Bank of America files with the SEC. This means that:

•	incorporated documents are considered part of this prospectus;

•	Bank of America can disclose important information to you by referring you to those documents; and

•	information that Bank of America files with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

Bank of America incorporates by reference the documents listed below which were filed with the SEC under the Exchange Act:

•

its annual report on Form 10-K for the year ended December  31, 2024, including information specifically incorporated into Bank of America’s Form 10-K from Bank of America’s definitive proxy statement relating to Bank of America’s 2025 annual meeting of shareholders;

•	its quarterly reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025; and

•

its current reports on Form 8-K filed January 16, 2025, January  29, 2025, February  7, 2025, February  28, 2025, April  15, 2025, April  24, 2025, April  29, 2025, July  1, 2025, July  16, 2025, July  23, 2025, July  24, 2025, September  12, 2025, September  15, 2025, October  15, 2025, October  16, 2025 and November 26, 2025 (in each case, other than documents or information that is furnished but deemed not to have been filed).

Bank of America also incorporates by reference into this prospectus reports that it will file under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act during the period after the filing of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus until the termination of the offerings of securities covered by this prospectus, but not any information that may be furnished but that is not deemed to be filed.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Bank of America’s business, financial position, and results of operations may have changed since that date.

Because Bank of America is incorporating by reference its future reports that it files with the SEC, this prospectus is continually updated and those future reports may modify or supersede some of the information included in or incorporated by reference into this prospectus. Any statement contained in a document of Bank of America incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be part of this prospectus.

You may request a copy of any filings referred to above, at no cost, by contacting Bank of America at the following address or telephone number:

Bank of America Corporation

Fixed Income Investor Relations

100 North Tryon Street

Charlotte, North Carolina 28255-0065

1-866-607-1234

BofA Finance is a consolidated finance subsidiary of Bank of America, and Bank of America fully and unconditionally guarantees the securities issued by BofA Finance. No other subsidiary of Bank of America guarantees the securities of BofA Finance.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus and the applicable pricing supplement constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Bank of America’s actual results may differ materially from those set forth in its forward-looking statements. As a large, international financial services company, Bank of America faces risks that are inherent in the businesses and market places in which it operates. Information regarding important factors that could cause its future financial performance to vary from that described in its forward-looking statements is contained in its annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this prospectus, under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in subsequent filings of Bank of America that are incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of Bank of America’s annual report.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to Bank of America or any person on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, neither Bank of America nor BofA Finance undertakes any obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL MATTERS

The legality of the securities being registered will be passed upon for Bank of America and BofA Finance by McGuireWoods LLP, Charlotte, North Carolina. The validity of certain of the securities will be passed upon for Bank of America and BofA Finance by Davis Polk & Wardwell LLP, as special products counsel or by Sidley Austin LLP, as special products counsel. Davis Polk & Wardwell LLP will also pass upon certain legal matters relating to the securities for the underwriters. Each of McGuireWoods LLP, Davis Polk & Wardwell LLP and Sidley Austin LLP has in the past represented Bank of America and its affiliates and continues to represent Bank of America and its affiliates on a regular basis and in a variety of matters.

EXPERTS

The consolidated financial statements of Bank of America Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

BofA Finance LLC

Warrants, Series B

Fully and Unconditionally Guaranteed by Bank of America Corporation

PROSPECTUS SUPPLEMENT

December 8, 2025

BofA Securities